                                EXHIBIT 10.4(d)


                                 HEXCEL CORPORATION
                                        AND
                            CERTAIN OF ITS SUBSIDIARIES

                             _________________________

                     $345,000,000 SYNDICATED CREDIT FACILITIES
                      $10,000,000 EUROPEAN OVERDRAFT FACILITY
                             _________________________

                       AMENDED AND RESTATED CREDIT AGREEMENT

                             DATED AS OF MARCH 5, 1998

                             _________________________




                                       CREDIT   FIRST
                                       SUISSE   BOSTON


-----------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                                  Page
SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1  Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.2  Other Definitional Provisions. . . . . . . . . . . . . . . . . . . . . . 26

SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS . . . . . . . . . . . 26
     2.1  Revolving Credit Commitments . . . . . . . . . . . . . . . . . . . . . . 26
     2.2  Procedure for Revolving Credit Borrowing . . . . . . . . . . . . . . . . 26
     2.3  Use of Proceeds of Revolving Credit Loans. . . . . . . . . . . . . . . . 27

SECTION 3.  AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY. . . . . . . . . . . 27
     3.1  L/C Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     3.2  Procedure for Issuance of Letters of Credit. . . . . . . . . . . . . . . 28
     3.3  Fees, Commissions and Other Charges. . . . . . . . . . . . . . . . . . . 29
     3.4  L/C Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     3.5  Reimbursement Obligation of the Borrowers. . . . . . . . . . . . . . . . 30
     3.6  Obligations Absolute . . . . . . . . . . . . . . . . . . . . . . . . . . 31
     3.7  Letter of Credit Payments. . . . . . . . . . . . . . . . . . . . . . . . 32
     3.8  Application. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     3.9  Issuing Lender Reporting Requirements. . . . . . . . . . . . . . . . . . 32
     3.10  Transitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . 32

SECTION 4.  AMOUNT AND TERMS OF SWING LINE SUB-FACILITY. . . . . . . . . . . . . . 33
     4.1  Swing Line Commitments . . . . . . . . . . . . . . . . . . . . . . . . . 33
     4.2  Procedure for Swing Line Loan Borrowing. . . . . . . . . . . . . . . . . 33
     4.3  Refunding of Swing Line Loans. . . . . . . . . . . . . . . . . . . . . . 34
     4.4  Unconditional Obligation to Refund Swing Line Loans. . . . . . . . . . . 35
     4.5  Use of Proceeds of Swing Line Loans. . . . . . . . . . . . . . . . . . . 35

SECTION 5.  AMOUNTS AND TERMS OF EUROPEAN SUB-FACILITY . . . . . . . . . . . . . . 35
     5.1  European Revolving Credit Facility . . . . . . . . . . . . . . . . . . . 35
     5.2  Procedure for Borrowing Syndicated European Loans. . . . . . . . . . . . 36
     5.3  Procedure for Borrowing Local European Loans . . . . . . . . . . . . . . 36
     5.4  Matters Relating to Local European Loans . . . . . . . . . . . . . . . . 37
     5.5  Use of Proceeds of European Revolving Loans. . . . . . . . . . . . . . . 39
     5.6  Termination of Foreign Borrower Status . . . . . . . . . . . . . . . . . 39
     5.7  Resignation of Local Lender. . . . . . . . . . . . . . . . . . . . . . . 39
     5.8  Reporting by Local Lenders . . . . . . . . . . . . . . . . . . . . . . . 40

SECTION 6.  AMOUNTS AND TERMS OF EUROPEAN OVERDRAFT
                    FACILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
     6.1  European Overdraft Facility. . . . . . . . . . . . . . . . . . . . . . . 40
     6.2  Making of European Overdraft Loans . . . . . . . . . . . . . . . . . . . 41

                                                                                  Page
     6.3  Repayment of European Overdraft Loans. . . . . . . . . . . . . . . . . . 41
     6.4  Use of Proceeds of European Overdraft Loans. . . . . . . . . . . . . . . 41
     6.5  Adjustment of European Overdraft Commitment. . . . . . . . . . . . . . . 41

SECTION 7.  PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT;
               FEES AND PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . 42
     7.1  Repayment of Loans; Evidence of Debt . . . . . . . . . . . . . . . . . . 42
     7.2  Facility Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     7.3  Optional Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . 43
     7.4  Optional Termination or Reduction of Aggregate Revolving Credit
          Commitment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     7.5  Mandatory Reduction of Commitments and Prepayments . . . . . . . . . . . 44
     7.6  Conversion and Continuation Options. . . . . . . . . . . . . . . . . . . 46
     7.7  Minimum Amounts and Maximum Number of Tranches . . . . . . . . . . . . . 47
     7.8  Interest Rates and Payment Dates . . . . . . . . . . . . . . . . . . . . 47
     7.9  Computation of Interest and Fees . . . . . . . . . . . . . . . . . . . . 48
     7.10  Inability to Determine Interest Rate. . . . . . . . . . . . . . . . . . 49
     7.11  Pro Rata Treatment and Payments . . . . . . . . . . . . . . . . . . . . 49
     7.12  Illegality. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     7.13  Requirements of Law . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     7.14  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
     7.15  Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     7.16  Certain Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
     7.17  Change of Lending Office. . . . . . . . . . . . . . . . . . . . . . . . 55
     7.18  Overall Interest Rate for French Law. . . . . . . . . . . . . . . . . . 56
     7.19  Designation of Additional Borrowers . . . . . . . . . . . . . . . . . . 56
     7.20  European Monetary Union . . . . . . . . . . . . . . . . . . . . . . . . 57

SECTION 8.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . 58
     8.1  Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . . . . 58
     8.2  No Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     8.3  Corporate Existence; Compliance with Law . . . . . . . . . . . . . . . . 59
     8.4  Corporate Power; Authorization; Enforceable Obligations. . . . . . . . . 59
     8.5  No Legal Bar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
     8.6  No Material Litigation . . . . . . . . . . . . . . . . . . . . . . . . . 60
     8.7  No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     8.8  Ownership of Property; Liens . . . . . . . . . . . . . . . . . . . . . . 60
     8.9  Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . . . . 60
     8.10  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
     8.11  Federal Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     8.12  Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
     8.13  Investment Company Act; Other Regulations . . . . . . . . . . . . . . . 62
     8.14  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62

                                                                                  Page
     8.15  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . 62
     8.16  Collateral Documents. . . . . . . . . . . . . . . . . . . . . . . . . . 64
     8.17  Accuracy and Completeness of Information. . . . . . . . . . . . . . . . 64
     8.18  Projections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     8.19  Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
     8.20  Government Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . 64

SECTION 9.  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . 65
     9.1  Conditions to Initial Loans. . . . . . . . . . . . . . . . . . . . . . . 65
     9.2  Conditions to Each Loan. . . . . . . . . . . . . . . . . . . . . . . . . 68

SECTION 10.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . 68
     10.1  Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . 69
     10.2  Certificates; Other Information . . . . . . . . . . . . . . . . . . . . 69
     10.3  Payment of Obligations. . . . . . . . . . . . . . . . . . . . . . . . . 70
     10.4  Conduct of Business and Maintenance of Existence. . . . . . . . . . . . 70
     10.5  Maintenance of Property; Insurance. . . . . . . . . . . . . . . . . . . 71
     10.6  Inspection of Property; Books and Records; Discussions. . . . . . . . . 71
     10.7  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
     10.8  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . . 72
     10.9  Additional Collateral . . . . . . . . . . . . . . . . . . . . . . . . . 72

SECTION 11.  NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . 73
     11.1  Financial Condition Covenants . . . . . . . . . . . . . . . . . . . . . 73
     11.2  Limitation on Indebtedness. . . . . . . . . . . . . . . . . . . . . . . 74
     11.3  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . 75
     11.4  Limitation on Guarantee Obligations . . . . . . . . . . . . . . . . . . 77
     11.5  Limitation on Fundamental Changes . . . . . . . . . . . . . . . . . . . 78
     11.6  Limitation on Sale of Assets. . . . . . . . . . . . . . . . . . . . . . 78
     11.7  Limitation on Restricted Payments . . . . . . . . . . . . . . . . . . . 79
     11.8  Limitation on Investments . . . . . . . . . . . . . . . . . . . . . . . 79
     11.9  Limitation on Transactions with Affiliates. . . . . . . . . . . . . . . 81
     11.10  Limitation on Sales and Leasebacks . . . . . . . . . . . . . . . . . . 81
     11.11  Limitation on Changes in Fiscal Year or Accounting Treatment . . . . . 81
     11.12  Limitation on Negative Pledge Clauses. . . . . . . . . . . . . . . . . 81
     11.13  Limitation on Lines of Business. . . . . . . . . . . . . . . . . . . . 82
     11.14  Limitation on Modification of Agreements and Payments on
            Account of Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . 82
     11.15  No New Restrictions on Subsidiary Dividends. . . . . . . . . . . . . . 82

SECTION 12.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . 83

SECTION 13.  THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT . . . . . . . . . . 86

                                                                                  Page
     13.1  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
     13.2  Delegation of Duties. . . . . . . . . . . . . . . . . . . . . . . . . . 87
     13.3  Exculpatory Provisions. . . . . . . . . . . . . . . . . . . . . . . . . 87
     13.4  Reliance by Administrative Agent and Collateral Agent . . . . . . . . . 87
     13.5  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
     13.6  Non-Reliance on Administrative Agent, Collateral Agent and Other
           Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
     13.7  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . 89
     13.8  Agents in their Individual Capacities . . . . . . . . . . . . . . . . . 89
     13.9  Successor Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . 90

SECTION 14.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 91
     14.1  Amendments and Waivers. . . . . . . . . . . . . . . . . . . . . . . . . 91
     14.2  Release of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . 92
     14.3  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 92
     14.4  No Waiver; Cumulative Remedies. . . . . . . . . . . . . . . . . . . . . 93
     14.5  Survival of Representations and Warranties. . . . . . . . . . . . . . . 93
     14.6  Payment of Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . 94
     14.7  Successors and Assigns; Participations and Assignments. . . . . . . . . 95
     14.8  Adjustments; Set-off. . . . . . . . . . . . . . . . . . . . . . . . . . 97
     14.9  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
     14.10  Certain Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 98
     14.11  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
     14.12  Integration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
     14.13  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99
     14.14  Submission To Jurisdiction; Waivers. . . . . . . . . . . . . . . . . . 99
     14.15  Acknowledgements . . . . . . . . . . . . . . . . . . . . . . . . . . .100
     14.16  WAIVERS OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . . .101
     14.17  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . . .101
     14.18  Judgment Currency. . . . . . . . . . . . . . . . . . . . . . . . . . .101


SCHEDULES
Schedule I     Lenders; Commitments
Schedule II    Addresses for Notices
Schedule 3.10  Existing Letters of Credit
Schedule 7.5   Permitted Property Sales
Schedule 8.4   Additional Foreign Law Requirements
Schedule 8.6   Existing Litigation
Schedule 8.14  Subsidiaries
Schedule 8.15  Environmental Matters
Schedule 9.1   International Counsel
Schedule 11.2  Indebtedness
Schedule 11.3  Liens
Schedule 11.4  Guarantee Obligations
Schedule 11.9  Permitted Transactions with Affiliates
Schedule 11.14 Permitted Payments of Indebtedness

EXHIBITS
Exhibit A      Form of Revolving Credit Note
Exhibit B      Form of Swing Line Note
Exhibit C-1    Form of Company Guaranty
Exhibit C-2    Form of Company Pledge Agreement
Exhibit D-1    Form of Subsidiary Guaranty
Exhibit D-2    Form of Subsidiary Pledge Agreement
Exhibit E      Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
Exhibit F-1    Form of Notice of Borrowing (Drawings)
Exhibit F-2    Form of Notice of Borrowing (Conversions)
Exhibit F-3    Form of Notice of Borrowing (Continuations)
Exhibit G      Form of Assignment and Acceptance
Exhibit H      Form of Compliance Certificate
Exhibit I      Form of Additional Borrower Joinder Agreement
Exhibit J      Form of Local Lender Joinder Agreement

          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 5, 1998, among:

(a) HEXCEL CORPORATION, a Delaware corporation (with its successors and permitted assigns, the "COMPANY");

(b) the FOREIGN BORROWERS from time to time parties hereto (together with the Company, the "BORROWERS");

(c)  the LENDERS from time to time parties hereto;

(d) CITIBANK, N.A., a national banking association, as collateral agent (the "COLLATERAL AGENT");

(e) CITICORP SECURITIES, INC., a Delaware corporation, as syndication agent (the "SYNDICATION AGENT") for the Lenders

(e) CREDIT SUISSE FIRST BOSTON, a Swiss banking association ("CSFB"), as documentation agent (in such capacity, the "DOCUMENTATION AGENT") and as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders.

                                 W I T N E S S E T H:

          WHEREAS, the Company is a party to the Credit Agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "EXISTING AGREEMENT"), with the Foreign Borrowers from time to time parties thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as collateral agent, and CSFB, as administrative agent;

          WHEREAS, the Company has requested that the Existing Agreement be amended as more fully described herein;

          WHEREAS, each of the parties to the Existing Agreement is agreeable to the requested amendments, but only upon the terms and subject to the conditions set forth herein, and each of the parties to the Existing Agreement, for convenience of reference, has agreed to restate the Existing Agreement as so amended;

          WHEREAS, each of the Banks and the other parties hereto are agreeable to the terms and provisions of the Existing Agreement as amended and restated hereby;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to the Existing Agreement agree that the Existing Agreement shall be and hereby is amended and restated in its entirety and the parties hereto hereby agree as follows:

                               SECTION 1.  DEFINITIONS

          1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings:

          "ABR": for any day, a rate PER ANNUM equal to the greater of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ABR LOANS": Loans (including, without limitation, Swing Line Loans) the rate of interest applicable to which is based upon the ABR.

          "ADDITIONAL BORROWER":  as defined in subsection 7.19(a).

          "ADDITIONAL BORROWER JOINDER AGREEMENT": an Additional Borrower Joinder Agreement, substantially in the form of Exhibit I, delivered pursuant to subsection 7.19(b).

          "ADMINISTRATIVE AGENT":  as defined in the preamble hereto.

          "AFFILIATE": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; PROVIDED that Hexcel Foundation shall be deemed not to be an "Affiliate" of the Company or any of its Subsidiaries during such time as Hexcel Foundation maintains its status as a not-for-profit corporation for purposes of California law.

          "AGGREGATE OUTSTANDING EXTENSIONS OF CREDIT": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate outstanding principal amount of all Revolving Credit Loans made by such Revolving Credit Lender and (b) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the L/C Obligations and Swing Line Loans then outstanding.

          "AGGREGATE REVOLVING CREDIT COMMITMENT": $345,000,000, as such amount may be reduced from time to time pursuant to this Agreement.

          "AGREEMENT": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "APPLICABLE FACILITY FEE RATE": (a) for each day when a Pricing Adjustment

     Event is not continuing, the rate equal to 0.250% PER ANNUM and (b) for each day when a Pricing Adjustment Event is continuing, the rate per annum set forth below opposite the Leverage Ratio then in effect:

                  -----------------------------------------
                           Leverage Ratio          Facility
                                                     Fee
                  -----------------------------------------
                   Greater than or equal to 4.5     .375%
                   to 1.0

                   Greater than or equal to 4.0     .325%
                   to 1.0, but less than 4.5 to
                   1.0

                   Greater than or equal to 3.5     .300%
                   to 1.0, but less than 4.0 to
                   1.0

                   Greater than or equal to 3.0     .250%
                   to 1.0, but less than 3.5 to
                   1.0

                   Greater than or equal to 2.5     .225%
                   to 1.0, but less than 3.0 to
                   1.0

                   Less than 2.5 to 1.0            .1875%
                  -----------------------------------------

          "APPLICABLE MARGIN": (a) for each day when a Pricing Adjustment Event is not continuing, the rate per annum set forth under the relevant column heading below opposite the Leverage Ratio then in effect:

                 ----------------------------------------------
                                                 Margin

                   Leverage Ratio
                                       ------------------------
                                        Eurodollar    ABR Loans
                                          Loans
                 ----------------------------------------------
                 Greater than or equal      0.625%         0%
                 to 4.0

                 Greater than or equal      0.500%         0%
                 to 3.5 to 1.0, but less
                 than 4.0 to 1.0

                 Less than 3.5 to 1.0       0.375%         0%
                 ----------------------------------------------

          (b) for each day when a Pricing Adjustment Event is continuing, the rate per annum set forth under the relevant column heading below opposite the Leverage Ratio then in effect:

                 ----------------------------------------------
                                                 Margin

                   Leverage Ratio
                                       ------------------------
                                        Eurodollar    ABR Loans
                                          Loans
                 ----------------------------------------------
                 Greater than or equal       1.125%     0.125%
                 to 4.5 to 1.0

                 Greater than or equal       0.925%       0%
                 to 4.0 to 1.0, but less
                 than 4.5 to 1.0

                 Greater than or equal       0.700%       0%
                 to 3.5 to 1.0, but less
                 than 4.0 to 1.0

                 Greater than or equal       0.625%       0%
                 to 3.0 to 1.0, but less
                 than 3.5 to 1.0

                 Greater than or equal       0.400%       0%
                 to 2.5 to 1.0, but less
                 than 3.0 to 1.0

                 Less than 2.5 to 1.0        0.3125%      0%
                 ----------------------------------------------

          (c) Notwithstanding the foregoing and regardless of whether a Pricing Adjustment Event shall then be continuing, (i) the "Applicable Margin" from time to time for Swing Line Loans shall be the same as the "Applicable Margin" then in effect for ABR Loans and (ii) the "Applicable Margin" from time to time for Eurocurrency Loans denominated in Optional Currencies shall be increased by any additional "associated reserve costs" (or analogous costs) not otherwise included in the Eurocurrency Rate.

          "APPLICATION": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

          "ASSIGNEE":  as defined in subsection 14.7(c).

          "AVAILABLE REVOLVING CREDIT COMMITMENT": as to any Revolving Credit Lender, at any time, an amount equal to the excess, if any, of
     (a) such Revolving Credit Lender's Revolving Credit Commitment over (b) the sum of (i) such Revolving Credit Lender's Aggregate Outstanding Extensions of Credit and (ii) such Revolving Credit Lender's Revolving Credit Commitment Percentage of the Reserved Proceeds then outstanding.

          "BANKRUPTCY EVENT":  any event described in Section 12(f)(i) or
     (ii).

          "BORROWERS":  as defined in the preamble hereto.

          "BORROWING DATE": any Business Day specified in a Notice of Borrowing pursuant to subsection 2.2, 4.2, 5.2, 5.3 or 6.2 as a date on which the relevant Borrower requests the Lenders to make Loans hereunder.

          "BUSINESS DAY": a day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close (a) in New York, New York and (b) in the case of Eurocurrency Loans, (i) in London, England and either (A) in the case of Loans denominated in (1) Austrian shillings, in Vienna, Austria, (2) Belgian francs, in Brussels, Belgium, (3) Dutch guilders, in Amsterdam, The Netherlands, (4) French francs, in Lyon, France, (5) German marks, in Frankfurt-am-Main, Germany, (6) Italian lire, in Milan, Italy, (7) Spanish pesetas, in Madrid, Spain, and (8) any other currency, the principal financial center of the jurisdiction in which such Loan is being made and (B) in the case of Letter of Credit transactions for a particular Issuing Lender, in the place where its office for issuance or administration of the pertinent Letter of Credit is located.

          "CAPITAL EXPENDITURE": an expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations); PROVIDED, that (i) Capital Expenditures shall include (A) that portion of Financing Leases which is incurred and capitalized on the balance sheet of the Company and its Subsidiaries and (B) expenditures for equipment that is purchased simultaneously with the trade-in or disposal of existing equipment owned by the Company or any of its Subsidiaries, to the extent the gross purchase price of the purchased equipment exceeds the actual value attributed to such equipment at the time of such trade-in or disposal; and (ii) Capital Expenditures shall exclude expenditures made in connection with the replacement or restoration of Property, to the extent reimbursed or financed from insurance or condemnation proceeds.

          "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "CASH EQUIVALENTS": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $250,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc.

     ("MOODY'S"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. '' 9601 ET SEQ., as amended, any successor statutes, and any regulations or legally enforceable guidelines promulgated thereunder.

          "CERCLIS" is defined in subsection 8.15(f).

          "CHANGE OF CONTROL" means the occurrence of any of the following events:

          (i) (A) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act, but other than Specialty Chemicals and its Affiliates) beneficially owns, directly or indirectly, more than 25% of the total voting power of the voting stock of the Company and (B) the total voting power of the voting stock of the Company beneficially owned by such "person" exceeds that which is beneficially owned by the Specialty Chemicals and its Affiliates; or

          (ii) at any time, individuals who constitute the Board of Directors of the Company on the date hereof (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved pursuant to the Governance Agreement or by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

          "CHEMICAL HOLDINGS" means Ciba Specialty Chemical Holdings Inc., a Swiss corporation, and its successors.

          "CLOSING DATE": the date on which the conditions precedent set forth in subsection 9.1 shall be satisfied.

          "CODE": the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL": all assets of the Credit Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document (it being understood that, on the Closing Date, the only such assets constituting "Collateral" shall be capital stock).

          "COLLATERAL AGENT":  as defined in the preamble hereto.

          "COMMERCIAL LETTER OF CREDIT":  as defined in subsection 3.1(b).

          "COMMITMENT PERIOD": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Aggregate Revolving Credit Commitment shall terminate as provided herein.

          "COMMONLY CONTROLLED ENTITY": an entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

          "COMPANY":  as defined in the preamble.

          "COMPANY GUARANTY": the Guaranty, substantially in the form of Exhibit C-1, made by the Company in favor of the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "COMPANY PLEDGE AGREEMENT": the Pledge Agreement, substantially in the form of Exhibit C-2, made by the Company in favor of the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "CONTAMINANT" means any pollutant, hazardous substance, radioactive substance, toxic substance, hazardous waste, radioactive waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls (PCBs), or any hazardous or toxic constituent thereof and includes, but is not limited to, these terms as defined under Environmental, Health or Safety Requirements of Law.

          "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "CREDIT DOCUMENTS": this Agreement, the Notes, the Applications, the Guarantees and the Security Documents.

          "CREDIT PARTIES": the Company and each of its Subsidiaries (including, without limitation, each Foreign Borrower) which is a party to a Credit Document.

          "CSFB":  as defined in the preamble.

          "DEFAULT": any of the events specified in Section 12, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "DIC": the joint venture entered into between the Company and Dainippon Ink & Chemicals, Inc., pursuant to that certain Parent Company Agreement dated as of April 17, 1990 (as amended) under which the Company and Dainippon caused Hexcel Technologies, Inc. and DIC Technologies, Inc. (Wholly-owned Subsidiaries of the Company and Dainippon Ink & Chemicals, Inc., respectively) to enter into that certain Participants Agreement dated as of September 14, 1990 (as amended) pursuant to which Hexcel Technologies, Inc. and DIC Technologies, Inc. formed Hexcel-DIC Partnership ("HDP") and pursuant to which Hexcel Technologies, Inc. and DIC Technologies Inc., caused HDP to form DIC-Hexcel, Ltd. as a Wholly-owned Subsidiary of HDP.

          "DOLLAR EQUIVALENT" means, with respect to any Optional Currency at the time of determination thereof, the equivalent of such currency in Dollars determined at the rate of exchange quoted by the Administrative Agent in New York, New York at 12:00 noon (New York time) on the last Business Day of the most recently completed calendar quarter (or, if the Administrative Agent so elects or any Lender so requests, on the date of determination), to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Optional Currency.

          "DOLLARS" and "$": dollars in lawful currency of the United States of America.

          "DOMESTIC SUBSIDIARY": any Subsidiary of the Company organized under the laws of any jurisdiction within the United States.

          "EBITDA": for any period on a combined basis for any Person, (i) the sum of the amounts for such period for such Person of (A) Net Income, (B) depreciation and amortization expense, (C) total Interest Expense, (D) charges for federal, state, local and foreign income taxes and (E) extraordinary losses (including restructuring charges and business acquisition and consolidation expenses) and other nonoperating expenses that have been deducted in the determination of such Net Income, MINUS (ii) the sum of (A) extraordinary gains not already excluded from the determination of such Net Income (including, without limitation, gains in connection with the sale of Property and gains based upon market valuation, GAAP valuation or sale of securities) and
     (B) interest and other nonoperating income.

          "ELIGIBLE ASSIGNEE" means (i) a Lender or any Affiliate thereof;
     (ii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000;
     (iii) a finance company, insurance company, other financial institution or fund, reasonably acceptable to the Administrative Agent, that is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $5,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or any State thereof that has a net worth, determined in accordance with GAAP, in excess of $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, as long as such bank is acting through a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; (vi) the central bank of any country that is a member of the OECD; or (vii) a finance company, insurance company, bank, other financial institution or fund acceptable to the Administrative Agent, which acceptance shall not be unreasonably withheld; and, in each case, is capable of making Loans in accordance with the terms hereof both in the United States and in each country in which an Optional Currency is the national currency.

          "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to foreign, European Union, United States federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to any law, regulation, or order relating to the use, handling, or disposal of any Contaminant, any law, regulation, or order relating to Remedial Action and any law, regulation, or order relating to workplace or worker safety and health, and such Requirements of Law as are promulgated by the specifically authorized Governmental Authority responsible for administering such Requirements of Law, each as from time to time hereafter in effect.

          "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirements of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

          "ENVIRONMENTAL PROPERTY TRANSFER ACTS" means any applicable Requirement of Law that, for environmental reasons, conditions, restricts, prohibits or requires any notification, Remedial Action or disclosure triggered by the closure of any Property, the transfer, sale or lease of any Property or deed or title for any Property or any change in the direct or indirect ownership or control of any Property, including, but not limited to, any so-called "Industrial Site Recovery Acts" or "Responsible Transfer Acts".

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "EUROCURRENCY BASE RATE": the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of the relevant Interest Period (as specified in the applicable Notice of Borrowing) by reference to the "British Bankers' Association Interest Settlement
     Rates" for deposits in Dollars or the relevant Optional Currency (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period (rounded, if necessary, upward to the nearest whole multiple of 1/16th of 1%); PROVIDED that (x) with respect to any European Overdraft Loans or any other Eurocurrency Loan having an Interest Period of seven (7) days or (y) to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "Eurocurrency Base Rate" shall be the interest rate per annum determined by the Administrative Agent (or, in the case of the European Overdraft Loans, by the European Overdraft Lender) to be the average (rounded upward to the nearest whole multiple of one-sixteenth of one percent (0.0625%) per annum, if such average is not such a multiple) of the rates per annum at which deposits in Dollars or the relevant Optional Currency are offered to major banks in the London interbank market in London, England by CSFB at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to the beginning of such Interest Period.

          "EUROCURRENCY LOANS": Loans the rate of interest applicable to which is based upon the Eurocurrency Rate.

          "EUROCURRENCY RATE": with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%, if the Eurocurrency Reserve Requirements are greater than zero):

                   Eurocurrency Base Rate
             ________________________________________

             1.00 - Eurocurrency Reserve Requirements

          "EUROCURRENCY RESERVE REQUIREMENTS" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of Eurocurrency Liabilities (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any bank to United States residents).

          "EUROPEAN OVERDRAFT LENDER": Citibank, N.A. (and its successors and permitted assigns), in its capacity as the lender of the European Overdraft Loans.

          "EUROPEAN OVERDRAFT COMMITMENT": $10,000,000 (or the Local Equivalent thereof), as such amount may be adjusted from time to time in accordance with the provisions of subsection 6.5

          "EUROPEAN OVERDRAFT LOANS":  as defined in subsection 6.1.

          "EUROPEAN REVOLVING LOANS":  as defined in subsection 5.1(a).

          "EVENT OF DEFAULT": any of the events specified in Section 12, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "EXCHANGE ACT": the Securities Exchange Act of 1934 (as amended from time to time) and any successor statute.

          "EXISTING AGREEMENT":  as defined in the recitals.

          "EXISTING TRANSACTION DOCUMENTS" means, collectively:

          (a) the Strategic Alliance Agreement, the Subordinated Ciba Notes, the Subordinated Ciba Notes Indenture, the Governance Agreement and all other agreements contemplated by, or entered into by the Company and its Subsidiaries pursuant to or in connection with, the Strategic Alliance Agreement;

          (b) the Asset Purchase Agreement relating to the acquisition by the Company of the assets constituting the composite products division of Hercules Incorporated and any other documents or agreements delivered thereunder or in connection therewith; and

          (c) the Asset Purchase Agreement relating to the acquisition by the Company of the satellite division and certain other assets of Fiberite Holdings Inc. and any other documents or agreements delivered thereunder or in connection therewith.

          "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

          "FINANCING LEASE": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "FIXED CHARGES" means, for any period for any Person, the sum, without duplication, of the amounts for such period of (i) Interest Expense of such Person, (ii) the payments of principal on Indebtedness for borrowed money required to be paid during such period by such Person, including, without limitation, the principal component of Financing Lease obligations and
     (iii) cash dividends paid in respect of Capital Stock by such Person.

          "FIXED CHARGE COVERAGE RATIO" means, for any period of four consecutive fiscal quarters, the ratio of (i) EBITDA of the Company and its Subsidiaries for such period, MINUS Capital Expenditures paid by the Company and its Subsidiaries during such period, PLUS Net Proceeds of asset sales received during such period to the extent not included in the calculation of EBITDA for such period to (ii) Fixed Charges of the Company and its Subsidiaries for such period.

          "FOREIGN BORROWERS": subject to the provisions of subsection 5.6, the collective reference to each of:

        (i) Hexcel (U.K.) Limited, a corporation organized and existing under the laws of England and Wales ("HEXCEL-U.K.");

        (ii) Hexcel Composites Limited, a corporation organized and existing under the laws of the United Kingdom ("COMPOSITES-UK");

        (iii)   Hexcel S.A., a French societe anonyme ("HEXCEL-FRANCE");

        (iv)    Hexcel Fabrics S.A., a French societe anonyme
                ("FABRICS-FRANCE");

        (v)     Hexcel Composites S.A., a French societe anonyme
                ("COMPOSITES-FRANCE");

        (vi) Hexcel Composites S.A., a company organized and existing under the laws of Belgium ("HEXCEL-BELGIUM");

        (vii) Salver S.r.l., a limited liability company organized and existing under the laws of Italy ("SALVER");

        (viii) Hexcel Composites GmbH, a company organized and existing under the laws of Austria ("COMPOSITES-AUSTRIA");

        (ix) Hexcel Composites S.A., a corporation organized and existing under the laws of Spain ("HEXCEL-SPAIN");

        (x) Hexcel Composites GmbH, a corporation organized and existing under the laws of Germany ("HEXCEL-GERMANY"); and

        (xi) each other Foreign Borrower from time to time designated in accordance with the provisions of subsection 7.19.

          "FOREIGN BORROWER SUBLIMIT" means, with respect to (a) Composites-Austria, $2,000,000, (b) Salver, $4,000,000 and (c) each other Foreign Borrower, $35,000,000 (or, in each case, the Local Equivalent thereof), as any such amount may be modified from time to time for the relevant Foreign Borrower by the Company with the prior consent of the Administrative Agent and any affected Local Lender.

          "FOREIGN EMPLOYEE BENEFIT PLAN" means any employee benefit plan as defined in Section 3(3) of ERISA that is maintained or contributed to for the benefit of the employees of the Company or any Commonly Controlled Entity or any of the Company's Subsidiaries, but which is not covered by ERISA pursuant to ERISA Section 4(b)(4).

          "FOREIGN PENSION PLAN" means any Foreign Employee Benefit Plan that, under applicable local law, is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained by a Governmental Authority.

          "FOREIGN PLEDGE AGREEMENT": each pledge agreement (or analogous agreement) by and between the Company or a Domestic Subsidiary, as applicable, and the Collateral Agent pledging 65% of the ownership interest (other than shares required by applicable law to be owned by another Person for the qualification of directors or to satisfy minimum shareholder requirements) held directly by the Company or such Domestic Subsidiary (as the case may be) in each Material Subsidiary thereof (other than Hexcel Chemical Products (U.K.) Limited, Hexcel Foreign Sales Corp. and Hexcel do Brasil Servicos S/C Ltda.), as each such pledge agreement may be amended, supplemented or otherwise modified from time to time.

          "FOREIGN SUBSIDIARY": any Subsidiary of the Company organized under the laws of any jurisdiction outside the United States of America.

          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time; PROVIDED that, for purposes of determining compliance with the provisions of subsection 11.1, "GAAP" shall mean generally accepted account principles in the United States of America as in effect on December 31, 1996.

          "GOVERNANCE AGREEMENT" means the Governance Agreement dated as of February 29, 1996 by and between Chemical Holdings (as successor to Ciba-Geigy Limited) and the Company, as the same may be amended, supplemented or otherwise modified from time to time.

          "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "GUARANTEE OBLIGATION": as to any Person (the "GUARANTEEING PERSON"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other similar obligations (the "PRIMARY OBLIGATIONS") of any other third Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; PROVIDED, HOWEVER, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

          "GUARANTOR": any Person delivering a Guaranty pursuant to this Agreement.

          "GUARANTEES":  the collective reference to (a) the Company Guaranty,
     (b) the Subsidiary Guaranty and (c) each other guaranty hereafter delivered to the Collateral Agent to support the obligations and liabilities of any Borrower hereunder and under any of the other Credit Documents.

          "INDEBTEDNESS":  of any Person at any date (and without duplication),
     (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
     (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof; PROVIDED, HOWEVER, that
     (i) for purposes of calculating compliance with the financial covenants contained in subsection 11.1 only, the term "Indebtedness" shall include only such obligations which would be reflected in a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP and (ii) for purposes of Section 12(e) only, the term "Indebtedness" shall also include obligations under Interest Rate Agreements and obligations on account of currency hedging arrangements.

          "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INSOLVENT":  pertaining to a condition of Insolvency.

          "INTEREST COVERAGE RATIO": for any period of four consecutive fiscal quarters, the ratio of (a) EBITDA of the Company and its Subsidiaries for such period to (b) total Interest Expense of the Company and its Subsidiaries for such period.

          "INTEREST EXPENSE": for any period on a combined basis for any Person, all of the following as determined in conformity with GAAP: (i) total interest expense, whether paid or accrued (without duplication) (including the interest component of Financing

     Lease obligations for such period), including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and net costs under Interest Rate Agreements, but excluding, however, (w) amortization of discount, (x) capitalized debt issuance costs, (y) interest paid in property other than cash and (z) any other interest expense not payable in cash, MINUS (ii) any net payments received during such period under Interest Rate Agreements.

          "INTEREST PAYMENT DATE": (a) as to any ABR Loan, the third Business Day of each January, April, July and October for the period ending on (and including) the last day of the immediately preceding December, March, June or September, respectively, (b) as to any Eurocurrency Loan (including, in any event, any European Overdraft Loan) having an Interest Period of three months or less, the last day of such Interest Period and (c) as to any Eurocurrency Loan (including, in any event, any European Overdraft Loan) having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period (or, if such day is not a Business Day, the next succeeding Business
     Day) and the last day of such Interest Period; PROVIDED that interest payable on account of European Overdraft Loans shall be paid quarterly, on the last Business Day of each March, June, September and December.

          "INTEREST PERIOD":  with respect to any Eurocurrency Loan:

          (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter (or, unless any Lender shall object thereto, nine months or seven days thereafter), as selected by the relevant Borrower in its Notice of Borrowing given with respect thereto; and

          (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter (or, unless any Lender shall object thereto, nine months or seven days thereafter), as selected by the relevant Borrower by irrevocable notice to the Administrative Agent delivered by 11:00 a.m. (New York City time or, with respect to continuations of Loans denominated in Optional Currencies, London, England time) not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the

                                                                           17
          Termination Date shall end on the Termination Date;

               (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (4) the relevant Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurocurrency Loan during an Interest Period for such Loan;

     PROVIDED, FURTHER, that European Overdraft Loans shall have an Interest Period of one day.

          "INTEREST RATE AGREEMENT": any interest rate swap, option, cap, collar or insurance or any other agreement or arrangement with any Lender (or any Affiliate thereof) which is designed to provide protection against fluctuations in interest rates, and any renewals thereof or substitutions therefor;

          "INVESTMENT": any (a) advance, loan, extension of credit or capital contribution to, (b) purchase of any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or similar investment in, or (c) for purposes of subsection 11.8(j) only, incurrence of any Guarantee Obligation with respect to obligations of, any Person.

          "ISSUING LENDER": with respect to any Letter of Credit, CSFB or any other Revolving Credit Lender appointed by the Company (PROVIDED that such other Revolving Credit Lender is reasonably acceptable to the Administrative Agent and agrees to serve in the capacity of Issuing Lender), in its capacity as issuer thereof.

          "L/C COMMITMENT":  $30,000,000 (or the Local Equivalent thereof).

          "L/C FEE PAYMENT DATE": the last Business Day of each March, June, September, and December.

          "L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

          "L/C PARTICIPANTS": with respect to any Letter of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender with respect thereto.

          "LENDERS": the collective reference to the Revolving Credit Lenders, the Swing Line Lender, the European Overdraft Lender and each Issuing Lender.

          "LETTERS OF CREDIT":  as defined in paragraph 3.1.

          "LEVERAGE RATIO": for any period of four consecutive fiscal quarters, the ratio of Indebtedness of the Company and its Subsidiaries on a consolidated basis as of the last day of such period to EBITDA of the Company and its Subsidiaries for such period.

          "LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, losses and damages with respect to or arising out of any of the following: personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, voluntary disclosures made to, or settlements with, the United States Government, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future, including interest, if any, thereon.

          "LIEN": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "LOAN": any Revolving Credit Loan, Swing Line Loan or European Overdraft Loan, as the context shall require.

          "LOCAL EQUIVALENT" means, with respect to any amount of Dollars at the time of determination thereof, the equivalent of such currency in the relevant Optional Currency determined at the rate of exchange quoted by the Administrative Agent in New York, New York at 11:00 a.m. (local time) on the date of determination, to prime banks in the jurisdiction of the principal market for the trading of the relevant Optional Currency for the spot purchase in such foreign exchange market of such amount of such Optional Currency with such amount of Dollars.

          "LOCAL EUROPEAN LOAN":  as defined in subsection 5.1(a)(ii).

          "LOCAL LENDER" means, with respect to Local European Loans borrowed by
     (a) Hexcel-Belgium, Credit Suisse First Boston, (b) Salver, Istituto Bancario San Paolo di Torino S.p.A., (c) Composites-Austria, Credit Suisse First Boston and (d) Hexcel-Spain, Credit Suisse First Boston Aktiengesellschaft and (e) any Additional Borrower, the Lender (or affiliate thereof) which has delivered a Local Lender Joinder Agreement with respect to such Additional Lender, in each case in such Local Lender's capacity as the lender of such Local European Loans.

          "LOCAL LENDER JOINDER AGREEMENT": a Local Lender Joinder Agreement, substantially in the form of Exhibit J, delivered pursuant to subsection 7.19(b).

          "LOCAL LOAN BORROWER": Hexcel-Belgium, Salver, Composites-Austria, Hexcel-Spain and each other Foreign Borrower as to which a Local Lender has agreed to make Local European Loans.

          "MAJORITY LENDERS": at any time, Lenders having Revolving Credit Commitment Percentages which aggregate more than 50% of the Aggregate Revolving Credit Commitment then in effect or if the Aggregate Revolving Credit Commitment has been terminated, then 50% of the Aggregate Outstanding Extensions of Credit.

          "MATERIAL ADVERSE EFFECT": a material adverse effect on (i) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, taken as a whole, (ii) the ability of the Borrowers or of the Subsidiary Guarantors, taken as a whole, to perform their obligations under the Credit Documents or (iii) the ability of the Lenders, the Collateral Agent or the Administrative Agent to enforce the Credit Documents.

          "MATERIAL SUBSIDIARY": each Foreign Borrower and each other Subsidiary of the Company that has assets or annual revenues in excess of $2,500,000.

          "MULTICURRENCY SUBLIMIT" means, at any date, the amount equal to (a) $200,000,000 MINUS (b) the aggregate principal amount of Indebtedness then outstanding which was incurred pursuant to subsection 11.2(g).

          "MULTIEMPLOYER PLAN": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "NET INCOME" means, for any period for any Person, the net income (or loss) after taxes for such period taken as a single accounting period, determined in conformity with GAAP.

          "NET PROCEEDS": with respect to any Net Proceeds Event or series of related Net Proceeds Events in which the aggregate proceeds is in excess of $1,000,000 (or the Local Equivalent thereof), (a) the gross cash consideration, and all cash proceeds (as and when received) of non-cash consideration (including, without limitation, any such cash proceeds in the nature of principal and interest payments on account of promissory notes or similar obligations), received by the Company and its Subsidiaries in connection with such Net Proceeds Event, MINUS (b) the sum, without duplication, of (i) any taxes which are paid or actually payable to any federal, state, local or foreign taxing authority by the Company and its Subsidiaries and are directly attributable to the receipt of such Net Proceeds, (ii) the amount of fees and commissions (including reasonable investment banking fees payable to Persons other than Affiliates of the Company) legal, accounting, consulting, survey, title and recording tax expenses and other costs and expenses directly incident to such Net Proceeds Event which are paid or payable by the Company and its Subsidiaries, (iii) the amount of such net cash proceeds which are attributable to (and payable to) minority interests, (iv) the amount of any reserve reasonably maintained by the Company and its Subsidiaries with respect to indemnification obligations owing pursuant to the definitive documentation pursuant to which the Net
     Proceeds Event is consummated (with any unused portion of such reserve to constitute Net Proceeds on the date upon which the indemnification obligations terminate) and (v) the amount of Indebtedness (other than intercompany Indebtedness), if any, which is required to be repaid at the time or as a result of such Net Proceeds Event out of the proceeds thereof;

          "NET PROCEEDS EVENT": (a) the sale, transfer or other disposition by the Company or any of its Subsidiaries of any real or personal, tangible or intangible, property (including, without limitation, any Capital Stock, but other than inventory and obsolete or worn-out property which is sold, transferred or otherwise disposed of in the ordinary course of business) of the Company or such Subsidiary to any Person (other than to the Company or any of its Subsidiaries) and (b) the recovery by the Company and its Subsidiaries of amounts owing to them under property insurance policies.

          "NON-EXCLUDED TAXES":  as defined in subsection 7.14(a).

          "NOTE": a Revolving Credit Note or a Swing Line Note, as the context shall require; collectively, the "NOTES."

          "NOTICE OF BORROWING": with respect to (a) any borrowing of Loans, a Notice of Borrowing (Drawings), substantially in the form of Exhibit F-1,
     (b) any conversion of Loans, a Notice of Borrowing (Conversions), substantially in the form of Exhibit F-2 and (c) any continuation of Eurocurrency Loans, a Notice of Borrowing (Continuations), substantially in the form of Exhibit F-3 hereto.

          "NPL":  as defined in subsection 8.15(f).

          "OBLIGATIONS" means, to the extent arising hereunder, under the Notes or under any other Credit Document, all Loans, advances, debts, liabilities and obligations owing by (as applicable) the Borrowers or any Domestic Subsidiary that has executed a Domestic Guaranty to the Administrative Agent, any Lender, any Affiliate of the Administrative Agent or any Lender or any Person entitled to indemnification pursuant to subsection 13.7, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether or not for the payment of money, whether arising (i) under or in connection with any cash management services provided by the Administrative Agent or any Affiliate of the Administrative Agent, or (ii) by reason of (A) an extension of credit, (B) opening or amendment of a Letter of Credit or payment of any draft drawn thereunder, (C) loan, (D) guaranty or (E) indemnification or (iii) in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired. The term includes, without limitation, all interest, charges, expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrowers hereunder or under any other Credit Document.

          "OPTIONAL CURRENCY": the lawful currency of Austria (Austrian shillings), Belgium (Belgian francs), France (French francs), Germany (Deutschemarks), The

     Netherlands (Dutch guilders), the United Kingdom (British pounds sterling ("Euro sterling")), Italy (Italian lire), Spain (Spanish pesetas) or any other jurisdiction which the Company has requested in writing to have designated as an "Optional Currency" and as to which each Revolving Credit Lender (or the European Overdraft Lender, in the case of European Overdraft Loans to be made in such currency) has agreed in writing to such designation.

          "PARTICIPANT":  as defined in subsection 14.7(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "PERMITTED BELGIAN CAPITAL": Investments made by the Company and its Subsidiaries in Hexcel-Belgium and acquisitions by the Company and its Subsidiaries of assets of Hexcel-Belgium in order to provide capital to Hexcel-Belgium; PROVIDED that (a) the aggregate principal amount of such Investments (other than Investments taking the form of intercompany loans) and acquisitions shall not exceed $20,000,000 (or the Local Equivalent thereof) and (b) the aggregate principal amount of such Investments which take the form of intercompany loans shall not at any one time exceed the amount equal to $20,000,000 (or the Local Equivalent thereof).

          "PERMITTED SUBORDINATED INDEBTEDNESS":  the collective reference to
     (a) the Subordinated Debentures, (b) the Subordinated Convertible Notes and
     (c) the Subordinated Ciba Notes.

          "PERSON": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PLAN": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in
     Section 3(5) of ERISA.

          "PLEDGE AGREEMENTS": the collective reference to (a) the Company Pledge Agreement, (b) the Foreign Pledge Agreements and (c) the Subsidiary Pledge Agreements.

          "PRICING ADJUSTMENT EVENT": the failure of Specialty Chemicals to beneficially own (directly or indirectly) at least 30% of the issued and outstanding voting stock of the Company.

          "PRIME RATE": the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City.

          "PROPERTY" means any real or personal property, including plant, building, facility, structure, underground storage tank or unit, equipment, inventory, general intangible, receivable, or other asset owned, leased or operated by the Company or any of its Subsidiaries, as applicable (including any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

          "REFUNDED SWING LINE LOANS":  as defined in subsection 4.3(a).

          "REGISTER":  as defined in subsection 14.7(d).

          "REGULATION U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "REIMBURSEMENT OBLIGATION": the obligation of the Company to reimburse the Issuing Lender pursuant to subsection 3.5 for amounts drawn under Letters of Credit issued by it.

          "RELEASE" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

          "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

          "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "REPORTABLE EVENT": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg.
     ' 2615.

          "REQUIRED LENDERS": at any time, Lenders having Revolving Credit Commitment Percentages which aggregate more than 66-2/3% of the sum of the Aggregate Revolving Credit Commitment then in effect or if the Aggregate Revolving Credit Commitment has been terminated, then 66-2/3% of the Aggregate Outstanding Extensions of Credit.

          "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "RESERVED PROCEEDS": at any date, the aggregate amount of Net Proceeds received by the Company and its Subsidiaries on account of any Net Proceeds Event described in clause (a) of the definition of such term which was consummated within the immediately preceding 180 days, other than any such Net Proceeds which (x) have been reinvested in assets similar to those from which such Net Proceeds were derived during such 180-day period or (y) have been applied in accordance with the terms of subsection 7.5(f) (it being understood that amounts not so applied pursuant to the provisions of clause (x) or (y) of the proviso to subsection 7.5(f) shall be deemed not to constitute "Reserved Proceeds").

          "RESPONSIBLE OFFICER":  with respect to:

          (a) any Borrower, the chief executive officer, chief operating officer, senior vice president for finance and administration or chief financial officer of the Company or, with respect to financial matters, the senior vice president for finance and administration, chief financial officer, treasurer or controller of such Borrower; and

          (b) any Borrower (other than the Company) which does not have any of the relevant officers described in clause (a) above, the senior manager, financial manager or equivalent position (as applicable) of such Borrower.

          "REVOLVING CREDIT COMMITMENT": as to any Revolving Credit Lender, its obligation to make Revolving Credit Loans to and/or issue or participate in Swing Line Loans and/or Letters of Credit issued on behalf of the Borrowers hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender's name on Schedule I under the heading "Revolving Credit Commitment".

          "REVOLVING CREDIT COMMITMENT PERCENTAGE": as to any Revolving Credit Lender at any time, the percentage which such Revolving Credit Lender's Revolving Credit Commitment then constitutes of the Aggregate Revolving Credit Commitment (or, at any time after the Aggregate Revolving Credit Commitment shall have expired or terminated, the Revolving Credit Commitment Percentage of such Lender immediately prior to such expiry or termination).

          "REVOLVING CREDIT LENDERS": each bank or other financial institution holding a Revolving Credit Commitment hereunder (or, after the last day of the Commitment Period, having any Aggregate Outstanding Extensions of Credit hereunder); collectively, the "REVOLVING CREDIT LENDERS".

          "REVOLVING CREDIT LOANS":  as defined in subsection 2.1.

          "REVOLVING CREDIT NOTE":  as defined in subsection 7.1(e).

          "SECURITY DOCUMENTS": the collective reference to the Company Pledge Agreement, the Subsidiary Pledge Agreement, the Foreign Pledge Agreements and all other security documents hereafter delivered to the Administrative Agent or the Collateral Agent granting a Lien on any asset or assets of any Person to secure the Loans and other obligations and liabilities of any Borrower hereunder and under any of the other Credit Documents or to secure any guarantee thereof.

          "SINGLE EMPLOYER PLAN": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "SOLVENT", when used with respect to any Person, means that at the time of determination, (A) (i) the fair market value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities), and (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured, and (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature, and (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted; and (B) with respect to Hexcel-U.K. and Composites-UK only, such Person is not unable to pay its debts within the meaning of Section 123 of the Insolvency Act of 1986, and will not become unable to pay its debts within the meaning of that Section in consequence of its entry into the Credit Agreement and Transaction Documents.

          "SPECIALTY CHEMICALS": the collective reference to Chemical Holdings and Ciba Specialty Chemicals Corporation, a Delaware corporation, and their successors.

          "STANDBY LETTER OF CREDIT":  as defined in subsection 3.1(b).

          "STRATEGIC ALLIANCE AGREEMENT" means the Strategic Alliance Agreement dated as of September 29, 1995 and amended as of December 12, 1995 and as of February 28, 1996, among the Company and Specialty Chemicals (as successor to Ciba-Geigy Limited and Ciba-Geigy Corporation), as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with subsection 11.14.

          "SUBORDINATED CIBA NOTES": the Increasing Rate Senior Subordinated Notes, due 2003, issued or to be issued by the Company in an aggregate principal amount not to exceed $43,000,000 (as such amount may be adjusted in accordance with the Strategic Alliance Agreement) and governed by the terms of the Subordinated Ciba Notes Indenture.

          "SUBORDINATED CIBA NOTES INDENTURE": the Indenture, dated as of February 29, 1996, between the Company and First Trust of California, N.A., as trustee, as such agreement has been amended pursuant to the First Supplemental Indenture, dated as of June 27, 1996, thereto and as such agreement may be further amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

          "SUBORDINATED CONVERTIBLE NOTES": the 7% Convertible Subordinated Notes, due 2003, issued by the Company in the aggregate original principal amount of up to

     $115,000,000 and governed by the terms of the Subordinated Convertible Notes Indenture.

          "SUBORDINATED CONVERTIBLE NOTES INDENTURE": the Indenture, dated as of July 24, 1996, between the Company and First Trust of California, National Association, as trustee, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

          "SUBORDINATED DEBENTURES": the 7% Convertible Subordinated Debentures, due 2011, issued by the Company in the aggregate original principal amount of up to $35,000,000 and governed by the terms of the Subordinated Debenture Indenture.

          "SUBORDINATED DEBENTURE INDENTURE": the Indenture, dated as of August 1, 1986, between the Company and The Bank of California, N.A., as trustee, as such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

          "SUBSIDIARY": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person; PROVIDED, that Hexcel Foundation shall not be deemed a Subsidiary of the Company for as long as it maintains its status as a not-for-profit corporation for purposes of California law. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "SUBSIDIARY GUARANTOR": each Subsidiary of the Company which is party to a Subsidiary Guaranty.

          "SUBSIDIARY GUARANTY": the Guaranty, substantially in the form of Exhibit D-1, made by each Domestic Subsidiary of the Company in favor of the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "SUBSIDIARY PLEDGE AGREEMENT": the Pledge Agreement, substantially in the form of Exhibit D-2, made by certain Domestic Subsidiaries of the Company in favor of the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time.

          "SWING LINE COMMITMENT": at any date, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to subsection 6.1 in the amount referred to therein.

          "SWING LINE LENDER":  CSFB.

          "SWING LINE LOANS":  as defined in subsection 4.1.

          "SWING LINE NOTE":  as defined in subsection 7.1(e).

          "SYNDICATED EUROPEAN LOAN":  as defined in subsection 5.1(a)(i).

          "SYNDICATION AGENT":  as defined in the preamble.

          "TERMINATION DATE":  March 4, 2003.

          "TRANCHE": the collective reference to Eurocurrency Loans having then current Interest Periods which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "EUROCURRENCY TRANCHES".

          "TRANSACTION DOCUMENTS" means the Credit Documents and all other agreements or instruments executed and delivered or to be executed and delivered pursuant hereto or thereto or in connection herewith or therewith or any of the transactions contemplated hereby or thereby.

          "TRANSFEREE":  as defined in subsection 14.7(h).

          "TYPE": as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

          "UNIFORM CUSTOMS": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "WHOLLY-OWNED SUBSIDIARY": with respect to any Person, a corporation, company having limited liability or societe anonyme, 100% (or in the case of any entity which is organized under the laws of a jurisdiction outside of the United States of America, 98%) of the Capital Stock of which is owned, directly or indirectly, by such Person (other than shares required by applicable law to be owned by another Person for the qualification of directors or to satisfy minimum shareholder requirements).

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


             SECTION 2.  AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

          2.1 REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, each Revolving Credit Lender severally agrees to make revolving credit loans ("REVOLVING CREDIT LOANS") to the Company from time to time during the Commitment Period; PROVIDED that, after giving effect to the making of such Revolving Credit Loan and the use of proceeds thereof, (i) the Aggregate Outstanding Extensions of Credit of all Revolving Credit Lenders shall not exceed the Aggregate Revolving Credit Commitment then in effect and
(ii) the Available Revolving Credit Commitment of such Lender shall not be less than zero. During the Commitment Period the Company may use the Aggregate Revolving Credit Commitment by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans may from time to time be (i) Eurocurrency Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 2.2 and 7.6, PROVIDED that (x) no Revolving Credit Loan shall be made as a Eurocurrency Loan after the day that is one month prior to the Termination Date and (y) any Revolving Credit Loans to be made on the Closing Date initially shall be made as ABR Loans.

          2.2 PROCEDURE FOR REVOLVING CREDIT BORROWING. The Company may borrow Revolving Credit Loans under the Aggregate Revolving Credit Commitment during the Commitment Period on any Business Day, PROVIDED that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., New York City time,
(a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurocurrency Loans or (b) on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurocurrency Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurocurrency Loans, the amount of such Type of Loan and the length of the initial Interest Period therefor. Each borrowing under the Aggregate Revolving Credit Commitment (other than any borrowing of Swing Line Loans or of Revolving Credit Loans the proceeds of which are used to refund Swing Line Loans) shall be in an amount equal to (x) in the case of ABR Loans, $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $2,000,000, such lesser amount) and (y) in the case of Eurocurrency Loans, $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its Revolving Credit Commitment Percentage of each borrowing available to the

Administrative Agent for the account of the Company at the office of the Administrative Agent specified in subsection 14.3 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Leners and in like funds as received by the Administrative Agent.

          2.3 USE OF PROCEEDS OF REVOLVING CREDIT LOANS. (a) The proceeds of the Revolving Credit Loans shall be utilized by the Company for general corporate purposes of the Company and its Subsidiaries.


            SECTION 3.  AMOUNT AND TERMS OF LETTER OF CREDIT SUB-FACILITY

          3.1 L/C COMMITMENT. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in subsection 3.4(a), agrees to issue letters of credit ("LETTERS OF CREDIT") for the account of any Borrower on any Business Day during the Commitment Period in such form as may be approved from time to time by such Issuing Lender; PROVIDED that such Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment, (ii) the Available Revolving Credit Commitment of any Revolving Credit Lender would be less than zero or (iii) the Aggregate Outstanding Extensions of Credit of all Revolving Credit Lenders would exceed the Aggregate Revolving Credit Commitment then in effect.

          (b) Each Letter of Credit shall (i) be denominated in Dollars or an Optional Currency, (ii) be (x) a standby letter of credit (a "STANDBY LETTER OF CREDIT") issued to support obligations of the Company or any of its Subsidiaries, contingent or otherwise, or to finance the working capital and business needs of the Company or any of its Subsidiaries in the ordinary course of business (including, without limitation, to secure or support lines of credit obtained by Foreign Subsidiaries in accordance with the terms hereof) or (y) a commercial letter of credit (a "COMMERCIAL LETTER OF CREDIT") issued in respect of the purchase of goods or services by the Company and its Subsidiaries in the ordinary course of business and (iii) expire no later than the earlier of (x) the date that is 12 months after the date of its issuance and (y) five Business Days prior to the Termination Date; PROVIDED that any Letter of Credit with an expiration date occurring up to twelve months after such Letter of Credit's date of issuance may be automatically renewable for subsequent 12-month periods (but in no event to a date which is later than five Business Days prior to the Termination Date) unless the Issuing Lender with respect to such Letter of Credit shall have given 60 days' prior written notice to the relevant Borrower and the beneficiary of such Letter of Credit that it will not be renewed. Notwithstanding the foregoing, at the request of any Borrower and with the consent of the Administrative Agent, any Letter of Credit issued for the account of such Borrower may have an expiration date which is later than the date set forth in clause (iii)(x) and (y) above, PROVIDED that such Borrower agrees that, from and after the Termination Date, it shall provide to the Administrative Agent, as collateral security for the L/C Obligations on account of such Letter of Credit, an amount of cash which is equal to at least 105% of the face amount thereof.

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (i) such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or (ii) in the case of any requested Letter of Credit to be denominated in an Optional Currency, such Issuing Lender is not reasonably satisfied that deposits in the relevant Optional Currency will be freely available to it for the relevant period of time.

          3.2 PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. Any Borrower may request that an Issuing Lender issue a Letter of Credit at any time during the Commitment Period by delivering to such Issuing Lender (with a copy to the Administrative Agent) at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days (or, in the case of Letters of Credit denominated in Optional Currencies, four Business Days) after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by such Issuing Lender and the relevant Borrower. Each Issuing Lender shall furnish to the Company and the Administrative Agent a copy of each Letter of Credit issued by such Issuing Lender, promptly following the issuance thereof.

          3.3 FEES, COMMISSIONS AND OTHER CHARGES. (a) The Borrowers shall pay to the Administrative Agent, for the account of the relevant Issuing Lender and the L/C Participants, a letter of credit fee with respect to each Standby Letter of Credit, computed for the period from and including the date of issuance of such Letter of Credit to the expiration date of such Standby Letter of Credit, at a rate per annum equal to the Applicable Margin then in effect for Revolving Credit Loans which are Eurocurrency Loans (calculated on the basis of the actual number of days elapsed over a 360-day year) of the aggregate face amount of Standby Letters of Credit outstanding (of which 1/4 of 1% of such aggregate face amount shall be for the account of the Issuing Lender with respect thereto and the remainder of such amount shall be for the ratable account of such Issuing Lender and the L/C Participations). Such fee shall be payable to the Administrative Agent, for the ratable account of the Revolving Credit Lenders, in arrears on each L/C Fee Payment Date (commencing on June 30, 1998, for the period ending on, and including, the last day of the immediately preceding December, March, June or September, respectively) and on the Termination Date.

          (b) The Borrowers shall pay to the Administrative Agent, for the account of the relevant Issuing Lender and the L/C Participants, a letter of credit fee with respect to each

Commercial Letter of Credit at a flat rate equal to 50% of the Applicable Margin then in effect for Revolving Credit Loans which are Eurocurrency Loans (calculated on the basis of the actual number of days elapsed over a 360-day year) of the aggregate face amount of such Commercial Letter of Credit outstanding (of which 1/4 of 1% of such aggregate face amount shall be for the account of the Issuing Lender with respect thereto and the remainder of such amount shall be for the ratable account of such Issuing Lender and the L/C Participations). Such fee shall be payable to the Administrative Agent, for the ratable account of the Revolving Credit Lenders, on the first L/C Fee Payment Date (commencing on June 30, 1998, for the period ending on, and including, the last day of the immediately preceding December, March, June or September, respectively) to occur following the issuance of such Commercial Letter of Credit.

          (c) In addition to the foregoing fees and commissions, the Borrowers shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued by it.

          (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the relevant Issuing Lender and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

          3.4 L/C PARTICIPATIONS. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage from time to time in effect in such Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with such Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the relevant Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's then Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; PROVIDED that, if such demand is made prior to 12:00 Noon, New York City time, on a Business Day, such L/C Participant shall make such payment to such Issuing Lender prior to the end of such Business Day and otherwise such L/C Participant shall make such payment on the next succeeding Business Day.

          (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to paragraph 3.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal funds rate, as quoted by such Issuing Lender, during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to paragraph 3.4(a) is not in fact made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of an Issuing Lender submitted to any L/C Participant with respect to any amounts owing to such Issuing Lender under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit issued by it and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with subsection 3.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the relevant Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will promptly distribute to such L/C Participant its Revolving Credit Commitment Percentage thereof; PROVIDED, HOWEVER, that in the event that any such payment received by such Issuing Lender and distributed to the L/C Participants shall be required to be returned by such Issuing Lender, each such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

          3.5 REIMBURSEMENT OBLIGATION OF THE BORROWERS. (a) Each Borrower agrees to reimburse the relevant Issuing Lender on the same Business Day on which a draft is presented under any Letter of Credit issued by such Issuing Lender for the account of such Borrower and paid by such Issuing Lender, PROVIDED that such Issuing Lender provides notice to such Borrower prior to 12:00 Noon, New York City time, on such Business Day and otherwise such Borrower will reimburse the Issuing Lender on the next succeeding Business Day; PROVIDED, FURTHER, that the failure to provide such notice shall not affect the absolute and unconditional obligation of such Borrower to reimburse the relevant Issuing Lender for any draft paid under any Letter of Credit issued by it. Each Issuing Lender shall provide notice to the relevant Borrower on such Business Day as a draft is presented and paid by such Issuing Lender indicating the amount of (i) such draft so paid and (ii) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment. Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the currency in which such Letter of Credit was denominated and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by the Borrowers under this subsection from the date such amounts become payable until payment in full at (i) in the case of amounts owing in Dollars, the rate which would be payable on any outstanding Loans that are ABR Loans which were then overdue and (ii) in the case of amounts owing in Optional Currencies, the rate reasonably determined by the Issuing Lender as reflecting its cost of funds for the maintenance of such extension of credit on an overnight basis PLUS 2% above the Applicable Margin then in effect for ABR Loans.

          (c) Each drawing under any Letter of Credit shall constitute a request by the relevant Borrower to the Administrative Agent for a borrowing of ABR Loans (in the case of Letters of Credit denominated in Dollars) or Local European Loans (in the case of Letters of Credit denominated in Optional Currencies) in the amount and currency of such drawing. The Borrowing Date with respect to such borrowing shall be the date of such drawing.

          3.6 OBLIGATIONS ABSOLUTE. (a) The obligations of each Borrower under subsection 3.5(a) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any Borrower may have or have had against the relevant Issuing Lender, any L/C Participant or any beneficiary of a Letter of Credit.

          (b) Each Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and such Borrower's Reimbursement Obligations under subsection 3.5(a) shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii) any dispute between or among such Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (iii) any claims whatsoever of such Borrower against any beneficiary of such Letter of Credit or any such transferee.

          (c) Neither the Issuing Lender with respect to any Letter of Credit nor any L/C Participant with respect thereto shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with such Letter of Credit, except for errors or omissions caused by such Issuing Lender's gross negligence or willful misconduct.

          (d) Each Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit issued by it or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on such Borrower and shall not result in any liability of such Issuing Lender or any L/C Participant to such Borrower.

          3.7 LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the responsibility of the Issuing Lender thereof to the relevant Borrower in connection with such draft shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          3.8 APPLICATION. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.

          3.9 ISSUING LENDER REPORTING REQUIREMENTS. Each Issuing Lender shall, no later than the fifth Business Day following the last day of each calendar month and on the last

Business Day of each calendar quarter (or, to the extent that the Administrative Agent so agrees, not more than two Business Days thereafter), provide to the Administrative Agent and the Company separate schedules for Commercial Letters of Credit and Standby Letters of Credit issued by such Issuing Lender, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate L/C Obligations outstanding to such Issuing Lender at the end of each month or calendar quarter, as the case may be, and any information requested by the Administrative Agent or the Company relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit issued by it. Promptly following receipt by the Administrative Agent of the quarterly schedule, the Administrative Agent shall provide to each Revolving Credit Lender a report containing such information.

          3.10 TRANSITIONAL PROVISIONS. Schedule 3.10 lists certain letters of credit issued prior to the date hereof by the Revolving Credit Lenders for the account of the Borrowers. On the Closing Date, (i) such letters of credit, to the extent outstanding, shall be automatically and without further action by the parties thereto converted to Letters of Credit Issued pursuant to this Section 3 for the account of the Borrower who presently is the account party thereunder and subject to the provisions hereof, and for this purpose the fees specified in Sections 3.3 shall be payable (in substitution for any fees set forth in the reimbursement agreement relating to such letters of credit) as if such letters of credit had been issued on the Closing Date and (ii) the face amount of such letters of credit shall be included in the calculation of the aggregate amount of outstanding L/C Obligations. No letter of credit converted in accordance with this subsection 3.10 shall be amended, extended or renewed without the prior written consent of the Administrative Agent. To the extent that any fees with respect to the letters of credit listed on Schedule 3.10 were paid in advance to the issuing bank under such letter of credit, the Administrative Agent shall use reasonable efforts (but shall otherwise not be obligated) to obtain a PRO RATA refund for the relevant Borrower of such fees to the extent such fees were paid in respect of any time period during which such letter of credit shall be a letter of credit on account of the provisions of this subsection. Notwithstanding anything set forth in Section 3.2(c)(A), to the extent that any letter of credit listed on Schedule 3.10 has an expiration date in excess of one year, such letter of credit shall continue in full force and effect pursuant to the terms hereof after the Closing Date through its stated expiration date (but shall be cash collateralized upon terms reasonably satisfactory to the relevant Issuing Lender during the period from the Termination Date through such stated expiration date).

     SECTION 4.  AMOUNT AND TERMS OF SWING LINE SUB-FACILITY

          4.1 SWING LINE COMMITMENTS. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees to make swing line loans (the "SWING LINE LOANS") to the Company on any Business Day from time to time during the Commitment Period in an aggregate principal amount not to exceed $15,000,000 at any one time outstanding; PROVIDED that, after giving effect to the making of such Swing Line Loan, the Aggregate Outstanding Extensions of Credit of all Revolving Credit Lenders shall not exceed the Aggregate Revolving Credit Commitment then in effect. Amounts borrowed under this subsection 4.1 may be repaid and, to but excluding the Termination Date, reborrowed.

          (b) All Swing Line Loans shall be made and maintained as ABR Loans and, notwithstanding the provisions of subsection 7.6, shall not be entitled to be converted into Eurocurrency Loans; PROVIDED that nothing contained in this subsection 4.1 shall prohibit the conversion into Eurocurrency Loans of any Revolving Credit Loans the proceeds of which are utilized to refund Swing Line Loans.

          4.2 PROCEDURE FOR SWING LINE LOAN BORROWING. The Company may borrow under the Swing Line Commitment during the Commitment Period on any Business Day; PROVIDED that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 1:30 P.M., New York City time), on the requested borrowing date (which shall be a Business Day) specifying the amount of each requested Swing Line Loan, which shall be in a minimum amount of $1,000,000 or a multiple of $100,000 in excess thereof. Upon receipt of any such notice from the Company the Administrative Agent shall promptly notify the Swing Line Lender thereof.
 The Swing Line Lender will make the amount of its Swing Line Loan available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in subsection 14.3 prior to 2:30 P.M., New York City time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. The proceeds of each Swing Line Loan will then be made immediately available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the amount made available to the Administrative Agent by the Swing Line Lender and in like funds as received by the Administrative Agent.

          4.3 REFUNDING OF SWING LINE LOANS. (a) The Administrative Agent, at any time in its sole and absolute discretion, may (or, upon the request of the Swing Line Lender, shall) on behalf of the Company (which hereby irrevocably directs the Administrative Agent to act on its behalf) request that each Revolving Credit Lender make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Commitment Percentage of the then outstanding principal amount of Swing Line Loans (the "REFUNDED SWING LINE LOANS") on the date such notice is given (regardless of whether the Refunded Swing Line Loans comply with the minimum borrowing provisions of subsection 4.2). In the event that the Swing Line Lender makes its request for refunding of the Swing Line Loans, each Revolving Credit Lender shall make the proceeds of its Revolving Credit Loan available in immediately available funds to the Administrative Agent, for the benefit of the Swing Line Lender, at the office of the Administrative Agent specified in subsection 14.3 prior to 11:00 A.M., New York City time, on the first Business Day following such request (or, if such request is made prior to 10:00 A.M., New York City time, on any date, then the proceeds of such Revolving Credit Loans shall instead be so made available to the Administrative Agent prior to 2:00 P.M., New York City time, on the date of such request); PROVIDED, HOWEVER, that in the event that any Bankruptcy Event shall have occurred and be continuing, the Revolving Credit Lenders shall not make such Revolving Credit Loans and the provisions of subsection 6.3(b) shall apply.

          (b) If, prior to the making of a Revolving Credit Loan pursuant to subsection 4.3(a), a Bankruptcy Event shall have occurred and be continuing, each Revolving Credit Lender will, on the date such Revolving Credit Loan was to have been made, purchase from the Swing

Line Lender an undivided participating interest in the Swing Line Loan to be refunded in an amount equal to its Revolving Credit Commitment Percentage of such Swing Line Loan to be refunded. Each Revolving Credit Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation.

          (c) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Swing Line Loan to be refunded pursuant to subsection 4.3(b), the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding and funded) in like funds as received; PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender (together with such Revolving Credit Lender's ratable share of any interest required to be paid by the Swing Line Lender upon such return).

          4.4 UNCONDITIONAL OBLIGATION TO REFUND SWING LINE LOANS. Each Revolving Credit Lender's obligation to make Revolving Credit Loans and to purchase participating interests in accordance with subsections 4.3(b) and
(c) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of any Default or Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company or any other Person; (iv) any breach of this Agreement by the Company or any other Person; (v) any inability of the Company to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Credit Loan is to be made or participating interest is to be purchased or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Revolving Credit Lender does not make available to the Administrative Agent the amount required pursuant to subsections 4.3(b) and
(c) above, as the case may be, the Administrative Agent shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Effective Rate for the first two Business Days and at ABR thereafter.

          4.5 USE OF PROCEEDS OF SWING LINE LOANS. The proceeds of Swing Line Loans hereunder shall be used by the Company for any purpose for which the proceeds of Revolving Credit Loans may be used.

          SECTION 5.  AMOUNTS AND TERMS OF EUROPEAN SUB-FACILITY

          5.1 EUROPEAN REVOLVING CREDIT FACILITY. (a) Subject to the terms and conditions set forth herein:

         (i) each Revolving Credit Lender hereby severally and not jointly agrees to make revolving credit loans (each individually, a "SYNDICATED EUROPEAN LOAN" and, collectively, the "SYNDICATED EUROPEAN LOANS") to the Foreign Borrowers (including, without limitation, the Local Loan Borrowers) in Dollars and Optional Currencies from time to time during the period from the Closing Date to the Termination Date in accordance with the provisions of subsection 5.2; and

         (ii) each Local Lender hereby severally and not jointly agrees to make revolving credit loans (each individually, a "LOCAL EUROPEAN LOAN" and, collectively, the "LOCAL EUROPEAN LOANS"; together with the Syndicated European Loans, the "EUROPEAN REVOLVING LOANS") to its respective Local Loan Borrower in Dollars and Optional Currencies from time to time during the period from the Closing Date to the Termination Date in accordance with the provisions of subsection 5.3;

PROVIDED that, after giving effect to the making of such European Revolving Loans and the simultaneous use of proceeds thereof, (w) each Revolving Credit Lender's Aggregate Outstanding Extensions of Credit shall not exceed its Revolving Credit Commitment then in effect, (x) the Aggregate Outstanding Extensions of Credit of all Revolving Credit Lenders shall not exceed the Aggregate Revolving Credit Commitment then in effect, (y) the aggregate principal amount of European Revolving Loans denominated in Optional Currencies and L/C Obligations denominated in Optional Currencies made to the Foreign Borrowers shall not exceed at any time the Multicurrency Sublimit in effect at such time and (z) the aggregate outstanding amount of European Revolving Loans made to such Foreign Borrower shall not exceed at any time its Foreign Borrower Sublimit then in effect.

          (b) Amounts borrowed pursuant to this subsection 5.1 may be repaid and, to but excluding the Termination Date, reborrowed.

          5.2 PROCEDURE FOR BORROWING SYNDICATED EUROPEAN LOANS. The Foreign Borrowers may borrow under the Aggregate Revolving Credit Commitment pursuant to subsection 5.1 during the Commitment Period on any Business Day, PROVIDED that the relevant Foreign Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M., London, England time, three Business Days prior to the requested Borrowing Date), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be made in Dollars or in an Optional Currency (and, if applicable, specifying the relevant Optional Currency) and (iv) the length of the initial Interest Period therefor. Each borrowing of Syndicated European Loans that is denominated in Dollars shall be in an aggregate minimum amount of $2,000,000 or a whole multiple of $1,000,000 in excess of that amount and each such borrowing that is denominated in an Optional Currency shall be in an integral multiple of 100,000 units in such Optional Currency and equal to or greater than the Local Equivalent of $2,000,000. Upon receipt of any such notice from the relevant Foreign Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make the amount of its Revolving Credit Commitment Percentage of each borrowing available to the Administrative Agent for the account of such Foreign Borrower prior to 11:00 A.M. (London, England time) on the Borrowing Date requested by such Foreign Borrower in funds immediately available to the Administrative Agent in the relevant currency. Such borrowing will then be made available to the relevant Foreign Borrower by the Administrative Agent crediting the account of such Foreign Borrower with the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

          5.3 PROCEDURE FOR BORROWING LOCAL EUROPEAN LOANS. The Local Loan Borrowers may borrow under the Aggregate Revolving Credit Commitment pursuant to subsection 5.1 during the Commitment Period on any Business Day, PROVIDED that the relevant Local Loan Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 11:00 A.M. (local time in the jurisdiction in which the relevant Local European Loan is to be made) three Business Days prior to the requested Borrowing Date), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be made in Dollars or in an Optional Currency (and, if applicable, specifying the relevant Optional Currency) and (iv) the length of the initial Interest Period therefor. Each borrowing of Local European Loans that is denominated in Dollars shall be in an aggregate minimum amount of $100,000 or a whole multiple thereof and each such borrowing that is denominated in an Optional Currency shall be in an aggregate minimum amount equal to at least 50,000 units in such Optional Currency or a whole multiple of 10,000 units in excess thereof (and equal to or greater than the Local Equivalent of $100,000). Upon receipt of any such notice from the relevant Local Loan Borrower, the Administrative Agent shall promptly notify the relevant Local Lender thereof. The Local Lender will make the amount of such borrowing available to the relevant Local Loan Borrower at its local office in the jurisdiction of the Local Loan Borrower prior to 11:00 A.M. (local time) on the Borrowing Date requested by such Local Loan Borrower in funds immediately available to such Local Loan Borrower in the relevant currency.

          5.4 MATTERS RELATING TO LOCAL EUROPEAN LOANS. (a) Each Revolving Credit Lender hereby unconditionally and irrevocably agrees to purchase (in the currency in which the relevant Local European Loan is outstanding) from time to time an undivided participating interest in its Revolving Credit Commitment Percentage of such portion of the Local European Loans then outstanding as the Administrative Agent may at any time request; PROVIDED that:

         (i) the Administrative Agent hereby agrees that, unless an Event of Default has occurred and is continuing, it will not request any such purchase of participating interests unless the Administrative Agent has given to the relevant Borrower and the affected Lenders at least three Business Days' prior notice thereof;

         (ii) the Administrative Agent hereby agrees that it will request that the Revolving Credit Lenders purchase such participating interest in the Local European Loans made by any Local Lender promptly following receipt by the Administrative Agent of a written certification from such Local Lender that an Event of Default described in Section 12(a) has occurred and is continuing with respect to the Local European Loans made by such Local Lender and requesting that such request be made by the Administrative Agent; and

         (iii) in the event that any of the events specified in Section 12(f) shall have occurred with respect to any Borrower who has Local European Loans then outstanding, each Revolving Credit Lender shall be deemed to have purchased, automatically and without request, such participating interest in the Local European Loans made to such Borrower.

Any such request by the Administrative Agent shall be made in writing to each Revolving Credit Lender and shall specify the relevant currency and the amount thereof required from such Revolving Credit Lender in order to effect the purchase by such Revolving Credit Lender of a participating interest in the amount equal to its Revolving Credit Commitment Percentage TIMES the aggregate then outstanding principal amount of the relevant Local European Loans (together with accrued interest thereon and other amounts owing in connection therewith). Promptly upon receipt of such request, each Revolving Credit Lender shall deliver to the Administrative Agent (in immediately available funds and in the requested currency) the amount so specified by the Administrative Agent. The Administrative Agent shall promptly deliver to the relevant Local Lender all amounts actually received by the Administrative Agent in like funds as received. Promptly following receipt thereof, such Local Lender will deliver to each Revolving Credit Lender (through the Administrative Agent) a certificate evidencing the participating interest in the Local European Loans purchased by such Revolving Credit Lender. From and after such purchase, all amounts from time to time accruing, and all amounts from time to time payable, on account of such Local European Loans (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such purchase) shall (other than with respect to the portion of the Applicable Margin which, pursuant to subsection 7.8(d), is expressly stated to be paid for the account of the Local Lender) be distributed by such Local Lender to the Administrative Agent, for the accounts of the Revolving Credit Lenders, on account of such participating interests. The failure of any Revolving Credit Lender to deposit the amount described above with the Administrative Agent on the date when due shall not relieve any other Revolving Credit Lender of its obligations hereunder to purchase its participating interest or prejudice any rights that the relevant Local Lender may have against such Revolving Credit Lender as a result of any such default by such Revolving Credit Lender. No Revolving Credit Lender shall be responsible for any failure by any other Revolving Credit Lender to perform its obligation to purchase such participating interest hereunder nor shall the evolving Credit Commitment of any Revolving Credit Lender be increased or decreased as a result of any such failure.

          (b) Whenever, at any time after a Local Lender has received from any Revolving Credit Lender such Revolving Credit Lender's participating interest in a Local European Loan pursuant to subsection 5.4(a), such Local Lender receives any payment on account thereof, such Local Lender will distribute to the Administrative Agent, for the account of such Revolving Credit Lender, such Revolving Credit Lender's participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender's participating interest was outstanding) in like funds as received; PROVIDED, HOWEVER, that in the event that such payment received by such Local Lender is required to be returned, such Revolving Credit Lender will return to such Local Lender any portion thereof previously distributed by such Local Lender for the account of such Revolving Credit Lender in like funds as such payment is required to be returned by such Local Lender.

          (c) Each Revolving Credit Lender's obligation to purchase participating interests pursuant to clause (a) above shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of the Local Lender as determined in a final, non-appealable judgment by a court of competent jurisdiction, and shall be honored in accordance with this Section 5 (irrespective of the satisfaction of the applicable conditions described in Section 9) under all circumstances, including, without limitation, (A) any lack of validity or enforceability hereof or of any of the other Credit Documents, (B) the existence of any claim, setoff, defense or other right that any Borrower may have at any time against the Local Lender, the Administrative Agent, any Lender or any other Person, whether in connection herewith, or with any Local European Loan, the transactions contemplated herein or any unrelated transactions, (C) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents;
(D) the occurrence of any Event of Default or Default or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

          (d) Notwithstanding anything to the contrary contained herein, (i) each Local European Loan borrowed by Salver shall be due and payable (but any such payment need not be accompanied by a reduction of Revolving Credit Commitments) on the date that is 17 months from the date of its borrowing hereunder (or, if feasible, the last day of the Commitment Period) and (ii) the Local Lender with respect to Salver shall be entitled to terminate its commitment to serve as such Local Lender on the date which is 17 months after the Closing Date and on each date which is 17 months thereafter by giving written notice to the Company, Salver and the Administrative Agent not less than 30 days prior to the effective date of such termination. In the event that the Administrative Agent receives notice from such Local Lender of its election to terminate its commitment to serve as such, then either (x) the Administrative Agent may, prior to the effective date of such termination, designate an alternate Local Lender to serve in such capacity (which alternate Local Lender must be willing, in its sole discretion, to serve in such capacity in accordance with the terms of this Agreement and must provide to the Administrative Agent such alternate Local Lender's written agreement to perform the obligations of the Local Lender with respect to Salver hereunder and to be bound hereby) or (y) the right of Salver to receive Local European Loans shall be terminated (subject to reinstatement in the event that an alternate Local Lender is at any time thereafter appointed) and all Local European Loans then outstanding to Salver shall be due and payable on such date of termination. From and after the date upon which an alternate Local Lender is appointed in accordance with the terms hereof, such alternate Local Lender shall be deemed to be the Local Lender to Salver for all purposes under this Agreement and the other Credit Documents.

          5.5 USE OF PROCEEDS OF EUROPEAN REVOLVING LOANS. Proceeds of the European Revolving Loans shall be used for any purpose for which Revolving Credit Loans would be available to the Company; PROVIDED, that European Revolving Loans made to Composites-UK and Hexcel-Spain shall not be used to repay any loans (or refinancings thereof) used to acquire Composites-UK and Hexcel-Spain, respectively.

          5.6 TERMINATION OF FOREIGN BORROWER STATUS. The Company may terminate its designation of a Foreign Borrower as a Borrower, by written notice to the Administrative Agent, which notice shall be executed by the Company and the relevant Foreign
Borrower. Once notice of such termination is received by the Administrative Agent (and all amounts owing by such Foreign Borrower have been paid in full), such Foreign Borrower shall immediately cease to be subject to the terms of this Agreement (other than any indemnities and similar obligations of such Foreign Borrower which expressly survive the termination of this Agreement).

          5.7 RESIGNATION OF LOCAL LENDER. (a) In the event that the Revolving Credit Commitment of a Local Lender shall at any time terminate (otherwise than on termination of the Aggregate Revolving Credit Commitment) or a Local Lender shall assign all of its Revolving Credit Commitment in accordance with the provisions of subsection 14.7(c) or a Local Lender shall otherwise so elect, such Local Lender shall resign as "Local Lender" by giving written notice of its resignation to the Company, the relevant Foreign Borrower and the Administrative Agent, with such resignation becoming effective on the date which is the earlier of (i) the date upon which a Revolving Credit Lender reasonably acceptable to the Administrative Agent and the Company is designated as a substitute Local Lender in accordance with the provisions of subsection 5.7(b) and (ii) such other date upon which such Local Lender, the Company and the relevant Foreign Borrower otherwise agree; PROVIDED that such effective date shall in no event be later than the date which is 60 days following the date upon which such written notice is delivered to the Company. Any Local European Loans made by such Local Lender which are outstanding on such termination date shall be due and payable on such termination date.

          (b) In the event that any Local Lender shall cease to serve as such pursuant to subsection 5.7(a), the Company may designate another Revolving Credit Lender reasonably acceptable to the Administrative Agent to serve as "Local Lender" with respect to the relevant Foreign Borrower; PROVIDED that no Revolving Credit Lender shall be so designated without its agreement (in its sole discretion) to serve as the "Local Lender" with respect to such Foreign Borrower hereunder. Upon any such designation and the receipt by the Administrative Agent of a Local Lender Joinder Agreement, duly executed and delivered by such designated Local Lender, such Revolving Credit Lender shall be deemed to be the "Local Lender" with respect to such Foreign Borrower for all purposes under this Agreement and the other Credit Documents.

          (c) During any period when no substitute Local Lender has been duly appointed in accordance with the terms of subsection 5.7(b), the right of the relevant Foreign Borrower to borrow Local European Loans shall be suspended.

          5.8 REPORTING BY LOCAL LENDERS. Within five Business Days following the last day of each March, June, September and December, each Local Lender shall deliver to the Administrative Agent a statement showing the average daily principal amount of Local European Loans in each currency during the calendar quarter most recently ended and the principal amount of Local European Loans in each currency which was outstanding on the last day of such quarter. Promptly following receipt thereof, the Administrative Agent shall provide to each Revolving Credit Lender a report containing such information.

          SECTION 6.  AMOUNTS AND TERMS OF EUROPEAN OVERDRAFT
                      FACILITY

          6.1 EUROPEAN OVERDRAFT FACILITY. Subject to the terms and conditions set forth herein, the European Overdraft Lender shall make loans (the "EUROPEAN OVERDRAFT LOANS") to the Foreign Borrowers from time to time during the period from the day immediately following the Closing Date to the Termination Date, up to an aggregate principal amount at any time outstanding which shall not exceed the European Overdraft Commitment then in effect; PROVIDED that (x) except to the extent that the European Overdraft Lender shall otherwise agree, Composites-Austria shall not, in the aggregate, have the right to borrow more than $250,000 (or the Local Equivalent thereof) at any one time under the European Overdraft Commitment and (y) except to the extent that the European Overdraft Lender otherwise shall so agree, Salver shall not have the right to borrow any amounts under the European Overdraft Commitment. All European Overdraft Loans shall be payable on the Termination Date with accrued interest thereon and shall be secured by the Collateral and shall, except as expressly provided in this Section 6, otherwise be subject to all the terms and conditions applicable to Syndicated European Loans, except that each European Overdraft Loan shall be denominated in a single Optional Currency and shall not be subject to a minimum borrowing requirement.

          6.2 MAKING OF EUROPEAN OVERDRAFT LOANS. All European Overdraft Loans shall be made available to the Foreign Borrowers at the office of the European Overdraft Lender in London in immediately available funds on the date of the proposed Borrowing applicable thereto. The European Overdraft Lender shall not make any European Overdraft Loan in the period commencing on the first Business Day after it has notice that one or more of the conditions precedent contained in subsection 9.2 shall not on such date be satisfied, and ending when such conditions are satisfied, and the European Overdraft Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in subsection 9.2 hereof have been satisfied in connection with the making of any European Overdraft Loan.

          6.3 REPAYMENT OF EUROPEAN OVERDRAFT LOANS. Each Foreign Borrower shall repay the outstanding European Overdraft Loans owing by it to the European Overdraft Lender at any time, but in no event later than the earlier of (A) demand by the European Overdraft Lender and (B) the Termination Date.

          6.4 USE OF PROCEEDS OF EUROPEAN OVERDRAFT LOANS. The proceeds of the European Overdraft Loans may be used to provide for ongoing working capital needs in the ordinary course of the business of the Foreign Borrowers and their respective Subsidiaries and for any other lawful corporate purposes not prohibited hereunder.

          6.5 ADJUSTMENT OF EUROPEAN OVERDRAFT COMMITMENT. (a) Upon the written request of the Company from time to time and with the consent of each of the Administrative Agent and the European Overdraft Lender (in their respective sole discretion) the European Overdraft Commitment of the European Overdraft Lender may be increased to an amount not in excess of $25,000,000. Any such increase in the European Overdraft Commitment shall be accompanied by a reduction in the Revolving Credit Commitment of Citibank, N.A. to the extent required by subsection 7.5(e); PROVIDED that, after giving effect to such decrease in the Revolving Credit Commitment of Citibank, N.A., the sum of the Revolving Credit Commitment of Citibank, N.A. and the European Overdraft Commitment shall be unchanged (it being understood that such reduction in the Revolving Credit Commitment of Citibank, N.A. shall alter the Revolving Credit Commitment Percentage of each Revolving Credit Lender).

          (b) Upon the written request of the Company from time to time and with the consent of each of the Administrative Agent and the European Overdraft Lender (such consents not to be unreasonably withheld), the European Overdraft Commitment of the European Overdraft Lender may be reduced and the Revolving Credit Commitment of Citibank, N.A. may be increased by an amount not to exceed the amount of such reduction; PROVIDED that, after giving effect to such increase in the Revolving Credit Commitment of Citibank, N.A., the sum of the Revolving Credit Commitment of Citibank, N.A. and the European Overdraft Commitment shall be unchanged (it being understood that such increase in the Revolving Credit Commitment of Citibank, N.A. shall alter the Revolving Credit Commitment Percentage of each Revolving Credit Lender).

     SECTION 7.  PROVISIONS RELATING TO THE EXTENSIONS OF CREDIT;
                 FEES AND PAYMENTS

          7.1 REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) Each Borrower hereby unconditionally promises to pay to (i) with respect to Swing Line Loans, the Swing Line Lender, (ii) with respect to Local European Loans in which the purchase of participating interests have not been funded pursuant to subsection 5.4(a), the relevant Local Lender, (iii) with respect to European Overdraft Loans, the European Overdraft Lender and (iv) otherwise, the Administrative Agent, the then unpaid principal amount of each Loan on the Termination Date (or such earlier date on which such Loans become due and payable hereunder). Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time owing by it from the date hereof until payment in full thereof at the rates PER ANNUM, and on the dates, set forth in subsection 7.8.

          (b) Each Lender (including, without limitation, the European Overdraft Lender) shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent shall maintain the Register pursuant to subsection 14.7(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder, the Type thereof, each Interest Period applicable thereto and the Borrower with respect thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and
(iii) both the amount of any sum received by the Administrative Agent hereunder from any Borrower and each applicable Lender's share thereof; PROVIDED that the Administrative Agent shall have no obligation to record in the Register any matters with respect to European Overdraft Loans.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 7.1(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of the Borrowers therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) Each relevant Borrower agrees that, upon request of any Lender through the Administrative Agent, such Borrower will execute and deliver to such Lender (i) in the case of a Revolving Credit Lender, a promissory note of such Borrower evidencing the Revolving Credit Loans of such Revolving Credit Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "REVOLVING CREDIT NOTE") and
(ii) in the case of the Swing Line Lender, a promissory note of such Borrower evidencing the Swing Line Loans, substantially in the form of Exhibit B with appropriate insertions as to date and principal amount (a "SWING LINE NOTE"). No promissory notes shall be provided with respect to any European Revolving Loans or the European Overdraft Facility.

          7.2 FACILITY FEE. (a) The Borrowers shall pay to the Administrative Agent, for the account of each Revolving Credit Lender, a facility fee for each day during the period from and including the first day of the Commitment Period to and including the Termination Date, computed at the rate PER ANNUM equal to the Applicable Facility Fee Rate then in effect on the average daily amount of the Revolving Credit Commitment of such Revolving Credit Lender during the period for which payment is made. Such facility fee shall be payable (A) quarterly in arrears on the last Business Day of each March, June, September and December, commencing on June 30, 1998, for the period ending on (and including) the last day of the immediately preceding December, March, June or September, respectively, and (B) on the Termination Date.

          (b) The Borrowers shall pay to the European Overdraft Lender a facility fee for each day during the period from and including the first day of the Commitment Period to and including the Termination Date, computed at the rate PER ANNUM equal to the Applicable Facility Fee Rate then in effect on the average daily amount of the European Overdraft Commitment during the period for which payment is made. Such facility fee shall be payable (A) quarterly in arrears on the last Business Day of each March, June, September and December, commencing on June 30, 1998, for the period ending on (and including) the last day of the immediately preceding December, March, June or September, respectively, and (B) on the Termination Date.

          7.3 OPTIONAL PREPAYMENTS. (a) Each Borrower may at any time and from time to time prepay the Loans made to it (other than (x) the Swing Line Loans, as to which the provisions of subsection 7.3(b) shall apply and (y) the European Overdraft Loans, as to which the provisions of subsection 6.3 shall apply), in whole or in part, without premium or penalty, upon at least three Business Days' (or, in the case of prepayments of ABR Loans, same day's) irrevocable notice to the Administrative Agent (which notice must be received by the Administrative Agent prior to (x) in the case of Loans denominated in Dollars, 11:00 A.M., New York City time, and (y) in the case of Loans denominated in Optional Currencies, 11:00 A.M., London time, on the date upon which such notice is due), specifying whether such prepayment is to be applied to the Revolving Credit Loans or the other Loans hereunder and, in any event, the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans, ABR

Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 7.15 and, except in the case of prepayments of Revolving Credit Loans which are ABR Loans, accrued interest to such date on the amount prepaid. Partial prepayments shall be (i) in the case of Loans denominated in Dollars, in an aggregate principal amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof, (ii) in the case of Syndicated European Loans denominated in any Optional Currency, in an aggregate principal amount equal to an integral multiple of 100,000 units of such Optional Currency and equal to or greater than the Local Equivalent of $2,000,000 and (iii) in the case of Local European Loans denominated in any Optional Currency, in an aggregate principalamount equal to an integral multiple of 50,000 units of such Optional Currency and equal to or greater than the Local Equivalent of $100,000.

          (b) The Company may at any time and from time to time prepay, in whole or in part and without premium or penalty, any Swing Line Loans then owing by it on any Business Day; PROVIDED that the Company has given irrevocable notice to the Administrative Agent not later than 1:00 P.M., New York City time, on the date of such prepayment.

          7.4 OPTIONAL TERMINATION OR REDUCTION OF AGGREGATE REVOLVING CREDIT COMMITMENT. The Company shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Aggregate Revolving Credit Commitment or, from time to time, to reduce the amount thereof; PROVIDED that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans, European Revolving Loans and Swing Line Loans made on the effective date thereof, the aggregate principal amount of the Revolving Credit Loans, European Revolving Loans and Swing Line Loans then outstanding, when added to the then outstanding L/C Obligations, would exceed the Aggregate Revolving Credit Commitment then in effect. Any such reduction shall be in an amount equal to the Local Equivalent of $1,000,000 or a whole multiple thereof and shall reduce permanently the Aggregate Revolving Credit Commitment then in effect.

          7.5  MANDATORY REDUCTION OF COMMITMENTS AND PREPAYMENTS.   (a)  The
Aggregate Revolving Credit Commitment shall terminate on the Termination Date.

          (b) If the Aggregate Outstanding Extensions of Credit of all Lenders shall at any time exceed the Aggregate Revolving Credit Commitment then in effect (including, without limitation, as a result of any reduction or termination of the Aggregate Revolving Credit Commitment pursuant to subsection 7.4 or this subsection 7.5), the Borrowers shall immediately repay the Aggregate Outstanding Extensions of Credit by the amount of such excess, with such prepayment being applied, FIRST, to the then outstanding Swing Line Loans, SECOND, to the then outstanding Revolving Credit Loans, THIRD, to the then outstanding European Revolving Loans (in such order as the Company shall elect) and, FOURTH, to cash collateralize the then outstanding L/C Obligations.

          (c) If the aggregate outstanding principal amount of European Overdraft Loans shall at any time exceed the European Overdraft Commitments then in effect, the Foreign

Borrowers shall, within five Business Days, repay the European Overdraft Loans by the amount of such excess.

          (d) If any Foreign Borrower shall at any time cease to be a "Foreign Borrower" hereunder, all European Revolving Loans owing by such Foreign Borrower shall be immediately due and payable (together with accrued interest and any other amounts owing in respect thereof).

          (e) If the European Overdraft Commitment shall at any time be increased pursuant to subsection 6.5(a), the Revolving Credit Commitment of Citibank, N.A. immediately shall be temporarily reduced (subject to reinstatement in accordance with the provisions of subsection 6.5(b)) by 100% of the amount of such increase and the Aggregate Outstanding Extensions of Credit owing to Citibank, N.A. immediately shall be prepaid by the amount necessary to cause such Aggregate Outstanding Extensions of Credit to equal Citibank, N.A.'s Revolving Credit Commitment Percentage of (after giving effect to such reduction of its Revolving Credit Commitment) of the Aggregate Outstanding Extensions of Credit of all Revolving Credit Lenders.

          (f) The Aggregate Revolving Credit Commitment shall be reduced by the amount equal to 100% of any Net Proceeds (other than Reserved Proceeds) derived by the Company and its Subsidiaries from any Net Proceeds Event; PROVIDED, HOWEVER, that no such reduction shall be required:

          (x) with respect to the first $20,000,000 of Net Proceeds derived from any Net Proceeds Event received by the Company and its Subsidiaries during any period of 365 consecutive days (other than any Net Proceeds Event on account of the sale, transfer or other disposition of assets described in clause (y) below); or

          (y) with respect to any Net Proceeds received on account of the sale, transfer or other disposition of any property listed on Schedule 7.5.

Unless the Company otherwise elects, the application of prepayments made pursuant to this subsection 7.5(f) shall be made, FIRST, to ABR Loans and, SECOND, to Eurocurrency Loans. Notwithstanding anything to the contrary contained in this clause (f), any Reserved Proceeds which are not reinvested in accordance with the definition of such term within 180 days following the occurrence of the relevant Net Proceeds Event shall cease to be Reserved Proceeds, and shall be applied to reduce the Aggregate Revolving Credit Commitment in accordance with the terms of this clause (f), on the earlier to occur of (x) the 181st day following such occurrence and (y) to the extent that an Event of Default is then continuing, the date upon which the Administrative Agent or the Majority Lenders shall request such application.

          (g) Notwithstanding anything to the contrary contained herein, in the event that a Borrower would incur costs pursuant to subsection 7.15 as a result of any payment due as a result of any commitment reduction required to be made pursuant to this subsection 7.5, such Borrower may deposit the amount of such payment with the Administrative Agent, for the benefit of the Lenders who would have received such payment, in a cash collateral account, until the end of the applicable Interest Period at which time such payment shall be made. Each Borrower hereby grants to the Administrative Agent, for the benefit of such Lenders, a security interest in all amounts in which such Borrower has any right, title or interest which are from time to time on deposit in such cash collateral account and expressly waives all rights (which rights such Borrower hereby acknowledges and agrees are vested exclusively in the Administrative Agent) to exercise dominion or control over any such amounts.

          7.6 CONVERSION AND CONTINUATION OPTIONS. (a) Each Borrower may elect from time to time to convert Eurocurrency Loans to ABR Loans by delivering to the Administrative Agent an irrevocable Notice of Borrowing by 11:00 A.M., New York City time, at least one Business Day prior to the requested date of conversion; PROVIDED that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto. Each Borrower may elect from time to time to convert ABR Loans to Eurocurrency Loans by delivering to the Administrative Agent an irrevocable Notice of Borrowing by 11:00 A.M., New York City time, at least three Business Days' prior to the requested conversion date. Any such Notice of Borrowing with respect to a conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such Notice of Borrowing, the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurocurrency Loans and ABR Loans may be converted as provided herein, PROVIDED that (i) no Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Revolving Credit Loan may be converted into a Eurocurrency Loan after the date that is one month prior to the Termination Date. Notwithstanding anything to the contrary contained herein, Swing Line Loans shall at all times be maintained as ABR Loans and shall not be converted to Eurocurrency Loans hereunder.

          (b) Any Eurocurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the relevant Borrower delivering to the Administrative Agent an irrevocable Notice of Borrowing, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, setting forth (among other things) the length of the next Interest Period to be applicable to such Loans, PROVIDED that (i) no Loan may be continued as a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate and (ii) no Revolving Credit Loan may be continued as a Eurocurrency Loan after the date that is one month prior to the Termination Date and PROVIDED, FURTHER, that if a Borrower shall fail to give such notice or if such continuation is not permitted, such Loans shall (x) in the case of any Loan to the Company, be automatically converted to ABR Loans on the last day of such then expiring Interest Period and (y) in each other case, bear interest at a rate equal to the rate determined by the Administrative Agent (in its reasonable discretion and notified to the relevant Borrower) as reflecting a reasonable cost of funds for the maintenance by the Lenders of such Loan on an overnight basis PLUS (in the case of this clause (y)) the Applicable Margin then in effect with respect to Eurocurrency Loans. Upon receipt of any such Notice of Borrowing, the Administrative Agent shall promptly notify each Lender thereof.

          7.7 MINIMUM AMOUNTS AND MAXIMUM NUMBER OF TRANCHES. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Eurocurrency Tranche shall be equal to (a) in the case of Loans denominated in Optional Currencies, 100,000 units in such Optional Currency and at least the Local Equivalent of $2,000,000 and (b) in the case of all other Loans, $2,000,000 or a whole multiple of $1,000,000 in excess thereof. In no event shall there be more than 10 Eurocurrency Tranches outstanding to the Company at any time or more than 15 Eurocurrency Tranches outstanding to the Foreign Borrowers (in the aggregate) at any time. Notwithstanding the foregoing, the provisions of this Section 7.7 shall not apply to European Overdraft Loans.

          7.8 INTEREST RATES AND PAYMENT DATES. (a) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin with respect thereto. Interest on each Eurocurrency Loan shall be payable in the currency in which such Eurocurrency Loan is denominated.

          (b) Each ABR Loan (including, without limitation, each Swing Line
Loan) shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin with respect thereto.

          (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any facility fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, facility fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of any such overdue interest, facility fee or other amount (including, without limitation, fees and commissions on Letters of Credit), the rate which would have been applicable thereto if such amount were principal of a Loan denominated in the relevant currency (with any such amount which is denominated in Dollars being treated as if it were an ABR Loan) plus 2%, in each case from the date of such non-payment until such overdue principal, interest, facility fee or other amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date (PROVIDED that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand) and shall be payable
(w) in the case of interest on account of Swing Line Loans, to the Swing Line Lender (for its own account), (x) in the case of interest on Local European Loans, to the relevant Local Lender (for its own account), (y) in the case of interest on European Overdraft Loans, to the European Overdraft Lender (for its own account) and (z) otherwise, to the Administrative Agent (for the ratable account of the Lenders holding the obligations on account of which such interest was paid).

          (e) Each Local Lender hereby agrees that, in consideration of the agreement of the Revolving Credit Lenders to purchase participating interests in the Local European Loans made by it, such Local Lender shall pay to the Administrative Agent (for the ratable account of the Lenders) promptly upon receipt by such Local Lender of any interest payment hereunder a risk participation fee in the amount equal to (x) the Applicable Margin for Eurocurrency Loans on the average daily principal amount of its Local European Loans during the period for which payment is due MINUS (y) the amount equal to 1/8 of 1% on such average daily principal amount (which amount shall be retained by such Local Lender, for its own account); PROVIDED, HOWEVER, that, in the event that the Revolving Credit Lenders have funded the purchase of participating interests in such Local European Loans pursuant to subsection 5.4(a), such Local Lender instead shall pay to the Administrative Agent, for the account of each Revolving Credit Lender which has so funded such purchase, the amount equal to such Revolving Credit Lender's Revolving Credit Commitment Percentage of the full amount (other than the amount equal to 1/8 of 1% PER ANNUM on the average daily principal amount on which such interest is being paid, which amount shall be retained by the relevant Local Lender as an administrative fee) of the interest paid to such Local Lender by the relevant Borrower. In addition to the foregoing amounts, the relevant Borrower also shall pay to each Lender any amounts due pursuant to subsection 7.15.

          7.9 COMPUTATION OF INTEREST AND FEES. (a) Facility fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed; PROVIDED that interest on all Eurocurrency Loans denominated in Belgian francs or British pounds sterling ("Euro sterling") shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the affected Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in
(i) the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective and (ii) the Leverage Ratio of the Company and its Subsidiaries shall become effective as of the opening of business on the date upon which the Administrative Agent receives the financial statements required to be delivered pursuant to subsection 10.1 which evidence such change in the Leverage Ratio. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the affected Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of any Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 7.9(a) which is applicable to the Loans of such Borrower and, with respect to Loans made to French Borrowers or in French Francs, the overall interest rate ("taux effectif global") applicable to such Loans.

          7.10 INABILITY TO DETERMINE INTEREST RATE. If prior to the determination of the Eurocurrency Rate with respect to any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period;

          (b) the Administrative Agent shall have received notice from any Lender that deposits in Dollars or the applicable Optional Currency, as applicable, in the principal amounts of the Eurocurrency Rate Loans to which such Interest Period is to be applicable are not generally available in the London interbank market for a period equal to such Interest Period; or

          (c) the Administrative Agent shall have received notice from the Required Lenders that the Eurocurrency Rate to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the affected Lenders as soon as practicable thereafter. If such notice is given (x) any Eurocurrency Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurocurrency Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans under the Aggregate Revolving Credit Commitment shall be made or continued as such, nor shall the relevant Borrower have the right to convert Loans to Eurocurrency Loans.

          7.11 PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing (other than a borrowing of Swing Line Loans, Local European Loans or European Overdraft Loans) by a Borrower from the Lenders hereunder, each payment by a Borrower on account of any facility fee hereunder and any reduction of the Revolving Credit Commitments of the Lenders shall be made PRO RATA according to the respective relevant Revolving Credit Commitment Percentages of the Lenders holding obligations in respect of which such amounts were paid. Each payment (including each prepayment) by a Borrower on account of principal of and (subject to the provisions of subsection 7.12) interest on the Loans (other than the Swing Line Loans, the European Overdraft Loans or any Local European Loans in which the purchase of participating interests has not been funded pursuant to subsection 5.4(a)) shall be made PRO RATA according to the respective outstanding principal amounts of such Loans then held by the Lenders. Except as otherwise set forth herein, all payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 1:00 P.M., New York City time (with respect to amounts denominated in Dollars) or London time (with respect to other amounts), on the due date thereof to the Administrative Agent, for the account of the applicable Lenders, at the Administrative Agent's office specified in subsection 14.3 (or at such other office as the Administrative Agent may from time to time specify), in immediately available funds and in the currency in which the underlying obligation is denominated (PROVIDED that facility fees payable pursuant to subsection 7.2 shall be payable in Dollars). The Administrative Agent shall distribute such payments to the Lenders holding obligations on account of which such amounts were paid promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its relevant Revolving Credit Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 7.11 shall be conclusive in the absence of manifest error. If such Lender's relevant Revolving Credit Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate PER ANNUM applicable to ABR Loans hereunder, on demand, from the relevant Borrower.

          (c) Notwithstanding anything to the contrary contained herein, in the event that the Administrative Agent shall make any payment to a Lender on account of amounts owing to such Lender by a Borrower hereunder and the Administrative Agent either (i) shall not receive the corresponding amount from such Borrower or (ii) shall be required to be return such amount to such Borrower, such Lender shall (upon the request of the Administrative Agent) promptly return to the Administrative Agent the amount of such payment.

          (d) For the purposes of this Agreement, the Dollar Equivalent of a European Revolving Loan which is denominated in an Optional Currency or any L/C Obligations denominated in an Optional Currency shall be determined by the Administrative Agent upon receipt from any Borrower of the Notice of Borrowing requesting a Loan or any application for a Letter of Credit, and such Dollar Equivalent shall be recalculated on each date that it shall be necessary to determine the unused portion of each Lender's Revolving Credit Commitment or any or all of the Aggregate Outstanding Extensions of Credit outstanding on such date (it being understood that such calculation or recalculation may, under the circumstances described in the definition of the term "Dollar Equivalent" in Section 1.1, be made based upon an exchange rate in effect on the last Business Day of the most recently ended calendar quarter).

          7.12 ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert ABR Loans to Eurocurrency Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to:

          (i)  in the case of Loans denominated in Dollars, ABR Loans; and

          (ii) otherwise, a rate equal to the rate determined by the Administrative Agent (or, in the case of Local European Loans, the relevant Lender) in its reasonable discretion and notified to the relevant Borrower as reflecting a reasonable cost of funds for the maintenance by the relevant Lenders of such Loan on an overnight basis PLUS (in the case of this clause (ii)) the Applicable Margin then in effect with respect to Eurocurrency Loans;

in each case on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the relevant Borrower shall pay to the relevant Lenders such amounts, if any, as may be required pursuant to subsection 7.15.

          7.13 REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 7.14 and changes in the rate of tax on the overall net income of such Lender);

                (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

                (iii)   shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay (or cause to be paid) to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Company shall promptly pay (or cause to be paid) to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection (accompanied by a statement as to the amount of such compensation and a summary of the basis for such demand with detailed calculations) submitted by such Lender to the Company (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) The Company shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to this Section 7.13 with a replacement financial institution; PROVIDED that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall not have taken action under Section 7.17 so as to eliminate the continued need for payment of amounts owing pursuant to this
Section 7.13, (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) the Company shall be liable to such replaced Lender under Section 7.15 if any Eurodollar Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto,
(vi) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 14.7 (provided that the Company shall be obligated to pay the registration and processing fee referred to therein), (viii) the Company shall pay to the replaced Lender all additional amounts (if any) owing pursuant to this Section 7.13.

          7.14 TAXES. (a) All payments made by the Borrowers under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("NON-EXCLUDED TAXES") are required to be withheld from any amounts payable to the Administrative
Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, PROVIDED, HOWEVER, that no Borrower shall be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by a Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If such Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

                (i) deliver to the Company and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service
        Form 1001 or 4224, or successor applicable form, as the case may be, and
        (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

                (ii) deliver to the Company and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

                (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 14.7 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to

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                                                                           54

this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          (c) Each of the Lenders and the Administrative Agent agrees, within a reasonable time after receiving a written request from the Company, to provide the Company and the Administrative Agent with such certificates as are reasonably required and take such other actions as are reasonably necessary to claim such exemptions as such Lender, the Administrative Agent or Affiliate may be entitled to claim in respect of all or a portion of any Non-Excluded Taxes that are otherwise required to be paid or deducted or withheld pursuant to this subsection 7.14 in respect of any payments under this Agreement or under the Notes.

          (d) To the extent that the undertaking to indemnify and reimburse the Administrative Agent and the Lenders set forth in this subsection may be invalid and/or unenforceable because it is violative of any law or public policy, such Borrower shall contribute the maximum portion that it is permitted to pay under applicable law to the payment of the Non-Excluded Taxes imposed on the Administrative Agent and the Lenders.

          (e) If a Lender or the Administrative Agent shall become aware that it is entitled to receive a refund (including interest and penalties, if any) in respect of Non-Excluded Taxes as to which it has been indemnified by a Borrower pursuant to this subsection 7.14, it shall promptly notify in writing such Borrower of the availability of such refund (including interest and penalties, if any) and shall, within 30 days after receipt of a request by such Borrower, apply for such refund at such Borrower's expense; PROVIDED that neither the Lender nor the Administrative Agent shall have any liability to any Borrower for any failure to provide such notice if such right to receive such refund could reasonably be attributed to factors unrelated to the transactions under this Agreement or if such failure results from a good faith error on the part of such Lender or the Administrative Agent.

          (f) Each Lender confirms to the Administrative Agent (on the date hereof, or, in the case of a Lender which becomes a party hereto by assignment or transfer, on the date on which the relevant transfer or assignment become effective) that either:

          (i) it is not resident for tax purposes in the United Kingdom and is beneficially entitled to its participation in the relevant Loans and interest thereon; or

          (ii) it is a bank as defined for the purposes of Section 349 of the Income & Corporation Taxes Act 1988 of the United Kingdom and is beneficially entitled to its participation in the relevant Loans and the interest thereon, and each Lender in favor of the Agent agrees to notify the Agent if there is any change in its position from that set out above.

          7.15 INDEMNITY. Each Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or
(c) the making of a prepayment of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market. Any Lender requesting indemnification pursuant to this subsection 7.15 shall deliver to the applicable Borrower, concurrently with such demand, a written statement in reasonable detail as to such losses and expenses, and such statement shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          7.16 CERTAIN FEES. The Company agrees to pay to the Administrative Agent and to the Collateral Agent, for their own accounts, the non-refundable fees previously agreed to with the Administrative Agent and the Collateral Agent in the manner and on the dates so previously agreed.

          7.17 CHANGE OF LENDING OFFICE. (a) Each Lender agrees that if it makes any demand for payment under subsection 7.12 or 7.14(a), or if any adoption or change of the type described in subsection 7.13 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for a Borrower to make payments under subsection 7.12 or 7.14(a), or would eliminate or reduce the effect of any adoption or change described in subsection 7.13.

          (b) Notwithstanding anything to the contrary contained herein, no Lender shall be entitled to receive any amount under subsections 7.12, 7.13 or 7.14(a) as a result of the transfer of any Eurocurrency Loan to a lending office which is greater than such Lender would have been entitled to receive immediately prior thereto, unless (i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and
(ii) such claim would have arisen even if such transfer had not occurred.

          7.18 OVERALL INTEREST RATE FOR FRENCH LAW. Given the variable rates of interest applicable to the Loans, the overall interest rate ("taux effectif global"), as governed by the French Usury Law of December 28, 1966 and the Decree of September 4, 1985, cannot be calculated at the time of execution of this Agreement.

          7.19 DESIGNATION OF ADDITIONAL BORROWERS. (a) The Company may from time to time request that any one or more Wholly-owned Subsidiaries of the Company be designated as a "Foreign Borrower" hereunder (each such additional Foreign Borrower, an "ADDITIONAL BORROWER") by providing written notice to the Administrative Agent specifying (i) the identity of such Foreign Subsidiary,
(ii) the jurisdiction of its incorporation, (iii) the Optional Currency (if any) in which Loans to such Foreign Subsidiary shall be denominated and (iv) whether such Foreign Subsidiary is to be a Local Loan Borrower and, if so, the Revolving Credit Lender (or affiliate thereof) which is to serve as the Local Lender with respect thereto (which Local Lender shall have agreed, in its sole discretion, to serve in such capacity). The Administrative Agent shall promptly notify each Revolving Credit Lender of such request. Within five Business Days following the receipt of such notice, each Revolving Credit Lender shall notify the Administrative Agent in writing whether such designation is acceptable to such Revolving Credit Lender (in its sole discretion) and the Administrative Agent promptly shall notify the Company thereof.

          (b) In the event that such designation is acceptable to the Revolving Credit Lenders holding the majority of the Aggregate Revolving Credit Commitment, the Company shall cause the requested Additional Borrower to deliver to the Administrative Agent (i) an Additional Borrower Joinder Agreement, (ii) a Local Lender Joinder Agreement, (iii) a first-priority, perfected security interest in all of the issued and outstanding capital stock of each direct Subsidiary of such requested Additional Borrower pursuant to a pledge agreement which is in form and substance reasonably satisfactory to the Administrative Agent (PROVIDED that such security interest shall secure the obligations only of such requested Additional Borrower and not of the Company or any other Borrower) and (iv) such other documents, instruments, agreements and legal opinions as the Administrative Agent reasonably may request (including, in any event, an opinion of local counsel in the relevant jurisdiction as to the applicable matters covered by the opinions delivered on the Closing Date with respect to the Foreign Borrowers).

          (c) From and after the date upon which the Administrative Agent has received the documents (all of which shall be in form and substance reasonably satisfactory to the Administrative Agent) described in subsection 7.19(b), the requested Additional Borrower shall be a Foreign Borrower for all purposes hereunder and (if applicable) the Revolving Credit Lender designated to serve as Local Lender in the relevant jurisdiction with respect to such Additional Borrower shall be a Local Lender for all purposes hereunder.

          7.20 EUROPEAN MONETARY UNION. (a) If, as a result of the implementation of European monetary union, (i) any currency ceases to be lawful currency of the nation issuing the same and is replaced by a European single currency or (ii) any currency and a European single currency are at the same time recognized by the central bank or comparable authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Required Lenders (or, in the case of European Overdraft Loans, the European Overdraft Lender) shall so request in a notice delivered to the Company, then any amount payable hereunder by the Revolving Credit Lenders (or the European Overdraft Lender, as the case may be) to any Borrower, or by any Borrower to the Revolving Credit Lenders (or the European Overdraft Lender, as the case may be), in such currency shall instead by payable in the European single currency and the amount so payable shall be determined by translating the amount payable in such currency to such European single currency at the exchange rate recognized by the European Central Bank for the purpose of implementing
European monetary union.

          (b) The Company agrees, at the request of any Lender, to compensate such Lender for any reasonable loss, cost, expense or reduction in return that shall be incurred or sustained by such Lender (other than through such Lender's gross negligence or willful misconduct) as a result of the implementation of European monetary union, that would not have been incurred or sustained but for the transactions provided for herein and that, to the extent that such loss, cost, expense or reduction is of a type generally applicable to extensions of credit similar to the extensions of credit hereunder, is generally being requested from borrowers subject to similar provisions. A certificate of a Lender setting forth (x) the amount or amounts necessary to compensate such Lender (y) describing the nature of the loss or expense sustained or incurred by such Lender as a consequence thereof and (z) setting forth a reasonably detailed explanation of the calculation thereof shall be delivered to the Company and shall be conclusive absent manifest error. The Company shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (c) The Company agrees, at the request of the Required Lenders (or, with respect to matters relating to the European Overdraft Loans, the European Overdraft Lender), at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Agreement in such manner as the Required Lenders (or the European Overdraft Lender, as the case may be) reasonably shall request in order to reflect the implementation of such monetary union to place the parties hereto in the position they would have been in had such monetary union not been implemented.


                      SECTION 8.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make its Loans and other extensions of credit hereunder, the Company hereby represents and warrants (and, to the extent that any such representation and warranty concerns matters relating to any other Borrower or any of its Subsidiaries, such Borrower hereby represents and warrants) to each Lender and the Administrative Agent as follows:

          8.1 FINANCIAL CONDITION. (a) The condensed, consolidated balance sheet of the Company and its consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Deloitte & Touche LLP, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended.
The unaudited condensed, consolidated balance sheet of the Company and its consolidated Subsidiaries as at September 30, 1997 and the related unaudited consolidated statements of income and of cash flows for the nine-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the nine-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

          (b) Neither the Company nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

          (c) During the period from December 31, 1996 to and including the date hereof, there has been no sale, transfer or other disposition by the Company or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Company and its consolidated Subsidiaries at December 31, 1996.

          8.2 NO CHANGE. Since December 31, 1996, there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect.

          8.3 CORPORATE EXISTENCE; COMPLIANCE WITH LAW. Each of the Company and its Subsidiaries (a) is duly organized, validly existing and (to the extent applicable) in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing (or, with respect to Foreign Subsidiaries, maintains the analogous status) under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to maintain such status could not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          8.4 CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. The Company and each other Credit Party has the corporate power and authority, and the legal right, to make, deliver and perform the Credit Documents to which it is a party and, in the case of each Borrower, to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes or Applications and to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Except to the extent described on Schedule 8.4, no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Credit Documents to which the Company and each other Credit Party is a party. Subject to the requirements listed on Schedule 8.4, this Agreement has been, and each other Credit Document to which it is a party will be, duly executed and delivered on behalf of the Company and each other Credit Party. This Agreement constitutes, and each other Credit Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Company and each other Credit Party enforceable against the Company and each other Credit Party, as the case may be, in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          8.5 NO LEGAL BAR. The execution, delivery and performance of each Credit Document, the incurrence or issuance of and use of the proceeds of the Loans and of drawings under the Letters of Credit and the transactions contemplated by the Credit Documents (a) will not violate any material Requirement of Law or any material Contractual Obligation applicable to or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets, in any manner and (b) will not result in the creation or imposition of any Lien on any properties or assets of the Company or any of its Subsidiaries pursuant to any Requirement of Law applicable to it, as the case may be, or any of its Contractual Obligations, except for the Liens arising under the Security Documents.

          8.6  NO MATERIAL LITIGATION.  Except to the extent described in
Schedule 8.6, no litigation by, investigation by, or proceeding of or before any arbitrator or any Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Subsidiaries, or against any of its or their respective properties or revenues, with respect to any Credit Document, the Loans made hereunder, the use of proceeds thereof, or any drawings under a Letter of Credit and the other transactions contemplated hereby or which could reasonably be expected to have a Material Adverse Effect and all applicable waiting periods have expired without any action being taken or threatened by any Governmental Authority which would restrain, prevent or otherwise impose material adverse conditions on the transactions contemplated hereby or thereby or which would be reasonably likely to have a Material Adverse Effect.

          8.7 NO DEFAULT. None of the Company or any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.
No Default or Event of Default has occurred and is continuing.

          8.8 OWNERSHIP OF PROPERTY; LIENS. Each of the Company and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 11.3.

          8.9 INTELLECTUAL PROPERTY. The Company and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the

"INTELLECTUAL PROPERTY"). No material claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any valid basis for any such claim. The use of such Intellectual Property by the Company and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          8.10 TAXES. Each of the Company and its Subsidiaries has filed or caused to be filed all material tax returns which, to the knowledge of the Company, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no tax Lien has been filed; to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge which would reasonably be likely to have a Material Adverse Effect.

          8.11 FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Company will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

          8.12 EMPLOYEE BENEFITS. (a) Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by more than $1,000,000. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          (b) Each Foreign Employee Benefit Plan is in compliance in all material respects with all Requirements of Law applicable thereto and the respective requirements of the governing documents for such Foreign Employee Benefit Plan. The aggregate of the liabilities to provide all of the accrued benefits under any Foreign Pension Plan does not exceed the current fair market value of the assets held in the trust or other funding vehicle for such Foreign Employee Benefit Plan by an amount in excess of $5,000,000. With respect to any Foreign Employee Benefit Plan maintained by a Borrower, any of its Subsidiaries or any Commonly Controlled Entity (other than a Foreign Pension Plan), reasonable reserves have been established in accordance with prudent business practice or where required by ordinary accounting practices in the jurisdiction in which such Foreign Employee Benefit Plan is maintained. The aggregate unfunded liabilities, after giving effect to any reserves for such liabilities, with respect to such Foreign Employee Benefit Plans are not material. There are no actions, suits or claims (other than routine claims for benefits) pending or, to the knowledge of such Borrower, threatened against such Borrower, any of its Subsidiaries or any Commonly Controlled Entity with respect to any Foreign Employee Benefit Plan that would subject such Borrower, any of its Subsidiaries or an Commonly Controlled Entity to a liability in excess of $5,000,000.

          8.13 INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Borrower is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

          8.14 SUBSIDIARIES. On the Closing Date, the Subsidiaries of the Company, their jurisdiction of incorporation and the percentage of the Capital Stock thereof which is owned (directly or indirectly) by the Company shall be as set forth on Schedule 8.14.

          8.15  ENVIRONMENTAL MATTERS.  Except as set forth on Schedule 8.15:

          (a) none of the Company, any of its Subsidiaries or any of their respective operations or present or past Property are subject to any investigation by, or any judicial or administrative proceeding, order, judgment, settlement, decree or other agreement alleging or addressing (i) a material violation of any Environmental, Health or Safety Requirement of Law; (ii) any Remedial Action; or (iii) any material claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, nor has the Company or any of its Subsidiaries received any notice of the foregoing, except, in each case, for any matter that, individually or in the aggregate is not reasonably likely to have a Material Adverse Effect;

          (b) none of the Company or any of its Subsidiaries is or has been the owner or operator of any Property that has any of the following that would reasonably be likely to have a Material Adverse Effect:

                 (i)     any past or present on-site generation,
          treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state or local equivalent;

                (ii) any past or present landfill, waste-pile, underground storage tank or surface impoundment;

               (iii)   any asbestos-containing material or any Contaminant;

                (iv) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment;

          (c) no Environmental Lien has attached to any Property of the Company or any of its Subsidiaries that would reasonably be likely to have a Material Adverse Effect;

          (d) there have been no Releases of any Contaminants into the environment in reportable quantities by the Company or any of its Subsidiaries or any other Person that would reasonably be likely to have a Material Adverse Effect;

          (e) neither the Company nor any of its Subsidiaries has any contingent liability in connection with any Release or threatened Release of any Contaminants into the environment that would reasonably be likely to have a Material Adverse Effect;

          (f) neither the Company nor any of its Subsidiaries has disposed of or sent or directly arranged for the transport of any waste or Contaminant at or to any site listed or proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS"), or any similar state list, or any other location the effect of which would reasonably be likely to have a Material Adverse Effect;

          (g) no present or past Property of the Company or any of its Subsidiaries is listed or proposed for listing on the NPL pursuant to CERCLA or on the CERCLIS or any similar state list of sites requiring Remedial Action, and the Company and its Subsidiaries are unaware of any conditions on such Property that would qualify such Property for inclusion on any such list, except, in either case, where such listing would not reasonably be likely to have a Material Adverse Effect;

          (h) neither the Company nor any of its Subsidiaries is subject to any Environmental Property Transfer Act as a result of the transactions contemplated by the Credit Documents or, to the extent such acts are applicable to any such property, the Company or the relevant Subsidiary has fully complied with the requirements of such acts, except where the failure to comply would not reasonably be likely to have a Material Adverse Effect;

          (i) neither the Company nor any of its Subsidiaries has assumed, either contractually or by operation of law, any liabilities or potential liabilities under any Environmental, Health or Safety Requirements of Law except where (i) such assumption would not reasonably be likely to have a Material Adverse Effect or (ii) the Company has received a written indemnity with respect to such liabilities or potential liabilities (as the case may be) from a Person (other than the Company or any of its Subsidiaries) who would reasonably be expected to pay in full all reasonable claims in respect of such indemnity; and

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                                                                           63

          (j) The Company and each of its Subsidiaries has obtained, and is in compliance with, all permits, approvals, registrations, authorization licenses, variances, facility security clearances and personnel security clearances, and all permissions required from a Governmental Authority required under any Environmental, Health or Safety Requirements of Law, except where the failure to obtain or comply therewith would not, in the aggregate, reasonably be likely to have a Material Adverse Effect.

          8.16 COLLATERAL DOCUMENTS. (a) Upon execution and delivery thereof by the parties thereto, each Security Document (other than the Foreign Pledge Agreements) will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and, when the Collateral Agent has received the stock certificates evidencing the Capital Stock pledged thereunder (together with the related stock power), the security interests granted pursuant thereto shall constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in the Collateral described therein.

          (b) Upon execution and delivery thereof by the parties thereto, each Foreign Pledge Agreement will be effective to create in favor of the Collateral Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in not less than 65% of the Capital Stock of each Foreign Subsidiary which is directly owned by the Company or a Domestic Subsidiary and, when the actions (if any) specified in the legal opinion delivered in connection with such Foreign Pledge Agreement have been duly taken, the security interests granted pursuant thereto shall constitute a perfected first lien on, and security interest in, all right, title and interest of the pledgor party thereto in such Capital Stock.

          8.17 ACCURACY AND COMPLETENESS OF INFORMATION. The factual statements contained in the financial statements referred to in subsection 8.1(a) and (b), the Credit Documents (including the schedules thereto) and any other certificates or documents furnished or to be furnished to the Administrative Agent, the Collateral Agent or the Lenders from time to time in connection with this Agreement, taken as a whole, do not and will not, to the best knowledge of the Company and its Subsidiaries, as of the date when made, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which the same were made, all except as otherwise qualified herein or therein, such knowledge qualification being given only with respect to factual statements made by Persons other than the Company or any of its Subsidiaries.

          8.18 PROJECTIONS. Each of the Company's business plans and all other financial projections and related materials and documents delivered to the Lenders pursuant hereto were prepared in good faith on the basis of the assumptions accompanying them, and such projections and assumptions as of the date of preparation thereof were, and as of the Closing Date are, reasonable in light of the then current and foreseeable business conditions and prospects of the Company and its Subsidiaries and represented management's opinion of the Company's and its Subsidiaries' projected financial performance based on the information available to the Company at the time so furnished, it being understood that nothing contained in this subsection 8.18 shall

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                                                                           64

constitute a representation or warranty that such future financial performance or results of operations will in fact be achieved.

          8.19 SOLVENCY. Each Borrower is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be, Solvent.

          8.20 GOVERNMENT CONTRACTS. (a) None of the Company or any of its Subsidiaries or any of their respective Affiliates is party to any Contractual Obligation or subject to any Requirement of Law as a result of any conflict of interest by, between or among the Company, such Subsidiaries or such Affiliates or otherwise that would result in the termination of any contract with any Governmental Authority or that would impose any limitation on the ability of the Company or such Subsidiary to perform any such contract, except where such termination or limitation is not reasonably likely to have a Material Adverse Effect, or to continue its business substantially as presently conducted and proposed to be conducted.

          (b) (i) None of the Company, any of its Subsidiaries or any of their respective directors or executive officers is (or during the last three years has been) under administrative, civil or criminal investigation or indictment by any Governmental Authority, with respect to any alleged irregularity, misstatement or omission arising under or relating to any contract with a Governmental Authority; and (ii) during the last three years, none of the Company or any of its Subsidiaries has conducted or initiated any internal investigation or made a voluntary disclosure to the United States Government with respect to any alleged irregularity, misstatement or omission arising under or relating to a contract with any Governmental Authority, in each case except (with respect to such matters occurring after the Closing Date) as disclosed in writing to the Lenders.

          (c)  Except (with respect to such matters occurring after the Closing
Date) as disclosed in writing to the Lenders, none of the Company or any of its Subsidiaries or any of their respective directors or executive officers is (or during the last three years has been) suspended or debarred from doing business with the United States Government or is (or during such period was) the subject of a finding of nonresponsibility or ineligibility for United States Government contracting.


                           SECTION 9.  CONDITIONS PRECEDENT

          9.1 CONDITIONS TO INITIAL LOANS. The agreement of each Lender to make the initial Loans and other extensions of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan or other extension of credit (and, in any event, on or prior to March 31, 1998), of the following conditions precedent:

          (a)  CREDIT DOCUMENTS.  The Administrative Agent shall have received
     (i) this Agreement, executed and delivered by a duly authorized officer of each Borrower, (ii) the Company Pledge Agreement, executed and delivered by a duly authorized officer of the Company, (iii) the Subsidiary Pledge Agreement, executed and delivered by a duly authorized officer of each Domestic Subsidiary party thereto, (iv) the Foreign Pledge

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                                                                           65

     Agreements, each executed and delivered by a duly authorized officer of each party thereto, (v) the Company Guaranty, executed and delivered by a duly authorized officer of the Company, (vi) the Subsidiary Guaranty, executed and delivered by a duly authorized officer of each Domestic Subsidiary party thereto.

          (b) RELATED AGREEMENTS. The Administrative Agent shall have received true and correct copies, certified as to authenticity by the Company, of such other documents or instruments as may be reasonably requested by the Administrative Agent.

          (c) CORPORATE PROCEEDINGS OF THE COMPANY. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Company authorizing (i) the execution, delivery and performance of this Agreement and the other Credit Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party, certified by the Secretary or an Assistant Secretary of the Company as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (d) COMPANY INCUMBENCY CERTIFICATE. The Administrative Agent shall have received a Certificate of the Company, dated the Closing Date, as to the incumbency and signature of the officers of the Company executing any Credit Document satisfactory in form and substance to the Administrative Agent.

          (e) CORPORATE PROCEEDINGS OF CREDIT PARTIES. The Administrative Agent shall have received a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each Credit Party (other than the Company) which is a party to a Credit Document authorizing (i) the execution, delivery and performance of the Credit Documents to which it is a party and (ii) the granting by it of the Liens created pursuant to the Security Documents (if any) to which it is a party, certified by the Secretary or an Assistant Secretary (or another competent officer or a director) of each such Subsidiary as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (f) CREDIT PARTY INCUMBENCY CERTIFICATES. The Administrative Agent shall have received a certificate of each Credit Party (other than the Company), dated the Closing Date, as to the incumbency and signature of the officers of such Credit Party executing any Credit Document, satisfactory in form and substance to the Administrative Agent.

          (g) CORPORATE DOCUMENTS. The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws of the Company, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company.

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                                                                           66

          (h) FEES. Each of the Administrative Agent and the Collateral Agent shall have received the fees to be received on the Closing Date referred to in subsection 7.16.

          (i) LEGAL OPINIONS. The Administrative Agent shall have received the following executed legal opinions:

                    (i) the executed legal opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company and the other Credit Parties, substantially in the form of Exhibit E;

                    (ii)   the executed legal opinions of counsel described on
          Schedule 9.1, which opinions shall be in form and substance reasonably acceptable to the Administrative Agent.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require. The Company hereby directs each of its special counsel, Skadden, Arps, Slate, Meagher & Flom LLP, and each of the foreign counsel to the Borrowers to prepare and deliver to the Administrative Agent, the Collateral Agent and the Lenders, its opinions.

          (j) PLEDGED STOCK; STOCK POWERS. The Administrative Agent shall have received the certificates representing the shares pledged pursuant to each of the Pledge Agreements (it being understood that the Capital Stock of each of Composites-Austria, Hexcel-France and Salver is represented by uncertificated securities and that the Capital Stock of Hexcel-Belgium exists in registered form), together with (if legally possible) an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (k) ACTIONS TO PERFECT LIENS. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

          (l) NO CONSENTS. The Company and its Subsidiaries shall have obtained all consents and approvals of Governmental Authorities and third parties necessary or reasonably advisable in connection with the Loans and other extensions of credit hereunder and the continuing operations of the Company and its Subsidiaries; all such consents and approvals shall be in full force and effect and all applicable appeal and waiting periods shall have expired without any governmental or judicial action being taken or threatened that has had or would be reasonably likely to have a Material Adverse Effect.

          (m) FEES. The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced a reasonable time prior to the Closing Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Company and its

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                                                                           67

     Subsidiaries hereunder or under any other Credit Document.

          9.2 CONDITIONS TO EACH LOAN. The agreement of each Lender to make any Loan or other extension of credit requested to be made by it on any date (including, without limitation, any Loan or other extension of credit to be made on the Closing Date) is subject to the satisfaction of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrowers requesting such Loan or other extension of credit in or pursuant to the Credit Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans and other extensions of credit requested to be made on such date.

          (c) NO MATERIAL ADVERSE CHANGE. No event shall have occurred since December 31, 1996, which has or is reasonably likely, in the opinion of the Majority Lenders, to have a material adverse effect on the business, condition (financial or otherwise), performance, properties or prospects of the Borrower requesting such Loan or other extension of credit or the Subsidiary Guarantors, taken as a whole, or of the Company and its Subsidiaries, taken as a whole.

          (d) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by a Borrower hereunder shall constitute a representation and warranty by such Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.

                          SECTION 10.  AFFIRMATIVE COVENANTS

          The Company hereby agrees that, so long as the Aggregate Revolving Credit Commitment or the European Overdraft Commitment remains in effect or any amount is owing to any Lender, the Collateral Agent or the Administrative Agent hereunder or under any other Credit Document, it shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          10.1 FINANCIAL STATEMENTS. Furnish to the Administrative Agent (who shall promptly forward such documents to the Lenders):

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company after the Closing Date, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

          (c) not later than 30 days (or, in the case of the first fiscal month following the Closing Date, 45 days) after the end of each fiscal month of the Company (not already provided for in 10.1(a) or (b)), a copy of the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and cash flows of the Company and its consolidated Subsidiaries for such month, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          10.2 CERTIFICATES; OTHER INFORMATION. Furnish to the Administrative Agent (who shall promptly forward such documents to the Lenders):

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                                                                           69

          (a) concurrently with the delivery of the financial statements referred to in subsection 10.1(a), a letter from the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such letter;

          (b) concurrently with the delivery of the financial statements referred to in subsections 10.1(a) and (b), a certificate of a Responsible Officer, substantially in the form of Exhibit H;

          (c) not later than thirty days after the end of each fiscal year of the Company, a combined annual budget (in the format customarily utilized by the Company for making financial projections) of (i) the Company and its Domestic Subsidiaries, (ii) each Foreign Borrower and (iii) the Company and its Subsidiaries for the succeeding fiscal year of the Company, displaying on a quarterly basis the anticipated balance sheets as at the end of such period and the related statements of income and cash flow of each of the Persons described in clauses (i) through (iii) above;

          (d) during the month of March in each calendar year, the Company shall submit to the Administrative Agent and the Lenders a report prepared by the appropriate officers of the Company summarizing the status of any material environmental, health or safety non-compliance, hazard or liability issues, and identifying the cash expenditures for Liabilities and Costs arising out of or relating to such environmental health or safety matters made by the Company and its Subsidiaries during the previous calendar year; and

          (e) within five days after the same are sent, copies of all financial statements and reports which the Company sends to its stockholders or debtholders generally, and within five days after the same are filed, copies of all financial statements and reports which the Company may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

          (f) promptly, such additional financial and other information as any Lender (acting through the Administrative Agent) may from time to time reasonably request.

          10.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

          10.4 CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. (a) Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except (i) as otherwise permitted pursuant to subsection 11.5 and (ii) to the extent that the failure to maintain or preserve such rights, privileges and franchises would not reasonable be expected to have a Material Adverse Effect.

          (b) Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          10.5 MAINTENANCE OF PROPERTY; INSURANCE. (a) Keep all property useful and necessary in its business in good working order and condition; PROVIDED that nothing contained in this subsection 10.5 shall be deemed to prohibit the Company or any of its Subsidiaries from discontinuing the operation or maintenance of any such property if such discontinuance (i) is, in the reasonable judgment of the Company or such Subsidiary, necessary or appropriate in the conduct of its business, (ii) is otherwise permitted by this Agreement and (iii) would not be reasonably likely to have a Material Adverse Effect.

          (b) Maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

          10.6 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and (subject to applicable Requirements of Law concerning classified information and to the rights of any tenants or licensees of such properties) permit representatives of the Administrative Agent (or, after the occurrence and during the continuance of any Event of Default under Section 12(a), any Lender) to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (upon reasonable written notice) and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants. All reasonable costs and expenses incurred by the Administrative Agent as a result of any inspections, audits and examinations conducted pursuant to this subsection 10.6 shall be paid by the Company.

          10.7 NOTICES. Promptly give notice to the Administrative Agent and each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting the Company or any of its Subsidiaries which (after giving effect to any applicable insurance coverage) would be reasonably likely to have (in the Company's reasonable judgment) a Material Adverse Effect;

          (d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

          (e) any loss or threatened loss of the security clearances necessary for the operation of the Company's "government contracts business" unless disclosure thereof is prohibited by any Requirement of Law; and

          (f) any development or event which has had or could reasonably be expected to have (i) a Material Adverse Effect or (ii) a material adverse effect on the value of, or the Collateral Agent's interest in, the Collateral.

Each notice pursuant to this subsection 10.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

          10.8 FURTHER ASSURANCES. Upon the request of the Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Collateral Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

          10.9 ADDITIONAL COLLATERAL. (a) With respect to any Person (other than a Domestic Subsidiary formed for the sole purpose of holding the capital stock of one or more of the Company's Foreign Subsidiaries) that, subsequent to the Closing Date, becomes a Domestic Subsidiary which is a Material Subsidiary, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Collateral Agent, for the benefit of the Lenders, a new pledge agreement or such amendments to the existing Pledge Agreements as the Administrative Agent shall deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by the Company or any of its Subsidiaries, (ii) deliver to the Collateral Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) cause such new Subsidiary
(A) to become a party to the Subsidiary Guaranty, in each case pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the relevant Security Documents to be duly perfected in accordance with all applicable Requirements of Law and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (b) With respect to any Person that, subsequent to the Closing Date, becomes a Foreign Subsidiary and which has Capital Stock which is owned directly by the Company or a Domestic Subsidiary which is a Material Subsidiary, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Collateral Agent a new Foreign Pledge Agreement or such amendments to the relevant Foreign Pledge Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Collateral Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned directly by the Company or any of its Domestic Subsidiaries (PROVIDED that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged if the pledge of more than such amount would be reasonably likely to cause adverse tax consequences), (ii) to the extent reasonably deemed advisable by the Administrative Agent, deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of the Company or such Subsidiary, as the case may be, (iii) take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses
(i) through (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

Each Foreign Borrower hereby covenants and agrees that it shall not take any action or fail to take any action which would constitute a Default or Event of Default hereunder.


                           SECTION 11.  NEGATIVE COVENANTS

          The Company hereby agrees that, so long as the Aggregate Revolving Credit Commitment or the European Overdraft Commitment remains in effect or any amount is owing to any Lender, the Collateral Agent or the Administrative Agent hereunder or under any other Credit Document, it shall not and (except in the case of subsection 11.1) shall not permit any of its Subsidiaries to, directly or indirectly:

          11.1  FINANCIAL CONDITION COVENANTS.

          (a) MINIMUM INTEREST COVERAGE RATIO. Permit the Interest Coverage Ratio of the Company and its Subsidiaries on the last day of any fiscal quarter of the Company to be less than 3.0 to 1.0.

          (b) MAXIMUM LEVERAGE RATIO. Permit the Leverage Ratio of the Company and its Subsidiaries on the last day of any fiscal quarter of the Company to be greater than 4.75 to

1.0.

          (c) MINIMUM FIXED CHARGE COVERAGE RATIO. Permit the Fixed Charge Coverage Ratio of the Company and its Subsidiaries on the last day of any fiscal quarter of the Company to be less than 2.0 to 1.0.

          11.2 LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness (including, in any event, any preferred stock), except:

          (a) Indebtedness of the Borrowers and their Subsidiaries under this Agreement and the other Credit Documents, and other Indebtedness of the Borrowers arising pursuant to Interest Rate Agreements, currency hedging agreements and foreign exchange contracts to which any Lender or Affiliate thereof is a party;

          (b) Indebtedness listed on Schedule 11.2 and any refinancings, refundings, renewals or extensions thereof; PROVIDED that (x) the aggregate principal amount of replacement Indebtedness is not greater than the principal amount of the Indebtedness being so replaced and (y) the terms of such replacement Indebtedness are, in the aggregate, no less favorable to the Company or such Subsidiary than the terms of the Indebtedness being so replaced;

          (c) Financing Leases and purchase money Indebtedness incurred by the Company or any of its Subsidiaries to finance the acquisition of tangible or intangible assets, and Indebtedness incurred by the Company or any of its Subsidiaries to refinance such Financing Leases and purchase money Indebtedness, in an aggregate principal amount not to exceed $20,000,000 (or the Local Equivalent thereof) at any one time outstanding;

          (d) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary;

          (e) Indebtedness of a Person which becomes a Subsidiary after the Closing Date; PROVIDED that (i) such Indebtedness existed at the time such Person became a Subsidiary and was not created in anticipation thereof and
     (ii) immediately after giving effect to the acquisition of such Person by the Borrower no Default or Event of Default shall have occurred and be continuing, and any refinancings, refundings, of renewals or extensions thereof; PROVIDED that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension;

          (f)  Permitted Subordinated Indebtedness of the Company;

          (g) Indebtedness incurred for the working capital purposes of the Foreign Borrowers in an aggregate principal amount not to exceed $125,000,000 (or the Local Equivalent thereof) at any one time outstanding; PROVIDED that (x) the Aggregate Revolving Credit Commitment shall be temporarily reduced by the amount of any

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                                                                           74

     Indebtedness incurred pursuant to this subsection 11.2(g) and (y) during such time as a Foreign Borrower has any Indebtedness under this subsection 11.2(g), it shall have no outstanding European Revolving Loans hereunder;

          (h) foreign currency cap agreements, foreign currency rate swap agreements and other similar agreements and arrangements entered into by the Company or any Subsidiary to provide protection against fluctuations in foreign currency rates; PROVIDED that such agreements are entered into by the Company or any Subsidiary in the ordinary course of business;

          (i) Indebtedness of the Company in respect of unsecured standby and commercial letters of credit issued by a Lender in an aggregate face amount (including, without limitation, any reimbursement obligations owing in respect thereof) not to exceed $10,000,000 (or the Local Equivalent thereof) at any one time outstanding;

          (j) Indebtedness of the Company owing to employees of the Company and its Subsidiaries on account of employee contributions to a non-qualified benefit plan;

          (k) Preferred stock of Subsidiaries of the Company and subordinated Indebtedness of the Company or any of its Domestic Subsidiaries which is upon terms reasonably satisfactory to the Majority Lenders; PROVIDED that the PRO FORMA Leverage Ratio of the Company and its Subsidiaries (based upon the EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters most recently ended and the Indebtedness of the Company and its Subsidiaries on the date of, and after giving effect to, the incurrence of such Indebtedness) is not more than 4.5 to 1.0; and

          (l) additional Indebtedness in an aggregate principal amount not to exceed $20,000,000 (or the Local Equivalent thereof) at any time outstanding.

          11.3 LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes, assessments and governmental charges not yet due or which are being contested in good faith by appropriate proceedings, PROVIDED that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or any Subsidiary;

          (f) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

          (g) Liens in favor of banking institutions arising as a matter of law and encumbering the deposits (including the right of setoff) held by such banking institutions in the ordinary course of business and which are within the general parameters customary in the banking industry;

          (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods; and

          (i)  Liens created pursuant to the Security Documents;

          (j) Liens listed on Schedule 11.3, securing Indebtedness permitted by subsection 11.2(b), PROVIDED that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (k) purchase money Liens (including the interest of a lessor under a Financing Lease) and Liens to which any Property is subject at the time of the acquisition thereof securing Indebtedness permitted by subsection 11.2(c) and limited in each case to the property purchased or subject to such lease;

          (l) any attachment or judgment Lien the existence of which does not constitute an Event of Default under Section 12(h);

          (m) Liens securing Indebtedness permitted by subsection 11.2(g); PROVIDED that such Lien shall encumber only assets of the Foreign Borrower who is the primary obligor in respect of such Indebtedness and shall encumber only assets which are located outside of the United States of America;

          (n) Liens on the property or assets of a Person which becomes a Subsidiary after the Closing Date securing Indebtedness permitted by
     Section 11.2(e); PROVIDED that (i) such Liens existed at the time such Person became a Subsidiary and were not created in anticipation thereof,
     (ii) any such Lien is not spread to cover any property or assets of

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                                                                           76

     such Person after the time such corporation becomes a Subsidiary, and
     (iii) the amount of Indebtedness secured thereby is not increased; and

          (o) additional Liens securing Indebtedness which, in the aggregate with the amount guaranteed pursuant to any Guarantee Obligation created in reliance upon the provisions of subsection 11.4(i), does not exceed 5% of the consolidated net assets of the Company and its Subsidiaries; PROVIDED that no Default or Event of Default has occurred and is continuing at the time that such Indebtedness is incurred.

          11.4 LIMITATION ON GUARANTEE OBLIGATIONS. Create, incur, assume or suffer to exist any Guarantee Obligation except:

          (a)  Guarantee Obligations listed on Schedule 11.4;

          (b)  Guarantee Obligations arising under the Credit Documents;

          (c) Guarantee Obligations arising on account of obligations, warranties and indemnities which (i) are not with respect to Indebtedness of any Person, (ii) have been or are undertaken or made in the ordinary course of business or in connection with the sale of assets permitted by subsection 11.6(f) and (iii) are not for the benefit of or in favor of an Affiliate of the Company or any of its Subsidiaries;

          (d) Guarantee Obligations of (i) the Company in respect of obligations of any of its Wholly-owned Subsidiaries and (ii) any Subsidiary of the Company in respect of obligations of the Company or any wholly-owned Subsidiary of the Company;

          (e) Guarantee Obligations with respect to obligations, warranties and indemnities (other than with respect to Indebtedness) arising (i) in the ordinary course of business, (ii) under the Existing Transaction Documents or the Transaction Documents or (iii) with respect to customary representations, warranties and indemnities entered into in connection with the sale or other disposition of assets;

          (f) Guarantee Obligations in respect of payments made by the Company to Dainippon Ink & Chemical, Inc. in an aggregate amount not to exceed at any time $10,500,000;

          (g) Guarantee Obligations in respect of Indebtedness of Subsidiaries of the Company which was incurred in reliance upon the provisions of subsection 11.2(g);

          (h) Guarantee Obligations constituting Investments pursuant to subsection 11.8(j); and

          (i) additional Guarantee Obligations of the Company and its Subsidiaries in respect of obligations which, in the aggregate with the aggregate amount of Indebtedness secured by Liens incurred in reliance upon the provisions of subsection 11.3(n), does not exceed 5% of the consolidated net assets of the Company and its Subsidiaries; PROVIDED

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                                                                           77

     that no Default or Event of Default has occurred and is continuing at the time that such Guarantee Obligation is incurred.

          11.5 LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary of the Company (other than a Borrower) may be merged or consolidated with or into the Company (PROVIDED that the Company shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the Company (PROVIDED that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving corporation); and

          (b) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other Wholly-owned Subsidiary of the Company.

          11.6 LIMITATION ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Company or any wholly owned Subsidiary, except:

          (a)  the sale of inventory in the ordinary course of business;

          (b) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

          (c) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

          (d) assignments and licenses of intellectual property of the Company and its Subsidiaries (i) to joint ventures, (ii) in the ordinary course of business or (iii) pursuant to the Strategic Alliance Agreement;

          (e) leases of owned real property and subleases of leased real property, to the extent such leases and subleases have anticipated annual rentals of less than $1,000,000 each; PROVIDED, HOWEVER, leases and subleases of real property among the Company and its subsidiaries or among such subsidiaries shall be permitted without regard to anticipated annual rentals;

          (f) the sale by the Company and its Subsidiaries of all or any part of the property referred to on Schedule 7.5; PROVIDED, that (i) the Administrative Agent shall have received the documentation evidencing such sales, (ii) such sales shall not be made for

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                                                                           78

     less than the fair market value of such Property and for consideration other than at least 85% cash and (iii) the Net Proceeds arising from such sales shall not be substantially less than the amount specified with respect to such Property listed on Schedule 9.5;

          (g)  sales permitted by subsection 11.5 or 11.9; and

          (h) additional sales of assets not in excess of $20,000,000 (or the Local Equivalent thereof) in any fiscal year.

Any Collateral which is sold, transferred or otherwise conveyed pursuant to this subsection 11.6 to a Person other than the Company and its Subsidiaries shall, upon the consummation of such sale in accordance with the terms of this Agreement and the other Credit Documents, be released from the Liens granted pursuant to the Security Documents and each Lender hereby authorizes and instructs each of the Administrative Agent and the Collateral Agent to take such action as the Company reasonably may request to evidence such release.

          11.7 LIMITATION ON RESTRICTED PAYMENTS. Declare or pay any dividend (other than dividends payable solely in common stock of the Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Company or any warrants or options to purchase any such Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "RESTRICTED PAYMENTS"), except that, during such time as no Default or Event of Default has occurred and is continuing or would result therefrom, the Company may make Restricted Payments with respect to (a) employee or director stock options, stock incentive plans or restricted stock plans of the Company, (b) the purchase from time to time by the Company of its common stock (for not more than market price) with the proceeds of the exercise by grantees under any equity-based incentive plan (c) other purchases from time to time by the Company of its common stock not to exceed $10,000,000 in the aggregate since the date hereof and (d) transactions otherwise permitted pursuant to subsection 11.14.

          11.8 LIMITATION ON INVESTMENTS. Make any Investment in any Person after the Closing Date, except:

          (a)  Investments in cash and Cash Equivalents;

          (b) Investments received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (c) Investments on account of (i) intercompany loans which are permitted by subsection 11.2(d), (ii) the purchase of equity interests of, and the making of capital

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                                                                           79

     contributions to, Wholly-owned Subsidiaries and (iii) Permitted Belgian Capital;

          (d) cash contributions to Hexcel Foundation not to exceed $500,000 in the aggregate in any fiscal year; PROVIDED, that the unused portion of such amount may be used in the next succeeding year;

          (e) Investments specifically contemplated by any Existing Transaction Document;

          (f) promissory notes and other Investments received as consideration pursuant to transactions permitted by subsection 11.6(f);

          (g)  extensions of trade credit in the ordinary course of business;

          (h) loans and advances to employees of the Company and its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business;

          (i) Investments on account of the acquisition by the Company and its Subsidiaries of all or substantially all of the capital stock or assets of any Person (or business units thereof); PROVIDED that, after giving effect to the consummation of such Investment, the Leverage Ratio of the Company and its Subsidiaries (determined on a PRO FORMA basis, based upon the EBITDA of the Company, its Subsidiaries and the acquired entity for the period of four consecutive fiscal quarters most recently ended and the Indebtedness of the Company, its Subsidiaries and the acquired entity after giving effect to the consummation of such Investment) is not more than 4.5 to 1.0; and

          (j) additional Investments by the Company and its Subsidiaries; PROVIDED that, after giving effect to the consummation of such Investment,
     (i) the aggregate amount of all Investments (with the amount of any Guarantee Obligations being deemed to be the amount so guaranteed) made by the Company and its Subsidiaries in reliance upon the provisions of this subsection 11.8(j) does not exceed the greater of (A) $75,000,000 and (B) the amount then equal to 15% of the consolidated tangible net assets of the Company and its Subsidiaries and (ii) the Leverage Ratio of the Company and its Subsidiaries (based upon the EBITDA of the Company and its Subsidiaries for the period of four consecutive fiscal quarters most recently ended and the Indebtedness of the Company and its Subsidiaries after giving effect to the consummation of such Investment) is not more than 4.5 to 1.0.

          11.9 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to prohibit (i) employment or compensation agreements or other arrangements with officers or directors of

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                                                                           80

the Company or any of its Subsidiaries which have been approved by the Board of Directors of the Company or any committee of the disinterested directors of the Company, (ii) existing management agreements, (iii) stock options and awards granted to employees and directors of the Company or any of its Subsidiaries under existing Plans or other employee benefit Plans, and (iv) any contract or transaction providing for indemnification of officers or directors of the Company or any of its Subsidiaries from liability, or providing or maintaining insurance or other arrangements on behalf of any such officer or director against any liability asserted against such person and incurred in or arising out of such capacity, (v) the transactions set forth on Schedule 11.9 or permitted by subsection 11.5 and (vi) transactions which are expressly contemplated by the Existing Transaction Documents.

          11.10 LIMITATION ON SALES AND LEASEBACKS. Enter into any arrangement with any Person providing for the leasing by the Company or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Company or such Subsidiary, other than any such transactions relating to the sale and lease of equipment upon terms and subject to conditions satisfactory to the Administrative Agent to the extent that the aggregate fair market value of all equipment sold does not exceed $20,000,000 (or the Local Equivalent thereof).

          11.11  LIMITATION ON CHANGES IN FISCAL YEAR OR ACCOUNTING TREATMENT.
(a) Permit the fiscal year of the Company to end on a day other than December 31.

          (b) Make any material change in accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP and disclosed to the Lenders and the Administrative Agent.

          11.12 LIMITATION ON NEGATIVE PLEDGE CLAUSES. Enter into with any Person any agreement, other than (a) the Credit Documents and (b) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Company or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          11.13 LIMITATION ON LINES OF BUSINESS. Enter into any business, either directly or through any Subsidiary, which would not reasonably be considered to be related to (or an extension of) the businesses in which the Company and its Subsidiaries are engaged on the date hereof.

          11.14 LIMITATION ON MODIFICATION OF AGREEMENTS AND PAYMENTS ON ACCOUNT OF DEBT. (a) Prepay, redeem, purchase, repurchase, defease or retire any long-term Indebtedness, other than (i) the Indebtedness hereunder, (ii) any intercompany Indebtedness permitted by subsection 11.1 if an Event of Default is not existing and would not result from giving effect to such prepayment, (iii) other scheduled payments in respect of Indebtedness, (iv) regularly scheduled payments on the Permitted Subordinated Indebtedness, (v) payments of equity or cash

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                                                                           81

made upon the conversion of any Permitted Subordinated Indebtedness into equity in accordance with the relevant indenture governing such Indebtedness, PROVIDED that (A) such payments are permitted to be made under the terms of the Permitted Subordinated Indebtedness, (B) no Default or Event of Default has occurred and is continuing and (C) payments of cash do not exceed $10,000,0000 in the aggregate, and (vi) payments of Indebtedness made in connection with (A) the Existing Transaction Documents or (B) as set forth on
Schedule 11.14; PROVIDED that nothing contained herein shall be deemed to prohibit (x) the Company from converting into equity any intercompany Indebtedness which is owing to it from any of its Subsidiaries, (y) any Subsidiary of the Company from converting into equity any Indebtedness which is owing to it from any other Subsidiary or (z) the conversion of the Permitted Subordinated Indebtedness into common stock of the Company in a manner not inconsistent with the terms thereof (and the payment of (i) cash adjustments by the Company in lieu of issuing fractional shares of common stock upon the conversion of the Subordinated Ciba Notes or the Subordinated Debentures and (ii) accrued interest thereon).

     (b) Amend, supplement or otherwise modify the terms of any Existing Transaction Document, the Subordinated Debentures, the Subordinated Debenture Indenture, the Subordinated Convertible Notes or the Subordinated Convertible Notes Indenture in any material respect, other than amendments to any non-material Existing Transaction Document in a manner which could not reasonably be expected to be adverse to the Lenders.

     (c) Amend, supplement or otherwise modify the terms of (i) its articles/certificate of incorporation (or the equivalent organizational documents), (ii) its by-laws (or the equivalent governing documents, if any), or
(iii) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of its Capital Stock, except for any such amendments, supplements and other modifications which could not reasonably be expected to adversely affect the rights or interests of the Administrative Agent or the Lenders.

          11.15 NO NEW RESTRICTIONS ON SUBSIDIARY DIVIDENDS. Agree to create or otherwise permit to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to:

          (a) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock;

          (b) make any other distribution or transfer of funds or assets to the Company; or

          (c) make loans or advances to or other Investments in, or pay any Indebtedness or other obligation owing to, the Company;

except to the extent required by (x) any applicable Requirements of Law, (y) the Credit Documents or the Subordinated Ciba Notes Indenture or (z) to the extent permitted (including, without limitation, by waiver of applicable restrictions contained therein) by the Subordinated Ciba Notes Indenture, any document or agreement governing Indebtedness which is incurred in reliance upon the provisions of subsection 11.2(g).

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                                                                             82

Each Foreign Borrower hereby covenants and agrees that it shall not take any action or fail to take any action which would constitute a Default or Event of Default hereunder.


                            SECTION 12.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) Any Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or any Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

          (b) Any representation or warranty made or deemed made by the Company or any other Credit Party herein or in any other Credit Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Credit Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) The Company or any other Credit Party shall default in the observance or performance of any agreement contained in Section 11 or any negative covenant contained in any of the other Credit Documents; or

          (d) The Company or any other Credit Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Credit Document (other than as provided in paragraphs (a) through (c) of this Section), and such default (to the extent that it is susceptible to remedy) shall continue unremedied for a period of 30 days; or

          (e) The Company or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; PROVIDED, HOWEVER, that no Default or Event of Default shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $10,000,000 (or the Local Equivalent thereof); or

          (f) (i) The Company or any of its Material Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Material Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Material Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Material Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Material Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Material Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, involve an aggregate amount in excess of $3,000,000; or

          (h) One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate a net liability (after reduction for the amount of any applicable insurance coverage) of $10,000,000 (or the Local Equivalent thereof) or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (i) (i) Any of the Security Documents (or any material provision of any thereof) shall cease, for any reason, to be in full force and effect, or the Company or any other Credit Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except, in each case, to the extent such cessation is (A) in accordance with the terms of the Credit Documents or (B) a result of (x) the failure of the Collateral Agent to maintain possession of the securities representing the Collateral or (y) the gross negligence or willful misconduct of any of the Administrative Agent, the Collateral Agent or the Lenders; or

          (j) Any of the Guarantees (or any material provision of any thereof) shall cease, for any reason, to be in full force and effect, or the Company or any other Credit Party which is a party to any of the Guarantees shall so assert; or

          (k)  Any Change of Control shall occur; or

          (l) Any Foreign Borrower shall cease to be (or shall not be) a Wholly-owned Subsidiary of the Company;

then, and in any such event, (A) if such event is a Bankruptcy Event with respect to any Borrower, automatically each of the Aggregate Revolving Credit Commitment and the European Overdraft Commitment shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company declare the Aggregate Revolving Credit Commitment and/or the European Overdraft Commitment to be terminated forthwith, whereupon such Commitment(s) shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the relevant Borrower shall at such time deposit in one or more cash collateral accounts opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Each Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Lender and the L/C Participants, a security interest in such cash collateral to secure all obligations of such Borrower under this Agreement and the other Credit Documents. Any amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit issued for the account of such Borrower, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the relevant Borrower. Each Borrower shall execute and deliver to the Administrative Agent, for the account of the relevant Issuing Lender and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such cash collateral account.

          Except as expressly provided above in this Section 12, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

            SECTION 13.  THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

          13.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints (a) the Administrative Agent as the administrative agent of such Lender under this Agreement and the other Credit Documents, (b) the Documentation Agent as the documentation agent hereunder and under the other Credit Documents, (c) the Collateral Agent as the collateral agent hereunder and under the other Credit Documents and (d) the Syndication Agent as the syndication agent hereunder and under the other Credit Documents. Each such Lender hereby further irrevocably authorizes the Administrative Agent and the Collateral Agent, in its respective capacity as such, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent or the Collateral Agent (as the case may be) by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto (including, without limitation, acting on behalf of and for the account of each Lender in the creation, execution, perfection, delivery and
enforcement of the Foreign Pledge Agreements).   Notwithstanding any
provision to the contrary elsewhere in this Agreement, neither the Administrative Agent not the Collateral Agent shall have any duties or responsibilities, except those expressly set forth with respect to it herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent or the Collateral Agent. Each Lender hereby acknowledges and agrees that Citibank, N.A., shall have no obligations or liability hereunder in its capacity as syndication agent and that Credit Suisse First Boston shall have no obligations or liability hereunder in its capacity as documentation agent.

          13.2 DELEGATION OF DUTIES. Each of the Administrative Agent and the Collateral Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorneys in-fact selected by it with reasonable care.

          13.3 EXCULPATORY PROVISIONS. None of the Administrative Agent, the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent or the Collateral Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Borrower to perform its obligations hereunder or thereunder. Neither the Administrative Agent nor the Collateral Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Borrower.

          13.4 RELIANCE BY ADMINISTRATIVE AGENT AND COLLATERAL AGENT. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent (as the case may be). Each of the Administrative Agent and the Collateral Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent or the Collateral Agent (as the case may be). Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders (or such larger number of Lenders as may be explicitly required hereunder), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          13.5 NOTICE OF DEFAULT. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of

Default hereunder unless it has received notice from the Collateral Agent, a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Collateral Agent receives such a notice, it shall promptly give notice thereof to the Administrative Agent. In the event that the Administrative Agent receives such a notice from the Collateral Agent, any Lender or a Borrower, the Administrative Agent shall give notice thereof to the Lenders. Each of the Administrative Agent and the Collateral Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders or (in the case of the Collateral Agent) as shall be reasonably directed by the Administrative Agent; PROVIDED that unless and until the Administrative Agent or the Collateral Agent (as the case may be) shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          13.6 NON-RELIANCE ON ADMINISTRATIVE AGENT, COLLATERAL AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that none of the Administrative Agent, the Collateral Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Collateral Agent (as the case may be) to any Lender. Each Lender represents to the Administrative Agent and the Collateral Agent that such Lender has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of each Borrower and made its own decision to make its Loans and other extensions of credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent hereunder, neither the Administrative Agent nor the Collateral Agent (as the case may be) shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, conditio (financial or otherwise), prospects or creditworthiness of any Borrower which may come into the possession of the Administrative Agent or the Collateral Agent (as the case may be) or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          13.7 INDEMNIFICATION. The Lenders agree to indemnify each of the Administrative Agent, the Collateral Agent, the Documentation Agent and the Syndication Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably (according to the percentage which the Revolving Credit Commitment of such Lender constitutes of the Aggregate Revolving Credit Commitment on the date on which indemnification is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent, the Collateral Agent, the Documentation Agent or the Syndication Agent in any way relating to or arising out of, the Aggregate Revolving Credit Commitment and/or the European Overdraft Commitment, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent, the Collateral Agent, the Documentation Agent or the Syndication Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent, the Collateral Agent, the Documentation Agent or the Syndication Agent (as the case may be). The agreements in this subsection 13.7 shall survive the payment of the Loans and all other amounts payable hereunder.

          13.8 AGENTS IN THEIR INDIVIDUAL CAPACITIES. Each of the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent and their respective Affiliates and Subsidiaries may make loans to, accept deposits from and generally engage in any kind of business with any Borrower as though the Administrative Agent, the Collateral Agent, the Documentation Agent or the Syndication Agent (as the case may be) were not the Administrative Agent, the Collateral Agent, the Documentation Agent or the Syndication Agent hereunder and under the other Credit Documents. With respect to the Loans and other extensions of credit made by it, each of the Administrative Agent, the Collateral Agent, the Documentation Agent and the Syndication Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not the Administrative Agent, the Collateral Agent, the Documentation Agent or the Syndication Agent (as the case may be), and the terms "Lender" and "Lenders" shall include each of the Administrative Agent, the Collateral Agent, the Documentation Agent and the Syndication Agent in its respective individual capacity.

          13.9 SUCCESSOR AGENTS. Each of the Administrative Agent, the Collateral Agent, the Documentation Agent and the Syndication Agent may resign as such upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as "Administrative Agent" or the Collateral Agent shall resign as "Collateral Agent" under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor Administrative Agent or Collateral Agent (as the case may be) for the Lenders, which successor Administrative Agent or Collateral Agent (PROVIDED that, to the extent that no Default or Event of Default is continuing at the time of such appointment, such Administrative Agent or Collateral Agent, as the case may be, shall have been approved by the Company), shall succeed to the rights, powers and duties of the Administrative Agent or the Collateral Agent (as the case may be) hereunder. Effective upon such appointment and approval, the term "Administrative Agent" or "Collateral Agent" (as the case may be) shall mean such successor Administrative Agent or Collateral Agent, and the rights, powers and duties of the former Administrative Agent as Administrative Agent or of the former Collateral Agent as Collateral Agent (as the case may be) shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral Agent (as the case may be) or any of the parties to this Agreement or any holders of the Loans. After any resignation of the retiring Administrative Agent as Administrative Agent or of the retiring Collateral Agent as Collateral Agent, the provisions of this
Section 13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent (as the case may be) under this Agreement and the other Credit Documents. Notwithstanding anything to the contrary contained herein, during such time as shares of capital stock of Hexcel Pottsville Corporation are pledged to the Collateral Agent pursuant to the terms hereof, any successor Collateral Agent shall be a Person who is acceptable to the Defense Investigative Service. If the Syndication Agent shall resign as "Syndication Agent" under this Agreement and the other Credit Documents, then no successor Syndication Agent shall be appointed. If the Documentation Agent shall resign as "Documentation Agent" under this Agreement and the other Credit Documents, then no successor Documentation Agent shall be appointed.

                              SECTION 14.  MISCELLANEOUS

          14.1 AMENDMENTS AND WAIVERS. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent (and/or, to the extent applicable, the Collateral Agent) may, from time to time, (a) enter into with each Borrower directly affected thereby written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of such Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Majority Lenders or the Administrative Agent (and/or, to the extent applicable, the Collateral Agent), as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall:

                (i) without the consent of each Lender directly affected thereby, (A) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, (B) reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or (C) increase the amount or extend the expiration date of any Lender's Revolving Credit Commitment;

                (ii) without the written consent of all the Lenders, (A) amend, modify or waive any provision of this subsection, (B) reduce the percentage specified in the definition of Required Lenders or Majority Lenders, (C) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Credit Documents or (D) release all or substantially all of the Collateral;

                (iii) without the prior written consent of the Issuing Lender with respect thereto, amend, supplement or otherwise modify any provisions of or directly applicable to any

        Letter of Credit;

                (iv) amend, modify or waive any provision of Section 4 or any other provision of this Agreement governing the rights or obligations of the Swing Line Lender without the written consent of the Swing Line Lender;

                (v) amend, modify or waive any provision of Section 5 or any other provision of this Agreement directly governing the rights or obligations of any Local European Lender without the written consent of such Local European Lender;

                (vi) amend, modify or waive any provision of Section 6 or any other provision of this Agreement governing the rights or obligations of the European Overdraft Lender without the written consent of the European Overdraft Lender; or

                (vii) amend, modify or waive any provision of Section 13 without the written consent of the then Administrative Agent and, to the extent affected thereby, the Collateral Agent.

Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Collateral Agent, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrowers, the Lenders, the Collateral Agent and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

          14.2 RELEASE OF COLLATERAL. (a) Notwithstanding anything to the contrary contained herein (other than the provisions of subsection 14.2(b)) or in any Security Document, the Collateral Agent shall (upon request of the Company, but without any notice to or vote or consent of any Lender) take action having the effect of releasing:

          (i) any collateral and/or guarantee obligations provided for in any Credit Document to the extent necessary to permit the consummation of any Net Proceeds Event or any asset dispositions permitted by subsection 11.6 by the Company or any of its Subsidiaries in accordance with the provisions of this Agreement and the Credit Documents; PROVIDED that the Net Proceeds of any Net Proceeds Events are applied in the manner contemplated by subsections 7.5 (if so required); and

          (ii) all collateral and guarantee obligations provided for in the Credit Documents upon the termination of each of the Aggregate Revolving Credit Commitment and the European Overdraft Commitment, payment in full of all Loans and Reimbursement Obligations owing hereunder and termination of all L/C Obligations.

In furtherance of the foregoing, each Lender hereby authorizes and instructs the Collateral Agent to execute and deliver or file such termination and partial release statements and do such other things as the Company reasonably may request to evidence and effect any release contemplated hereby.

          (b) Notwithstanding the provisions of subsection 14.2(a), the Collateral Agent shall not be required to execute any release document which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or impose additional obligations upon the Collateral Agent.

          14.3 NOTICES. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrowers, the Collateral Agent and the Administrative Agent, and as set forth in Schedule II in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

                  The Company:    Hexcel Corporation
                                  Two Stamford Plaza
                                  281 Tresser Boulevard
                                  Stamford, Connecticut  06901
                                  Attention:  Treasurer
                                  Fax:  203/358-3993

            Foreign Borrowers:    c/o Hexcel Corporation
                                  Two Stamford Plaza
                                  281 Tresser Boulevard
                                  Stamford, Connecticut  06901
                                  Attention:  Treasurer
                                  Fax:  203/358-3993

         The Collateral Agent:    Citibank, N.A.
                                  399 Park Avenue
                                  New York, New York  10022
                                  Attention: ________________________
                                  Fax: ______________________________

     The Administrative Agent:    Credit Suisse First Boston
                                  11 Madison Avenue
                                  New York, New York  10010
                                  Attention: ________________________
                                  Fax: ______________________________

PROVIDED that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 3.2, 4.2, 5.2, 5.3, 5.7, 6.2, 7.3, 7.4, 7.6 or 7.11(b)
shall not be effective until received.

          14.4 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          14.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          14.6 PAYMENT OF EXPENSES AND TAXES. The Borrowers agree (a) to pay or reimburse the Administrative Agent and the Collateral Agent for all its respective out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of the several counsel to the Administrative Agent and the Collateral Agent,
(b) to pay or reimburse each Lender, the Collateral Agent and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including, without limitation, the fees and disbursements of the several counsel to the Lenders, the Collateral Agent and the Administrative Agent, (c) to pay, indemnify, and hold each Lender, the Collateral Agent, the Administrative Agent, the Documentation Agent and the Syndication Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Credit Documents and any such other documents and (d) to pay, indemnify, and hold each Lender, the Collateral Agent, the Administrative Agent, the Documentation Agent and the Syndication Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whasoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and the other transactions contemplated hereby, or the use of the proceeds of the Loans and other extensions of credit hereunder and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental, Health or Safety Requirements of Law applicable to the operations of the Company, any of its Subsidiaries or any Property (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED that (x) no Borrower shall be obligated hereunder to the Administrative Agent, the Collateral Agent, the Documentation

Agent, the Syndication Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent or any such Lender (as the case may be), (y) (ii) neither of Composites-UK or Hexcel-Spain shall be liable for any indemnified liabilities to the extent such indemnified liabilities relate to or are associated with its own acquisition by the Company or any of its Subsidiaries and (z) none of the Foreign Borrowers shall have any obligation to the Administrative Agent, the Collateral Agent, the Documentation Agent, the Syndication Agent or any Lender hereunder with respect to indemnified liabilities relating to the Revolving Credit Loans made to the Company, Swing Loans or Letters of Credit issued for the account of a Borrower other than such Foreign Borrower. The agreements in this subsection 14.6 shall survive repayment of the Loans and all other amounts payable hereunder.

          14.7 SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Collateral Agent, the Administrative Agent and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("PARTICIPANTS") participating interests in any Revolving Credit Loan owing to such Lender, the Revolving Credit Commitment of such Lender or any other interest of such Lender hereunder and under the other Credit Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan or other extension of credit for all purposes under this Agreement and the other Credit Documents, and the relevant Borrowers, the Collateral Agent and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Credit Document except for those specified in clause (ii) of the proviso to subsection 14.1 or, to the extent that such Lender would have the right to vote on any matter specified therein, clause (i) of such proviso. The Borrowers agree that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 14.8(a) as fully as if it were a Lender hereunder. The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 7.13, 7.14 and 7.15 with respect to its participation in the Revolving Credit Commitments, Revolving Credit Loans and other extensions of credit outstanding from time to time as if it was a Lender; PROVIDED that, in the case of subsection 7.14, such Participant shall have complied with the requirements of said subsection and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to (i) any Lender or any affiliate thereof, (ii) with the consent of the Administrative Agent (which shall not be unreasonably withheld), to any Eligible Assignee or (iii) with the consent of the Administrative Agent and the Company (which, in each case, shall not be unreasonably withheld), to any additional bank or financial institution (any assignee described in clause (i), (ii) or (ii), an "ASSIGNEE") all or any part of its rights and obligations under this Agreement and the other Credit Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit G, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent and, to the extent required pursuant to clause (iii) above, by the Company) and delivered to the Administrative Agent for its acceptance and recording in the Register, PROVIDED that, in the case of any such assignment to an additional bank or financial institution, the sum of the aggregate principal amount of the Loans, the aggregate amount of the L/C Obligations and the aggregate amount of the Available Revolving Credit Commitment being assigned is not less than $5,000,000 (or such lesser amount as may be agreed to by the Company and the Administrative Agent). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Revolving Credit Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding any provision of this paragraph (c) and paragraph (e) of this subsection 14.7, the consent of the Company shall not be required, and, unless requested by the Assignee and/or the assigning Lender, new Notes shall not be required to be executed and delivered by the relevant Borrower, for any assignment which occurs at any time when any of the events described in
Section 12(f) shall have occurred and be continuing.

          (d) The Administrative Agent, on behalf of each Borrower, shall maintain at the address of the Administrative Agent referred to in subsection
14.3 a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Credit Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Company and the Administrative Agent), together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders, the Company and (if not the Company) the relevant Borrower.

          (f) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "TRANSFEREE") and any prospective Transferee any and all financial information in such Lender's possession concerning such Borrower and its Affiliates which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender's credit evaluation of such Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection 14.7 concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          14.8 ADJUSTMENTS; SET-OFF. (a) If any Lender (a "BENEFITTED LENDER") shall at any time receive any payment of all or part of any of its Loans or Reimbursement Obligations owing to it under the Revolving Credit Commitment, or interest thereon, pursuant to a guarantee or otherwise, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Revolving Credit Loans or Reimbursement Obligations owing to it under the Revolving Credit Commitment or interest thereon, such benefitted Lender shall purchase for cash from the other Lender such portion of each such other Lender's similar Loans or Reimbursement Obligations, or shall provide such other Lender with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders which hold the Revolving Credit Commitment; PROVIDED, HOWEVER, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Loans or Reimbursement Obligations may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such purchasing Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the relevant Borrower, any such notice being expressly waived by such Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by a Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the relevant Borrower and the Administrative Agent after any such set-off and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application.

          14.9 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Administrative Agent.

          14.10 CERTAIN WAIVERS. (a) Each Lender hereby acknowledges that certain of the Foreign Pledge Agreements and related documentation may not be executed and delivered prior to or on the Closing Date. Each Lender hereby waives compliance with the provision of Section 9 of this Agreement to the extent and only to the extent necessary to permit the Borrowers to borrow under the this Agreement without the delivery of such Pledge Agreements and other documentation. The Company hereby covenants that it shall, and shall cause its Subsidiaries to, deliver to the Administrative Agent all such Foreign Pledge Agreements and related documentation within 30 days following the Closing Date and that the failure to deliver any such Foreign Pledge Agreement or related documentation within such 30-day period shall constitute an Event of Default hereunder; PROVIDED that the Administrative Agent may (in its sole discretion) elect to extent such 30-day period by not more than an additional 30 days.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers shall not be entitled to borrow European Revolving Loans under this Agreement until March 11, 1998; PROVIDED that such restriction shall not affect the commitment fees payable pursuant to this Agreement if such European Revolving Loans were available (but undrawn) during such period.

          (c) The Company hereby agrees, and each Lender which is both a party to this Agreement and the Existing Agreement hereby agrees (in its capacity as a "Lender" under the Existing Agreement), that:

          (i) the Existing Agreement hereby is superseded by this Agreement, except that (A) the Company and its Subsidiaries shall remain obligated to pay any amounts owing thereunder, (B) any provision of the Existing Agreement which is expressly stated therein to survive the termination thereof shall be deemed to be incorporated in this Agreement for the benefit of the Lenders under (and as defined in) the Existing Agreement and
     (C)
     the Revolving Credit Commitments of each Lender under (and as defined in) the Existing Agreement (and any related provisions of the Existing Agreement) shall remain in effect through March 11, 1998 to the extent necessary to permit the Borrowers under the Existing Agreement to borrow European Revolving Loans through such date in accordance with the terms of the Existing Agreement (with the Company acknowledging and agreeing, on its own behalf and on behalf of each of its Subsidiaries, that any credit support and collateral security granted pursuant to the Existing Agreement shall continue to secure and support such European Revolving Loans until they are superseded by European Revolving Loans under this Agreement or repaid); and

          (ii) on March 11, 1998, the Revolving Credit Obligations under (and as defined in) the Existing Agreement shall be due and payable (it being understood that such Revolving Credit Obligations may be paid through borrowings or other extensions of credit under this Agreement).


          14.11 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          14.12 INTEGRATION. This Agreement and the other Credit Documents represent the agreement of the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Collateral Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

          14.13 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          14.14 SUBMISSION TO JURISDICTION; WAIVERS. Each Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and for its property to the non-exclusive jurisdiction of any New York State or Federal court sitting in The City of New York and any competent court of the jurisdiction of organization of such Borrower (a "LOCAL COURT"), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the Notes;

          (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or local court or, to the extent permitted by law, in such Federal court and waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of the place of residence or domicile of such Borrower;

          (c) appoints United States Corporation Services Company (the "NEW YORK PROCESS AGENT"), with an office on the date hereof at 80 State Street, Albany, New York 12207, as its agent to receive on behalf of such Borrower and its respective property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding in any such New York State or Federal court and agrees promptly to appoint a successor New York Process Agent in The City of New York (which successor Process Agent shall accept such appointment in a writing prior to the termination for any reason of the appointment of the initial New York Process Agent);

          (d) agrees that, in any such action or proceeding in such New York State or Federal court sitting in The City of New York, such service may be made on such Borrower by delivering a copy of such process to such Borrower in care of the appropriate Process Agent at such Process Agent's above address and by depositing a copy of such process in the mails by certified or registered air mail, addressed to such Borrower (such service to be effective upon such receipt by the appropriate Process Agent and the depositing of such process in the mails as aforesaid);

          (e) authorizes and directs such Process Agent to accept such service on its behalf.

          (f) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law (including, without limitation, by the mailing of copies of such process to such Borrower by certified or registered air mail at its address referred to in subsection 14.3 or shall limit the right to sue in any other jurisdiction;

          (g) agrees that, to the fullest extent permitted by applicable law, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; and

          (h) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection 14.14 any special, exemplary, punitive or consequential damages.

          14.15  ACKNOWLEDGEMENTS.  Each Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

          (b) none of the Administrative Agent, the Collateral Agent or any Lender has any fiduciary relationship with or duty to such Borrower arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent, the Collateral Agent and the Lenders, on one hand, and such Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among such Borrower and the Lenders.

          14.16 WAIVERS OF JURY TRIAL. EACH BORROWER, THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          14.17 CONFIDENTIALITY. Subject to subsection 14.7(f), the Administrative Agent, the Collateral Agent and the Lenders shall hold all nonpublic information obtained pursuant to the requirements hereof and identified as such by any Borrower in accordance with such Person's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide offeree, assignee or participant in connection with the contemplated transfer or participation, or as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process or any applicable Requirement of Law, or to its accountants, lawyers and other advisors, and shall require any such offeree, assignee or participant to agree (and require any of its offerees, assignees or participants to agree) to comply with this subsection 14.17. In no event shall the Administrative Agent, the Collateral Agent or any Lender be obligated or required to return any materials furnished by the Borrowers; PROVIDED, that each offeree shall be required to agree that if it does not become an assignee or participant it shall return all materials furnished to it by the Borrowers in connection herewith.

          14.18 JUDGMENT CURRENCY. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "ORIGINAL CURRENCY") into another currency (the "OTHER CURRENCY") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at 11:00 a.m. in New York, New York on the second Business Day preceding that on which final judgment is given.

          (b) The obligation of any Borrower in respect of any sum due in the Original Currency from it to any Lender, the Collateral Agent or the Administrative Agent hereunder or under the Note held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender, the Collateral Agent or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender, the Collateral Agent or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase Dollars with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender, the Collateral Agent or the Administrative Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, the Collateral Agent or the Administrative Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or the Administrative Agent (as the case may be) in the Original Currency, such Lender, the Collateral Agent or the Administrative Agent (as the case may be) agrees to remit to such Borrower such excess.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                              HEXCEL CORPORATION
                              HEXCEL (U.K.) LIMITED
                              HEXCEL COMPOSITES LIMITED
                              HEXCEL S.A. (France)
                              HEXCEL FABRICS S.A.
                              HEXCEL COMPOSITES S.A.
                              HEXCEL COMPOSITES S.A. (Belgium)
                              SALVER S.r.L.
                              HEXCEL COMPOSITES GMBH (Austria)
                              HEXCEL COMPOSITES S.A. (Spain)
                              HEXCEL COMPOSITES GMBH  (Germany)


                              By:____________________________________
                                 Title:


                              CREDIT SUISSE FIRST BOSTON, as
                                  Administrative Agent and as Documentation
                                  Agent


                              By:____________________________________
                                 Title:

                              By:____________________________________
                                 Title:


                              CITIBANK, N.A., as Collateral Agent and
                                   as a Lender


                              By:____________________________________
                                 Title:

                              By:____________________________________
                                 Title:

                              CITICORP SECURITIES, INC. as Syndication Agent


                              By:____________________________________
                                 Title:


                              CREDIT SUISSE FIRST BOSTON, as a Lender


                              By:____________________________________
                                 Title:

                              By:____________________________________
                                 Title:


                              CREDIT SUISSE FIRST BOSTON,
                                 as a Local Lender


                              By:____________________________________
                                 Title:

                              By:____________________________________
                                 Title:


                              CREDIT SUISSE FIRST BOSTON
                                 AKTIENGESELLSCHAFT, as a Local Lender


                              By:____________________________________
                                 Title:

                              By:____________________________________
                                 Title:

                              THE BANK OF NEW YORK, as Lender


                              By:____________________________________
                                 Title:

                              BANQUE NATIONAL DE PARIS,
                                San Fransciso Branch, as Lender


                              By:____________________________________
                                 Title:

                              THE CHASE MANHATTAN BANK, as Lender


                              By:____________________________________
                                 Title:

                              CREDIT LYONNAIS, as Lender


                              By:____________________________________
                                 Title:

                              ISTITUTO BANCARIO SAN PAOLO
                                 DI TORINO, S.p.A., as Lender


                              By:____________________________________
                                 Title:


                              ISTITUTO BANCARIO SAN PAOLO
                                 DI TORINO, S.p.A., as a Local Lender


                              By:____________________________________
                                 Title:

                              SOCIETE GENERALE, as Lender


                              By:____________________________________
                                 Title:

                              SWISS BANK CORPORATION, Stamford and
                                  Cayman Island Branches, as Lender


                              By:____________________________________
                                 Title:

                              UNION BANK OF CALIFORNIA, as Lender


                              By:____________________________________
                                 Title:

                              UNION BANK OF SWITZERLAND, as Lender


                              By:____________________________________
                                 Title:

                                                                      SCHEDULE I


                              LENDER; COMMITMENTS


                                         COMMITMENTS IN U.S. DOLLARS

NAME OF LENDER                 SYNDICATED FACILITY       EUROPEAN OVERDRAFT FACILITY
------------------------------------------------------------------------------------
Credit Suisse First Boston      U.S.$50,000,000.00                U.S.$0.00

Citibank, N.A.                       40,000,000.00            10,000,000.00

The Bank of New York                 40,000,000.00                     0.00

The Chase Manhattan Bank             40,000,000.00                     0.00

Credit Lyonnais                      40,000,000.00                     0.00

Banque Nationale de Paris            25,000,000.00                     0.00

Istituto Bancario San Paolo          10,000,000.00                     0.00

Societe Generale                     25,000,000.00                     0.00

Swiss Bank Corporation               25,000,000.00                     0.00

Union Bank of California, N.A.       25,000,000.00                     0.00

Union Bank of Switzerland            25,000,000.00                     0.00

-------------------------------------------------------------------------------------

          TOTAL:                    345,000,000.00            10,000,000.00


                                                                     SCHEDULE II


                             ADDRESSED FOR NOTICES


THE BANK OF NEW YORK
10990 Wilshire Blvd.
Suite 1126
Los Angeles, CA  90024
Attention:  Liz Ying
Telephone:  310-996-8661
Facsimile:  310-996-8667


BANQUE NATIONAL DE PARIS
180 Montgomery Street
San Francisco, CA  94104
Attention: Katherine Wolfe
Telephone:  415-956-0707 x230
Facsimile:  415-296-8954

THE CHASE MANHATTAN BANK
270 Park Avenue
New York, NY  10017
Attention:  Robert Sacks
Telephone:  212-270-4118
Facsimile:  212-270-7939

CITIBANK, N.A.
399 Park Avenue
New York, NY  10043
Attention:  William Clark
Telephone:  212-559-5944
Facsimile:  212-826-2371

CREDIT LYONNAIS
1301 Avenue of the Americas
20th Floor
New York, NY  10019
Attention:  Rolf Seibert
Telephone:  212-261-7176
Facsimile:  212-459-3174

ISTITUTO BANCARIO SAN PAOLO DI TORINO
444 South Flower St.
45th Floor
Los Angeles, CA  90071
Attention:  Donald Brown
Telephone:  213-489-3105
Facsimile:  213-622-2514

SOCIETE GENERALE
1221 Avenue of the Americas
New York, NY  10020
Attention:  George Peters
Telephone:  212-278-7091
Facsimile:  212-278-7462

SWISS BANK CORPORATION
277 Park Avenue
New York, NY  10172
Attention:  Hanno Huber
Telephone:  212-574-3177
Facsimile:  212-574-3551

UNION BANK OF CALIFORNIA
350 California Street
San Francisco, CA  94104
Attention:  David Taylor
Telephone:  415-705-5098
Facsimile:  415-705-5093

UNION BANK OF SWITZERLAND
299 Park Avenue
New York, NY  10171
Attention:  Chris Glockler
Telephone:  212-821-3853
Facsimile:  212-821-3878

                                                                   SCHEDULE 3.10

                          EXISTING LETTERS OF CREDIT


ISSUING BANK*     BENEFICIARY                    STATED AMOUNT      L/C NUMBER

BNP               Safeco Insurance Co.           USD 576,000 #      0086850

BNP               Northrop Grumman Corp          USD 1,563,819      0189019

BNP               Zurich Insurance Co.           USD 100,000        0189020

BNP               Home Insurance Co.             USD 75,000         0189021

BNP               Safeco Insurance Co.           USD 288,375 #      0189022

BNP               Self Insurance Plans - CA      USD 645,218 #      0189023

BNP               Zurich Insurance Co.           USD 100,000        0189067

BNP               H.M. Customs & Excise          GBP 200,000        0189072


* Note BNP stands for Banque Nationale de Paris
# Subject to change due to self-insurance annual security calculation requirements.

                                                                    SCHEDULE 7.5


                            PERMITTED PROPERTY SALES


                       DESCRIPTION                                MINIMUM NET
                                                                  CASH PROCEEDS
1.   The manufacturing plant located in Lancaster, Ohio           USD 200,000

2.   The manufacturing plant located in Welkenraedt, Belgium      USD 600,000

3.   The manufacturing plant located in Graham, Texas             USD   0

4.   The manufacturing plant located in Brindisi, Italy           USD   0

5.   The Company will purchase from F&P Properties a certain      USD   0
     piece of real property adjacent to the Livermore,
     California facility in the amount of approximately
     4.7 acres and then sell the property. Purchase from F&P
     pending required environmental clean-up of site.

6.   The real property located in Lodi, New Jersey                USD   0


                                                                    SCHEDULE 8.4


                     ADDITIONAL REQUIREMENTS OF FOREIGN LAW

BELGIUM

Filing stipulated in the first paragraph of Article 17b is of the Belgium Law of March 2, 1989 on the publication of important holdings in stock exchange companies and the organization of public takeover bids (in connection with Hexcel Belgium).

                                                                    SCHEDULE 8.6


                               EXISTING LITIGATION

DESCRIPTION

1.   GEC Alsttom vs. Hexcel Composites S.A. (Belgium)

     An action for damage brought by a customer based on product liability. The claim relates to allegedly defective panels, delivered 1989-1992, which have since delaminated after being installed in railway carriages in France. The case is proceeding through the French Courts and has yet to be quantified. A report of judicial experts is expected shortly.

2.   ANF vs. Hexcel Composites S.A. (Belgium)

     An action for damage brought by a customer based on product liability. The claim relates to allegedly defective panels, delivered 1989-1992, which have since delaminated after being installed in railway carriages in France. The case is proceeding through the French Courts and has yet to be quantified. A report of judicial experts is expected shortly.

                                                                   SCHEDULE 8.14


                                 SUBSIDIARIES


Name Of Company And Its      Jurisdiction of Incorporation       Outstanding shares and Stockholders
Subsidiaries

Hexcel Corporation           Delaware                            2,344 (as of 12/31/97) stockholders
94-1109521                   2 March 1983                        of common stock 100,000,000 common,
                                                                 20,000,000 preferred as of 12/31/97
                                                                 Outstanding shares: 36,856,238

Hexcel Far East              California                          Hexcel Corporation (10,000)
94-2260183                   8 July 1974

Hexcel Foundation            California (nonprofit public        no shares issued
94-2972860                   benefit)
                             27 November 1984

Hexcel International         California                          Hexcel Corporation (100)
94-2880337                   7 June 1982

Hexcel Omega Corporation     California                          Hexcel International (1,000)
33-0703595                   8 April 1996

Hexcel Pacific Rim           California                          Hexcel Corporation (1,000)
Corporation                  1 January 1997
94-3261056

Hexcel Pacific Rim           Delaware                            Hexcel Corporation (3,000)
Corporation (formerly        6 February 1995
Hexcel Alpha Corp.)
94-3226988

Hexcel Beta Corp.            Delaware                            Hexcel Corporation (3,000)
94-3226513                   6 February 1995

Hexcel Pottsville            Delaware                            Hexcel Corporation (100)
Corporation                  15 November 1995
23-2827480

Hexcel Technologies Inc.      Delaware                           Hexcel Corporation (100)
93-1047646                    1 May 1990

Hexcel Composites GmbH        Austria                            Hexcel Far East (250,000)
FN144908a                     15 May 1996                        250,000 Outstanding
                                                                 500,000 Authorized

Hexcel Composites S.A.        Belgium                            Hexcel Corporation (254,719)
402.459.235                   19 June 1967                       Hexcel International (1)

Hexcel do Brasil Servicos     Brazil                             Hexcel Corporation (201,069)
S/C Ltda.                     20 March 1986                      Hexcel International (1)
43.397.601/0001-18

Confection et Diffusion       France                             Hexcel Fabric S.A.[France] (3,195)
de Stores et Rideaux          14 March 1979                      Hexcel S.A.[France] (986)
R.C.S. Lyon B 315 253 021                                        Christopher Boland (1)
                                                                 Stephen C. Forsyth (1)
                                                                 Claude Genin (1)
                                                                 Rodney P. Jenks, Jr. (1)
                                                                 Hexcel International (1)

Hexcel S.A.                   France                             Hexcel Corporation (92,204)
R.C.S. Lyon B 955 508 007     7  December 1933                   Eugene A. Forcione (1)
                                                                 Stephen Forsyth (1)
                                                                 Claude Genin (1)
                                                                 Juergen Habermeier (1)
                                                                 Rodney P. Jenks, Jr. (1)
                                                                 Hexcel International (1)


                                                                   SCHEDULE 8.14

                                 SUBSIDIARIES


Name Of Company And Its       Jurisdiction of Incorporation      Outstanding shares and Stockholders
Subsidiaries
Hexcel Fabrics S.A            France                             Hexcel S.A. (2,494)
B410287379.                   24 December 1996                   Hexcel Corporation (1)
                                                                 Hexcel International (1)
                                                                 Eugene A. Forcione (1)
                                                                 Stephen Forsyth (1)
                                                                 Claude Genin (1)
                                                                 Ira Krakower (1)

Hexcel Composites S.A.        France                             Hexcel S.A. (499,694)
B410286702                    24 December 1996                   Hexcel Corporation (1)
                                                                 Hexcel International (1)
                                                                 William Hunt (1)
                                                                 Stephen Forsyth (1)
                                                                 Peter Young (1)
                                                                 Ira Krakower (1)

Hexcel Composites GmbH        Germany                            Hexcel (U.K.) Limited (50,000)
HRB 114589                    18 August 1996

Salver S.r.l.                 Italy                              Hexcel Corporation (1,580,000)
00063690747                   20 June 1970                       Hexcel International (90,000,000)

Hexcel Composites, S.A.       Spain                              Hexcel (U.K.) Limited (145,250)
A78399672                     18 December 1986

Hexcel Chemical Products      United Kingdom                     Hexcel Corporation (596,085)
Ltd                           14 September 1972                  Hexcel Corporation and
1071897                                                          Stephen C. Forsyth (1)

Hexcel Composites Limited     United Kingdom                     Ciba-Geigy AG (50,000,002 deferred)
3069887                       19 June 1995                       Hexcel (UK) Limited (200,000 ordinary)

Hexcel (U.K.) Limited         United Kingdom                     Hexcel Corporation (502,000 ordinary)
1088844                       29 December 1972                   Hexcel Corporation (225,000 redeemable)


                    Joint Ventures and Other Equity Interests


Name of Joint Venture or      Jurisdiction          Summary of Ownership
Other Equity Interest                               Interest
Hexcel-DIC Partnership        California            Joint venture (general partnership)
                                                    owned 42% by Hexcel Technologies Inc.
                                                    and 58% by DIC Technologies, Inc.

DIC-HEXCEL, Ltd.              Japan                 corporation owned 100% by Hexcel-DIC
                                                    Partnership

Pole Asset Management, LLC    California            Owned 50% by Hexcel Beta
                              1 September 1996


                                                                   SCHEDULE 8.15


                              ENVIRONMENTAL MATTERS

DESCRIPTION

1.   Hexcel Lodi, New Jersey Facility

     This site was sold to Fine Organics Corporation in 1986. The sale triggered provisions of New Jersey Law essentially requiring the site to be cleaned up. To that end, Hexcel entered into an Administrative Consent Order for the clean up of the site, and has satisfied the statutory net worth and cash flow tests to assure performance. The State of New Jersey has approved Hexcel's remediation plan. The cost of the remediation is largely dependent on developing circumstances including the possible redevelopment of the entire area in which this facility is located. Based on certain assumptions relating to the developing circumstances, Hexcel believes the cost of remediation will be approximately $2,000,000.

2.   Former Hexcel Facility, City of Industry, California

     As a result of spills that occurred at a former Hexcel facility located in the City of Industry, CA, Hexcel has been named a Potentially Responsible Party (PRP) in the Puente Valley Subbasin of the San Gabriel Superfund. Together with other PRP's Hexcel has signed a Consent Decree to participate in a remedial investigation and feasibility study of the subbasin. Hexcel agreed to a 2.68% allocation for this work. Hexcel has paid virtually all of it's obligation under this agreement. Hexcel's future obligations in the basin-wide superfund proceedings have currently not yet determined and will be a subject of future discussion with the USEPA and the other PRP's. In addition, Hexcel has consented to a State of California EPA request to institute further remedial activities at it's former facility. This work is expected to cost approximately $450K.

3.   Heath Tecna, Kent Washington Facility

     An investigation of groundwater contamination at this facility commenced in or around 1982. The source of the contamination has been identified. The contaminants of concern are trichloroethylene (TCE) and its degradation products, primarily vinyl chloride. A groundwater remediation project has been implemented and is operational. The maintenance of this project is estimated to cost between $250,000 and $300,000 per year for 20 to 30 years for an estimated total cost of $5,550,000.

                                                                    SCHEDULE 9.1

                              INTERNATIONAL COUNSEL


BAKER & MCKENZIE (UK)
UK COUNSEL


S.G. ARCHIBALD
FRANCE COUNSEL


BRUCKHAUS WESTRICK HELLER LOBER
AUSTRIA COUNSEL


HOGAN & HARTSON, L.L.P.
BELGIUM COUNSEL


MARENA, AGHINA, BONVICINI & LEDERGNENI
ITALY COUNSEL


GOMEZ ACEBO & POMBO ABOGADOS
SPAIN COUNSEL


DOSER AMERELLER NOACK
GERMAN COUNSEL

                                                                   SCHEDULE 11.2

                                  INDEBTEDNESS

1.   Indebtedness underlying certain Liens as set forth on Schedules 11.3.


DESCRIPTION                                               OUTSTANDING AT CLOSING
CAPITAL LEASES (UNITED STATES)

2.   Joseph S. Riggio and Marcia G. Riggio, Trustees      USD 675,521
     under Revocable Trust Agreement dated May 16,
     1972, as amended, and Joseph S. Riggio, Trustee
     under Trust Agreement dated July 11, 1969, as
     amended  December 31, 1994:  Real property and
     improvements At Building #73 in Casa Grande, AZ.

3.   Erwin Family Trust doing business as Valley          USD 851,446
     Warehouse and Storage Company, lessor, under
     Lease Agreement dated April 1, 1991, as amended
     December 21, 1994 and June 23, 1995: Three
     Warehouses and real property in Casa Grande, AZ
     (maturity November 20, 2009).

CAPITAL LEASES (EUROPE)

4.   Batimap/Slicomi lease for various buildings and      FRF 6,649,559
     land at Plant B in Lyon, France.

5. Raiffeisen Leasing Gesellschaft m.b.H. for building ATS 39,061,736 in Pasching, Austria with repayment by 12/31/2012.

OTHER AGREEMENTS FOR BORROWED MONEY (U.S.)

6.   Bankruptcy priority claims                            USD 680,386

7.   City of Chandler, AZ for taxes owed under the         USD 78,097
     terms of the bankruptcy proceedings of Hexcel Corp.

8.   F&P Properties Note Payable for Livermore land        USD 240,000

OTHER AGREEMENTS FOR BORROWED MONEY
HEXCEL COMPOSITES S.A. (BELGIUM)

9.   Miscellaneous overdraft lines                         BEF 90,000,000

HEXCEL S.A. (FRANCE), HEXCEL COMPOSITES S.A. (FRANCE),
HEXCEL FABRICS S.A. (FRANCE) AND CDSR

10.  Miscellaneous overdraft lines                          FRF 100,000,000


Salver S.r.l. (Italy)

11.  Miscellaneous credit lines                             ITL 3,500,000,000

HEXCEL (U.K.) LTD. AND HEXCEL COMPOSITES LTD. (U.K.) AND
HEXCEL COMPOSITES GMBH (GERMANY)

12.  Miscellaneous credit lines                              GBP 5,000,000

HEXCEL COMPOSITES G.M.B.H (AUSTRIA)



13.  Capital Lease between Hexcel Composites G.m.b.H.        ATS 39,061,736
     (Austria) and Raiffeisen Leasing Gesellschaft m.b.H.
     maturing on 12/31/2012 for Pasching Austria building.

14.  Loan by Osterreichische Investkredit                    ATS 2,857,100
     Aktiengesellschaft for investment expenditures with
     half year repayment Continuing until December 31, 1999.

15.  Loan to fund Hexcel Composites G.m.b.H. (Austria)       ATS 25,000,000
     sales abroad. Revolving loan renewed every 6 months
     by Creditanstalt Bankverein AG.

16.  Miscellaneous overdraft lines                           ATS 31,500,000

HEXCEL COMPOSITES S.A. (Spain)

17.  Miscellaneous overdraft lines                           ESP 150,000,000


                                                                   SCHEDULE 11.3


                                     LIENS

1.   Mortgages and pledges of business set forth in Schedule 11.2 - Indebtedness

2. Liens in connection with the Capital Leases set forth in Schedule 11.2 - Indebtedness

3.   Liens in connection with the Existing Agreement.

4. Those liens listed on the attached Exhibit X related to UCC Financing Statements, Fixture Filings and Operating Leases

5. Consigned inventory from Hexcel suppliers entered into in the ordinary course

HEXCEL COMPOSITES GMBH (AUSTRIA)

7. As an assignment for security, Hexcel Composites Gmbh (Austria) pledged public bonds of ATS 5,230,475 to Osterreichische investitionskredit A.G.

8. Assignment of ATS 30,000,000 of receivables, originally entered into on July 3, 1995, to Creditanstalt Bankverein AG to support a loan for funding a broad sales. Collateral based on rolling receivables.

                                                                       EXHIBIT X

                             PERMITTED LIEN SCHEDULE


DEBTOR NAME  SECURED PARTY                              JURISDICTION    FILING     FILING        FILING   COLLATERAL DESCRIPTION
                                                                        TYPE       NUMBER        DATE
Hexcel       Quinn Enterprises, Inc.                    Arizona -       UCC-1      602574        8/8/89   Specified equipment
Corporation                                             Secretary of
                                                        State

Hexcel       International Computer Services, Inc.      Arizona -       UCC-1      632871        8/17/90  Specified equipment
Corporation  Assignee:  Circle Business Credit, Inc.    Secretary of
                                                        State

Hexcel       Assignee:  International Computer          Arizona -       UCC-3      632871        4/22/94  Assignment to
Corporation  Services, Inc.                             Secretary of    Assign-                           International Computer
                                                        State           ment                              Services Inc.

Hexcel       International Computer Services, Inc.      Arizona -       UCC-1      675730        8/19/91  Specified equipment
Corporation  Assignee:  Tilden Financial Corp.          Secretary of
                                                        State

Hexcel,      Norwest Financial Leasing                  Arizona -       UCC-1      717899        9/14/92  Specified equipment
Inc.                                                    Secretary of
                                                        State

Hexcel       Northrup Grumman Corporation               Arizona -       UCC-1      815742        1/11/95  Specified equipment
Corporation                                             Secretary of
                                                        State

Hexcel       Northrup Grumman Corporation               Arizona -       UCC-1      815743        1/11/95  Specified equipment
Corporation                                             Secretary of
                                                        State

Hexcel       International Computer Services, Inc.      Arizona -       UCC-1      820433        2/21/95  Specified equipment
Corporation                                             Secretary of
                                                        State

Hexcel       Yale Financial Services, Inc.              Arizona -       UCC-1      828379        4/24/95  Specified equipment
Corporation                                             Secretary of
                                                        State



DEBTOR NAME  SECURED PARTY                              JURISDICTION    FILING     FILING        FILING   COLLATERAL DESCRIPTION
                                                                        TYPE       NUMBER        DATE
Hexcel       Briggs-Weaver, Inc.                        Arizona -       UCC-1      840349        7/27/95  Specified equipment
Corporation  Assignee: Yale Financial Services,         Secretary of
             Inc.                                       State

Hexcel       Briggs-Weaver, Inc.                        Arizona -       UCC-1      841455        8/3/95   Specified equipment
Corporation  Assignee: Yale Financial Services,         Secretary of
             Inc.                                       State

Hexcel       American Business Credit Corporation       Arizona -       UCC-1      863133        1/19/96  Specified equipment
Corporation                                             Secretary of
                                                        State

Hexcel       American Business Credit Corp.             Arizona -       UCC-1      890394        3/25/96  Specified equipment
Corporation  Assignee:  ABCC                            Secretary of
                                                        State

Hexcel       Briggs-Equipment                           Arizona -       UCC-1      957939        3/3/97   Specified equipment
Corporation  Assignee:  Yale Financial Services,        Secretary of
             Inc.                                       State

Hexcel       International Computer Services, Inc.      California -    UCC-1      92264153      12/11/92 Specified equipment
Corporation  Assignee:  Tilden Financial Corp.          Secretary of
                                                        State

Hexcel       International Computer Services, Inc.      California -    UCC-1      92264154      12/11/92 Specified equipment
Corporation  Assignee:  Tilden Financial Corp.          Secretary of
                                                        State

Hexcel       International Computer Services, Inc.      California -    UCC-1      92264157      12/11/92 Specified equipment
Corporation  Assignee:  Tilden Financial Corp.          Secretary of
                                                        State

Hexcel       Assignee:  Matrix Funding                  California -    UCC-3      95320C0127    11/13/95 Assignment to Matrix
Corporation                                             Secretary of    Assign-                           Funding
                                                        State           ment

Hexcel       International Computer Services, Inc.      California -    UCC-1      92264159      12/11/92 Specified equipment
Corporation  Assignee:  Tilden Financial Corp.          Secretary of
                                                        State

Hexcel       International Computer Services, Inc.      California -    UCC-1      92264160      12/11/92 Specified equipment
Corporation  Assignee:  Tilden Financial Corp.          Secretary of
                                                        State



DEBTOR NAME  SECURED PARTY                              JURISDICTION    FILING     FILING        FILING   COLLATERAL DESCRIPTION
                                                                        TYPE       NUMBER        DATE
Hexcel       International Computer Services, Inc.      California -    UCC-1      93038853      2/24/93  Specified equipment
Corporation                                             Secretary of
                                                        State

Hexcel       Taylor Made Office Systems, Inc.           California -    UCC-1      93077820      4/19/93  Specified equipment
Corporation                                             Secretary of
                                                        State

Hexcel       Capital Associates International, Inc.     California -    UCC-1      93086671      4/29/93  Specified equipment
Corporation  Assignee: Capital Preferred Yield Fund II  Secretary of
                                                        State


Hexcel       Capital Associates International Inc.      California -    UCC-1      93089733      5/3/93   Specified equipment
Corporation  Assignee:  Leasetec Income Fund V          Secretary of
                                                        State


Hexcel       Capital Associates International Inc.      California -    UCC-3      94356C0032    12/5/94  Amendment to Equipment
Corporation  Assignee:  Leasetec Income Fund V          Secretary of    Amend-                            Schedule
                                                        State           ment

Hexcel       United States Leasing International,       California -    UCC-1      93088336      5/5/93   Specified equipment
Corporation  Inc.                                       Secretary of
                                                        State

Hexcel       United States Leasing International,       California -    UCC-1      93149849      7/28/93  Specified equipment
Corporation  Inc.                                       Secretary of
                                                        State


Hexcel       International Computer Services, Inc.      California -    UCC-1      93161636      8/9/93   Specified equipment
Corporation                                             Secretary of
                                                        State
Hexcel       Assignee:  Western Computer Leasing        California -    UCC-3      93161636      11/17/93 Assignment to Western
Corporation                                             Secretary of    Assign-                           Computer Leasing
                                                        State           ment

Hexcel       International Computer Services, Inc.      California -    UCC-1      93161637      8/9/93   Specified equipment
Corporation                                             Secretary of
                                                        State



DEBTOR NAME  SECURED PARTY                              JURISDICTION    FILING     FILING        FILING   COLLATERAL DESCRIPTION
                                                                        TYPE       NUMBER        DATE
Hexcel       Assignee:  Western Computer Leasing.       California -    UCC-3      93161637      11/17/93 Assignment to Western
Corporation                                             Secretary of    Assign-                           Computer Leasing
                                                        State           ment

Hexcel       Ciba-Geigy Corporation.                    California -    UCC-1      93218048      10/28/93 Inventory and all accounts
Corporation                                             Secretary of                                      receivable and other
                                                        State                                             proceeds as they relate
                                                                                                          to products sold or
                                                                                                          consigned under Con-
                                                                                                          signment Agreement

Hexcel       Ciba-Geigy Corporation.                    California -    UCC-1      93218049      10/28/93 Consigned goods under
Corporation                                             Secretary of                                      consignment Agreement
                                                        State

Hexcel       Capital Associates International, Inc.     California -    UCC-1      93234554      11/18/93 Specified equipment
Corporation                                             Secretary of
                                                        State

Hexcel       Amoco Performance Products, Inc.           California -    UCC-1      94061175      3/28/94  Specified equipment
Corporation                                             Secretary of
                                                        State


Hexcel       International Computer Services, Inc.      California -    UCC-1       94161996      8/8/94  Specified equipment
Corporation  Assignee:  Matrix Funding Corporation      Secretary of
                                                        State

Hexcel       Assignee:  Heller Financial Inc.           California -    UCC-3      94263C0230    9/5/94   Assignment to Heller
Corporation                                             Secretary of    Assign-                           Financial, Inc.
                                                        State           ment

Hexcel       Assignee:  Matrix Funding Corporation      California -    UCC-3      95320C0133    11/13/95 Assignment back to Matrix
Corporation                                             Secretary of    Assign-                           Funding Corporation
                                                        State           ment

Hexcel       Yale Financial Services, Inc.              California -    UCC-1      9511660448    4/24/95  Specified equipment
Corporation                                             Secretary of
                                                        State

Hexcel       Briggs-Weaver, Inc.                        California -    UCC-1      9521260952    7/27/95  Specified equipment
Corporation  Assignee:  Yale Financial Services,        Secretary of
             Inc.                                       State



DEBTOR NAME  SECURED PARTY                              JURISDICTION    FILING     FILING        FILING   COLLATERAL DESCRIPTION
                                                                        TYPE       NUMBER        DATE
Hexcel       Briggs-Weaver, Inc.                        California -     UCC-1     9522160693    8/7/95   Specified equipment
Corporation  Assignee:  Yale Financial Services,        Secretary of
             Inc.                                       State

Hexcel       Capital Associates International, Inc.     California -     UCC-1     9605460295    2/22/96  Specified equipment
Corporation  Assignee:  Capital Preferred Yield         Secretary of
             Fund-II, L.P.                              State

Hexcel       Ciba-Geigy Corporation                     California -     UCC-1     9607860538    3/15/96  Raw materials, inventory,
Corporation                                             Secretary of                                      work in process-finished
                                                        State                                             products under Manufac-
                                                                                                          turing and Supply Agree-
                                                                                                          ment

Hexcel       Taylor Made Office Systems, Inc.           California -     UCC-1     9615160063    5/28/96  Specified equipment
Corporation                                             Secretary of
                                                        State

Hexcel       Caterpillar Financial Services             California -     UCC-1     9631860942    11/12/96 Specified equipment
Corporation  Corporation                                Secretary of
                                                        State

Hexcel       Briggs Equipment                           California -     UCC-1     9709160292    3/24/97  Specified equipment
Corporation                                             Secretary of
                                                        State

Hexcel       East Bay Clarklift, Inc.                   California -     UCC-1     9715460364    5/29/97  Specified equipment
Corporation  dba Cromer Equipment                       Secretary of
                                                        State

Hexcel       Roger Paul Shumaker                        California-      Judge-    948599-7      5/7/90   Dismissed with prejudice,
Corporation  (Plaintiff)                                Alameda          ment                             no damages awarded
                                                        County
                                                        Superior
                                                        Court

Hexcel       As You Sow, a non-profit corporation       California-      Judge-    748827-2      7/26/95  Dismissed with prejudice,
Corporation                                             Alameda          ment                             maximum of $4,500.00
                                                        County                                            awarded
                                                        Superior
                                                        Court

Hexcel       Amoco Performance Products, Inc.           Ohio -           UCC-1     AK 87540      3/28/94  Specified Amoco inventory
Corporation                                             Secretary of
                                                        State



DEBTOR NAME  SECURED PARTY                              JURISDICTION    FILING     FILING        FILING   COLLATERAL DESCRIPTION
                                                                        TYPE       NUMBER        DATE
Hexcel       Amoco Performance Products, Inc.           Ohio -           UCC-1     55420        3/28/94   Specified Amoco inventory
Corporation                                             Fairfield
                                                        County

Hexcel       Meridian Leasing, Inc.                     Pennslyvania-    UCC-1     22090328     7/7/93    Specified equipment
Corporation                                             Secretary of
                                                        the
                                                        Commonwealth

Hexcel       Meridian Leasing, Inc.                     Pennslyvania-    UCC-1     22090329     7/7/93    Specified equipment
Corporation                                             Secretary of
                                                        the
                                                        Commonwealth

Hexcel       Keystone Financial Leasing Corp.           Pennslyvania-    UCC-1     25920639     10/4/96   Specified equipment
Corp.                                                   Secretary of
                                                        the
                                                        Commonwealth

Hexcel       Northrup Grumman Corporation               Pennslyvania-    UCC-1     24170774     4/10/95   Specified equipment
Corporation                                             Secretary of
                                                        the
                                                        Commonwealth

Hexcel       Meridian Leasing, Inc.                     Pennslyvania-    UCC-1     19737-39-    7/2/93    Specified equipment
Corporation                                             Schuylkill                 378-3
                                                        County

Hexcel       Meridian Leasing, Inc.                     Pennslyvania-    UCC-1     19738-39-    7/2/93    Specified equipment
Corporation                                             Schuylkill                 378-4
                                                        County

Hexcel       International Computer Services, Inc.      Pennslyvania-    UCC-1     19941-39-    9/20/93   Specified equipment
Corporation  Assignee:  Western Computer Leasing        Schuylkill                 429-3
                                                        County

Hexcel       Keystone Financial Leasing Corp.           Pennslyvania-    UCC-1     23268-41-    10/3/96   Specified equipment
Corp.                                                   Schuylkill                 226-4
                                                        County

Hexcel       Capital Associates International, Inc.     Texas -          UCC-1     119766       6/18/93   Specified equipment
Corporation  Assignee:  Capital Preferred Yield Fund    Secretary of
             II                                         State

Hexcel       United States Leasing International,       Texas -          UCC-1     144606       7/28/93   Specified equipment
Corporation  Inc.                                       Secretary of
                                                        State



DEBTOR NAME  SECURED PARTY                              JURISDICTION    FILING     FILING        FILING   COLLATERAL DESCRIPTION
                                                                        TYPE       NUMBER        DATE
Hexcel       Capital Associates International, Inc.     Texas -         UCC-1      220866        11/17/93 Specified equipment
Corporation                                             Secretary of
                                                        State

Hexcel       Hercules Incorporated                      Texas -         UCC-1      234431        12/10/93 All Hercules Incorporated
Corporation                                             Secretary of                                      consigned carbon fiber
                                                        State                                             products

Hexcel       Amoco Performance Products, Inc.           Texas -         UCC-1      057479        3/28/94  All Amoco carbon fiber
Corporation                                             Secretary of                                      products
                                                        State

Hexcel       Southwest Lift, Inc.                       Texas -         UCC-1      192130        9/30/94  Specified equipment
Corp.        Assignee:  Toyota Motor Credit             Secretary of
             Corporation                                State

Hexcel       Southwest Lift, Inc.                       Texas -         UCC-1      192131        9/30/94  Specified equipment
Corp.        Assignee:  Toyota Motor Credit             Secretary of
             Corporation                                State

Hexcel       Southwest Lift, Inc.                       Texas -         UCC-1      192132        9/30/94  Specified equipment
Corp.        Assignee:  Toyota Motor Credit             Secretary of
             Corporation                                State

Hexcel       Southwest Lift, Inc.                       Texas -         UCC-1      192133        9/30/94  Specified equipment
Corp.        Assignee:  Toyota Motor Credit             Secretary of
             Corporation                                State

Hexcel       Southwest Lift, Inc.                       Texas -         UCC-1      231919        12/1/94  Specified equipment
Corp.        Assignee:  Toyota Motor Credit             Secretary of
             Corporation                                State

Hexcel       Southwest Lift, Inc.                       Texas -         UCC-1      231920        12/1/94  Specified equipment
Corp.        Assignee:  Toyota Motor Credit             Secretary of
             Corporation                                State

Hexcel       Capital Associates International, Inc.     Texas -         UCC-1      035244        2/26/96  Specified equipment
Corporation  Assignee:  Capital Preferred Yield         Secretary of
             Fund-II, L.P.                              State



DEBTOR NAME  SECURED PARTY                              JURISDICTION    FILING     FILING        FILING   COLLATERAL DESCRIPTION
                                                                        TYPE       NUMBER        DATE
Hexcel       Southwest Lift, Inc.                       Texas -         UCC-1      048826        3/12/96  Specified equipment
Corporation  Assignee:  Toyota Motor Credit             Secretary of
             Corporation                                State

Hexcel       Clarklift of Washington/Alaska, Inc.       Washington -    UCC-1      95-128-0751   5/8/95   Specified equipment
Corporation  Assignee:  Clarke Credit Corporation       Secretary of
                                                        State

Hexcel       Caterpillar Financial Services             Washington -    UCC-1      96-317-0092   11/12/96 Specified equipment
Corporation  Corporation                                Secretary of
                                                        State

Hexcel       Quality Business Systems                   Washington -    UCC-1      97-147-0499   5/27/97  Specified equipment
Corp.                                                   Secretary of
                                                        State

                                                            SCHEDULE 11.4

                          GUARANTY OBLIGATIONS

1.   See Schedule 3.10, Existing Letters of Credit

DESCRIPTION                                                OUTSTANDING
-----------                                                -----------
HEXCEL CORPORATION
2.   Guaranty of remaining payments under two              GBP 197,929
     operating leases between Hexcel U.K. Ltd.
     and Raychem Ltd. both expiring on
     12/31/98.

3.   Effective 7/15/97, Hexcel Corporation                 ITL 3,050,000,000
     provided patronage letters to: (1)  Banco
     di Napoli, LIR 500,000,000, (2) Rola
     Banca, LIR 950,000,000, (3) Credito
     Italiano, LIR 1,300,000,000, (4) Banca
     Commerciale Italiano, LIR 300,000,000 all
     to expire 7/15/98.

4. Pursuant to the Parent Company Agreement made April 17, 1990 (the "Parent Company
     Agreement"), Hexcel Corporation ("Hexcel") and Dainippon Ink & Chemicals, Inc.
     ("DIC") agreed to form a joint venture in order to develop, manufacture and sell certain products. In furtherance of this end and pursuant to the Parent Company
     Agreement, Hexcel's wholly owned
     subsidiary, Hexcel Technologies, Inc.
     ("HEXTI"), and DIC's wholly-owned
     subsidiary, DIC Technologies Inc.
     ("DICTI"), entered into the Participants'
     Agreement made September 14, 1990 (the
     AParticipants' Agreement") whereby HEXTI and DICTI formed HDP as a California partnership under a certain General
     Partnership Agreement of HEXCEL-DIC
     Partnership entered into as of September
     14, 1990 (the "Partnership Agreement").
     Pursuant to the Participants' Agreement,
     HEXTI and DICTI caused HDP to form DIC-
     Hexcel , Ltd., a Japanese corporation
     ("OPCO") as a wholly owned subsidiary of HDP under the laws of Japan.

     Hexcel and DIC have agreed to each make
     $3,250,000 of capital contributions to
     DIC-Hexcel Ltd. during 1997-1998. As of the date hereof, a final payment of $500,000 each remains to be paid in July
     1998.

     Hexcel has a contingent liability of $4.5 million that is to be paid by Hexcel either upon the liquidation of DIC-Hexcel
     Ltd. or following DIC making any payment upon the call of the bank guarantees DIC has made supporting bank loans that have been provided to DIC-Hexcel Ltd. In the latter case, Hexcel shall have to contribute 50% of any amount paid by DIC under such guarantees, up to a maximum of $4.5 million.


                                                                     1

DESCRIPTION                                                OUTSTANDING
-----------                                                -----------
5.   Guaranty in favor of Wimpey Pension                   USD 128,000
     Trustees, Ltd. for one year of rental
     payments of the sublessee located in
     Lightwater, England under an operating
     lease dated 7/22/74 and due to expire on
     7/21/98.

6.   Guaranty by Hexcel of Lease dated August              GBP 22,950
     15, 1974 between John Mark Temple Gaisford
     and David Wallis Shaw, and Joseph Lucas
     Industries Limited, covering annual lease
     payments

7.   Guaranty with respect to Hexcel Lodi                  USD 4,000,000
     facility in New Jersey

SURETY BONDS

8.   Bond securing 12 months of lease payments             USD 30,000
     for the benefit of the Port of Skagit, WA,
     Bond#5686352, Expires 3/13/98

9.   Bond securing the State of Arizona workers            USD 288,375
     compensation benefits due to employees in
     favor of the State of Arizona, Bond#
     5214167, Expires 4/15/98

10.  Bond securing duties, taxes and charges               USD 200,000
     due on imported merchandise in favor of
     U.S. Customs, Bond# 5288974, Expires
     10/18/98

11.  Bond securing duties, taxes and charges on            USD250,000*
     imports that are exported in favor of U.S.
     Customs, Bond#5288976, Expires 10/18/98

12.  Bond securing the State of Washington                 USD576,000**
     worker's compensation benefits (due
     employees) in favor such state,
     Bond#5852114, Expires 2/28/99

13.  Bond securing State of California                     USD 54,200
     disability plan benefits due to employees
     in favor of  the State of California
     Employment Development Department, Bond#
     5288984, Expires 1/1/99

14.  Bond securing a lost cashiers check and               USD 653,853
     legal fees in favor of First Interstate
     Bank, Bond# 5736792, Expires 11/12/99

15.  Bond securing utility guarantee in                    USD  65,000
     Decatur, AL, Bond#5864791, Expires 6/25/98

-----------------------

* Will be increased from $130,000 to $250,000 in March 1998 for increased export activity.

**     Subject to change depending on self-insurer security requirements.

                                                                     3

HEXCEL COMPOSITES S.A. (BELGIUM)
16.  Guarantees issued by Credit Lyonnais                  various currencies
     Belgium S.A. to guarantee obligations of
     Hexcel Composites S.A. (Belgium) vis-a-vis
     de Dietrich (FRF 114,227), Baudet (FRF
     86,263), and GEC Alsthom (BEF 12,540,000).

17.  Rental Bank guarantee                                 BEF 135,000

SALVER S.R.L. (ITALY)

18.  Declaration of Fidejussor from LA.ME.S.               ITL 835,000,000
     S.r.l.. signed by Roberto Salvetti, in
     favor Fime Leasing S.P.A., in the Interest
     of Centro Trattamenti Superficiali S.p.a.,
     Naples, as Guaranty for Leasing contract
     dated June 28, 1989.   As with the
     guaranty, the Same 17 guarantors have
     guaranteed the lease payments of C.T.S. As
     lessee of a warehouse facility.  Salver
     S.r.l. (Italy) is responsible To guaranty
     repayment of up to 7% of the loan then
     outstanding.

19.  Declaration of Fidujussor from LA. ME.S.              ITL 195,000,000
     S.r.l. signed by Roberto Salvetti, in
     favor of Fime Leasing S.p.a., in the
     Interest Of Centro Trattamenti
     Superficiali S.p.a., Naples, as guaranty
     for leasing contract dated June 28, 1989.
     Guaranty arrangement relating to a
     warehouse facility.

20.  Declaration of Fidejussor from Credito                ITL 5,000,000
     Italiano Bank, No. 935 in favor of
     SNAM S.p.a. dated 2/23/95

HEXCEL FABRICS S.A. (FRANCE)

21.  Guarantee in favor of Credit Lyonnais                 FRF 2,200,000
     (expect cancellation 6/98)

HEXCEL COMPOSITES GMBH (AUSTRIA)

22.  As an assignment for security, Hexcel                 ATS 5,230,475
     Composites GmbH (Austria) pledged bonds to
     Osterreichische Investition
     Aktiengesellschaft. Repayment started on
     12/31/96 semiannually until 12/31/99.

23.  Assignment of receivables, originally                 ATS 30,000,000
     entered into on July 3, 1995 to
     Creditanstalt Bankverein
     Aktiengesellschaft to support an export
     credit program, payments thereon are due
     semiannually; collateral based on rolling
     6 months receivables.

24.  Bill of exchange with various customers.              ATS 25,000,000


                                                                     4

HEXCEL COMPOSITES LTD. (U.K.)
25.  Bond issued by Banque Nationale de Paris              GBP 200,000
     securing import duties in favor of HM
     Customs and Excise.

HEXCEL COMPOSITES S.A. (SPAIN)

26.  Generale Bank issued guaranties on behalf             ESP 311,000,000
     of Hexcel Composite  S.A. (Spain) for the
     payment of duties and VAT before customs
     on goods imported by Hexcel Composites
     S.A. (Spain)


                                                            SCHEDULE 11.9

                        PERMITTED TRANSACTIONS WITH AFFILIATES

See also Schedule 11.2, Indebtedness

DESCRIPTION

NONE

                                                            SCHEDULE 11.14

                                        PERMITTED PAYMENTS OF INDEBTEDNESS

DESCRIPTION
1. Subordinated Ciba Notes B The Increasing Rate Senior Subordinated Notes, due 2003, to be issued by the Company in an aggregate principal amount not to exceed $43,000,000 (as such amount may be adjusted in accordance with the Strategic Alliance Agreement) and governed by the terms of the Subordinated Ciba Notes Indenture.

2.   All payments of any intercompany debt, as referenced on Indebtedness
     Schedule 11.2.

3. All payments required under amortizing debt (capital leases and mortgages), as referenced on Indebtedness Schedule 11.2.


                                                                 EXHIBIT A

                            FORM OF REVOLVING CREDIT NOTE

                                  [NAME OF BORROWER]

U.S. $________________                                       March 5, 1998
                                                        New York, New York

          For value received, the undersigned, ________________, a _____________ [corporation] [company] (the "Borrower"), promises to pay to the order of ____________________ (the "Lender"), on the Termination Date (as defined in the Credit Agreement referred to below), the lesser of (i) the principal amount of ______________________________ DOLLARS ($_____________)
or (ii) the unpaid principal amount of all amounts loaned by the Lender to the Borrower under this Note as Revolving Credit Loans under the Credit Agreement. The principal amount which can be borrowed under this Note, when aggregated with the principal amount which can be borrowed under all other Notes issued in accordance with the terms of the Credit Agreement, will in no case exceed the Aggregate Revolving Credit Commitment set forth in the Credit Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount borrowed hereunder from the date advanced until paid at the rates (which shall not exceed the maximum rate permitted by applicable law) and at the times determined in accordance with the provisions of that certain
Amended and Restated Credit Agreement dated as of March 5, 1998 among Hexcel Corporation, the Foreign Borrowers named therein, the financial institutions from time to time parties thereto as Lenders, the Collateral Agent and Credit Suisse First Boston in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent") (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

          This Note is issued pursuant to, and is entitled to the benefits of, the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Credit Loans evidenced hereby are made and are to be repaid. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

         All payments of principal and interest in respect of this Note shall be made on the date and at the place due, to the Administrative Agent in lawful money of the United States of America in same day funds.

          This Note shall be governed by, and shall be construed and enforced in accordance with, the law of the State of New York.

          The Lender shall record in accordance with its usual practice the date and amount of each Revolving Credit Loan made hereunder, and the date and amount of each payment of principal; PROVIDED, that the failure to record any such amount shall not limit or otherwise affect the obligation of the Borrower to repay the Lender the outstanding principal amount evidenced by this Note together with accrued interest thereon in accordance with the terms of the Credit Agreement.

          Upon the occurrence of an Event of Default set forth in SECTION 12(a) or (f) of the Credit Agreement as applied to any Borrower (as defined in the Credit Agreement), the unpaid balance of the principal amount of this Note may become, and upon the occurrence and continuation of any one or more other Events of Default, such unpaid balance may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

          The Borrower hereby waives diligence, presentment, protest, demand and notice of every kind except as required pursuant to the Credit Agreement.

          This Note is secured by certain of the Credit Documents, and reference is made to such Credit Documents for the terms and conditions governing the collateral security for the Obligations of the Borrower hereunder.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                             HEXCEL CORPORATION

                                             By_____________________
                                             Name:
                                             Title:

                                                                 EXHIBIT B

                             FORM OF SWING LINE LOAN NOTE

                                  HEXCEL CORPORATION

US $__________                                            March [__], 1998
                                                        New York, New York

          For value received, the undersigned, HEXCEL CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of Credit Suisse First Boston (the "Swing Line Lender"), in accordance with SECTION 7.1 of the Credit Agreement, upon the earlier of (A) demand by the Swing Line Loan Lender and (B) the Termination Date (as defined in the Credit Agreement referred to below), the lesser of (i) the principal amount of ___________ DOLLARS (US $__________) or (ii) the unpaid principal amount of all amounts loaned by the Swing Line Lender to the Borrower under this Note as Swing Line Loans under the Credit Agreement. The principal amount which can be borrowed under this Note, when aggregated with the principal amount which can be borrowed under all other Notes issued in accordance with the terms of the Credit Agreement, will in no case exceed the Aggregate Revolving Credit Commitment set forth in the Credit Agreement.

          The Borrower also promises to pay interest on the unpaid principal amount borrowed hereunder from the date advanced until paid at the rates (which shall not exceed the maximum rate permitted by applicable law) and at the times determined in accordance with the provisions of that certain Amended and Restated Credit Agreement dated as of March 5, 1998 among the Borrower, the Foreign Borrowers from time to time parties thereto, the financial institutions from time to time parties thereto as Lenders, the Collateral Agent and Credit Suisse First Boston, in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent") (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement").

          This Note is issued pursuant to, and is entitled to the benefits of, the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby are made and are to be repaid. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

          All payments of principal and interest in respect of this Note shall be made on the date and at the place due, to the Administrative Agent in lawful money of the United States of America in same day funds in accordance with the Credit Agreement.

          This Note may be prepaid at any time at the option of the Borrower without premium or penalty, and must be prepaid as provided in SECTION 7.5 of the Credit Agreement.

          This Note shall be governed by, and shall be construed and enforced in accordance with, the law of the State of New York.

          Upon the occurrence of an Event of Default set forth in SECTION 12(a) or (f) of the Credit Agreement as applied to any Borrower (as defined in the Credit Agreement), the unpaid balance of the principal amount of this Note may become, and upon the occurrence and continuation of any one or more of certain other Events of Default, such unpaid balance may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

          The Borrower hereby waives diligence, presentment, protest, demand and notice of every kind except as required pursuant to the Credit Agreement.

          This Note is secured by certain of the Credit Documents, and reference is made to such Loan

Documents for the terms and conditions governing the collateral security for the Obligations of the Borrower hereunder.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                        HEXCEL CORPORATION


                                        By_________________________
                                           Name:
                                           Title:

                                                               EXHIBIT C-1

                           FORM OF COMPANY GUARANTY

          This AMENDED AND RESTATED GUARANTY ("Guaranty") is made as 5th day March 1998, by HEXCEL CORPORATION, a Delaware corporation (the "Guarantor") in favor of CITIBANK, N.A., in its capacity as collateral agent (with its successors and permitted assigns in such capacity, the "Collateral Agent") for the Lenders from time to time parties, to (and as defined in) the Credit Agreement described below. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement.

                             W I T N E S S E T H

     WHEREAS, the Lenders have agreed to make extensions of credit from time to time to, the Guarantor and the Foreign Borrowers pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Guarantor, the Foreign Borrowers from time to time parties thereto, the Lenders, the Collateral Agent, the Syndication Agent and CSFB, as administrative agent (in such capacity, the "Administrative Agent"; together with the Collateral Agent and the Syndication Agent, the "Agents");

     WHEREAS, each of the Foreign Borrowers, directly or indirectly, is a Wholly-owned Subsidiary of the Guarantor;

     WHEREAS, the Guarantor will directly and indirectly benefit from the loans and other financial accommodations made to the Foreign Borrowers pursuant to the Credit Agreement;

     WHEREAS, it is a condition precedent to the obligation of the Lenders to make their extensions of credit under the Credit Agreement that the Guarantor execute and deliver to the Collateral Agent this Guaranty;

     WHEREAS, the Guarantor is a party to the Company Guaranty, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "EXISTING GUARANTY AGREEMENT"), with the Collateral Agent; and

     Whereas, the Collateral Agent has requested the Existing Guaranty Agreement to be amended as more fully described herein; and

     WHEREAS, each of the parties to the Existing Agreement is agreeable to the requested amendments, but only upon the terms and subject to the conditions set forth herein, and each of the parties to the Existing Guaranty Agreement, for convenience of reference, has agreed to restate the Existing Guaranty Agreement as so amended; and

     WHEREAS, each of the parties hereto are agreeable to the terms and provisions of the Existing Guaranty Agreement as amended and restated hereby;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to the Existing Guaranty Agreement agree that the Existing Guaranty Agreement shall be and hereby is amended and restated in its entirety and the parties hereto hereby agree as follows:

          1. GUARANTY. (i) The Guarantor hereby irrevocably and unconditionally guarantees to the Collateral Agent, for the benefit of the Agents and the Lenders, the full and prompt payment when due (whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter) of the Obligations of the

Foreign Borrowers (including, without limitation, interest accruing following the commencement of any insolvency or bankruptcy case or proceeding or other similar case or proceeding in respect of any Foreign Borrower, at the applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in such case or proceeding) (the "Guaranteed Obligations").

          (ii) At any time after the occurrence and during the continuation of an Event of Default set forth in SECTION 12(a) of the Credit Agreement, the Guarantor shall pay to the Collateral Agent, for the benefit of the Agents and the Lenders, on demand and in immediately available funds, the amount of the Guaranteed Obligations that is due and payable, and upon acceleration, the full amount thereof. The Guarantor further agrees to pay and reimburse the Agents and the Lenders for, on demand and in immediately available funds, all reasonable fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' fees, costs and expenses) paid or incurred by the Agents or the Lenders in: (1) endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action in respect of the Guaranteed Obligations against, any Foreign Borrower or the Guarantor; (2) taking any action with respect to any security or collateral securing the Guaranteed Obligations or the Guarantor's obligations hereunder; and (3) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or the Collateral Agent's rights hereunder (all such costs and expenses are hereinafter referred to as the "Expenses"), and interest thereon. The Guarantor hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

          2. OBLIGATIONS UNCONDITIONAL. The Guarantor hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of:

          (i) the validity, enforceability, avoidance or subordination of any of the Guaranteed Obligations or any of the Credit Documents;

          (ii) the absence of any attempt by, or on behalf of, either Agent or any of the Lenders to collect, or to take any other action to enforce, all or any part of the Guaranteed Obligations whether from or against any Foreign Borrower, the Guarantor or any other guarantor of the Guaranteed Obligations or any other Person;

          (iii) the election of any remedy by, or on behalf of, either Agent or any of the Lenders with respect to all or any part of the Guaranteed Obligations;

          (iv) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, either Agent or any of the Lenders with respect to any provision of any of the Credit Documents;

          (v) the failure of either Agent or any of the Lenders to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Guaranteed Obligations;

          (vi) the election by, or on behalf of, either Agent or any of the Lenders, in any proceeding instituted under Chapter 11 of Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

          (vii) any borrowing or grant of a security interest by any Foreign Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

          (viii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims against any Foreign Borrower of any of the Lenders or either Agent for repayment of all or any part of the Guaranteed Obligations or any Expenses; or

          (ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor, any Foreign Borrower or any other guarantor of the Obligations.

          3. ENFORCEMENT; APPLICATION OF PAYMENTS. Subject to SECTION 1(ii) hereof and the provisions of the Credit Agreement, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may proceed directly against the Guarantor to collect and recover the full amount, or any portion, of the Guaranteed Obligations, without first proceeding against any Foreign Borrower or any other Person, or against any security or collateral for the Guaranteed Obligations. Subject only to the terms and provisions of the Credit Agreement, the

Collateral Agent shall have the exclusive right to determine the application of payments and credits, if any, from the Guarantor, any Foreign Borrower or from any other Person on account of the Guaranteed Obligations or any other liability of the Guarantor to either Agent or any of the Lenders.

          4. WAIVERS. (i) The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any Foreign Borrower, protest or notice with respect to the Guaranteed Obligations, all setoffs and counterclaims, demands for performance, notices of nonperformance, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, and all other demands whatsoever (and shall not require that the same be made on any Foreign Borrower as a condition precedent to the Guarantor's obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment (in cash) and performance of the Guaranteed Obligations and any other obligations contained herein. The Guarantor further waives all notices of the existence, creation or incurring of new or additional Indebtedness, arising either from additional loans extended to any Foreign Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to the Administrative Agent or any of the Lenders to secure payment of all or any part of the Guaranteed Obligations.

          (ii) The Agents and/or the Lenders are hereby authorized, without notice or demand and without affecting the liability of the Guarantor hereunder, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Guaranteed Obligations, or to otherwise modify, amend or change the terms of any of the Credit Documents; (b) to accept partial payments on all or any part of the Guaranteed Obligations; (c) to take and hold security or collateral for the payment of all or any part of the Guaranteed Obligations, this Guaranty, or any other guaranties of all or any part of the Guaranteed Obligations or other liabilities of the Foreign Borrowers, (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Guaranteed Obligations, this Guaranty, any other guaranty of all or any part of the Guaranteed Obligations, and any security or collateral for the Guaranteed Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantor hereunder.

          5. SETOFF. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), the Lenders may, without notice to the Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any Indebtedness due or to become due from the Lenders to the Guarantor, and (ii) any moneys, credits or other property belonging to the Guarantor, at any time held by or coming into the possession of the Lenders or their respective affiliates.

          6. FINANCIAL INFORMATION. The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Foreign Borrowers and any and all other guarantors and/or endorsers of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and the Guarantor hereby agrees that the Agents and the Lenders shall have no duty to advise the Guarantor of information known to it regarding such condition or any such circumstances. In the event that the either Agent or any of the Lenders, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, then such Agent or such Lender shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which such Agent or such Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to the Guarantor.

          7. NO MARSHALLING; REINSTATEMENT. The Guarantor consents and agrees that none of the Agents or any of the Lenders or any Person acting for or on behalf of the Collateral Agent shall be under any obligation to marshall any assets in favor of the Guarantor or against or in payment of any or all of the Guaranteed Obligations.

The Guarantor further agrees that, to the extent that any Foreign Borrower or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to the Agents or the Lenders or either Agent or any Lender receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Foreign Borrower, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, the Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

          8. SUBROGATION. Until the Guaranteed Obligations shall have been paid in full, the Guarantor hereby agrees that it (i) shall not exercise any right of subrogation with respect to such Guaranteed Obligations (under contract, Section 509 of the Bankruptcy Code or otherwise) or any other right of indemnity, reimbursement or contribution, (ii) waives any right to enforce any remedy which either Agent, any of the Lenders now have or may hereafter have against any Foreign Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations or any other Person, and (iii) waives any benefit of, and any right to participate in, any security or collateral given to the Agents or the Lenders to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of any Foreign Borrower to the Agents and the Lenders.

          9. SUBORDINATION. The Guarantor agrees that any and all claims of the Guarantor against any Foreign Borrower or any endorser or other guarantor of all or any part of the Guaranteed Obligations, or against any of their respective properties with respect to any Indebtedness of such Foreign Borrower to the Guarantor (the "Borrower Indebtedness"), shall be subordinated to the payment in full in cash of all Guaranteed Obligations. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from any Foreign Borrower, all such rights and Liens of the Guarantor with respect to the Borrower Indebtedness, whether now or hereafter arising and howsoever existing shall be and hereby are subordinated to the rights of the Agents and the Lenders to receive payment in full in cash of the Guaranteed Obligations. So long as no Event of Default set forth in SECTION 12(a) or (f) of the Credit Agreement shall have occurred and be continuing, the Guarantor shall retain all its rights and shall be entitled to receive and retain any and all payments made in respect of, the Borrower Indebtedness. After an Event of Default set forth in SECTION 12(a) or (f) of the Credit Agreement shall have occurred and be continuing, the Guarantor shall not exercise any rights with respect to the Borrower Indebtedness or to foreclose upon any asset securing the Borrower Indebtedness, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid in cash and all financing arrangements pursuant to the Credit Agreement between the Foreign Borrowers and the Lenders have been terminated. If all or any part of the assets of any Foreign Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Foreign Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Foreign Borrower is dissolved or if substantially all of the assets of any Foreign Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Borrower Indebtedness shall be paid or delivered directly to the Lenders for application to any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid in cash and satisfied. The Guarantor irrevocably authorizes and empowers each Agent and each of the Lenders to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Guarantor such proofs of claim and take such other action, in the such Agent's or such Lender's own name or in the name of the Guarantor or otherwise, as either or any Lender may deem necessary or advisable for the enforcement of this Guaranty. Each Lender may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Guaranteed Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the Guarantor upon or with respect to the Borrower Indebtedness after an Event of Default set forth in
SECTION 12(a) or (f) of the Credit Agreement shall have occurred and is continuing, and prior to the payment in full in cash of all Guaranteed Obligations and the termination of all financing arrangements pursuant to the Credit Agreement between the Foreign Borrowers and the Lenders, the Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Agents and the Lenders, and shall forthwith deliver the same to the Collateral Agent, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Collateral Agent for the benefit of the Agents and the Lenders; PROVIDED, that if the Guarantor fails to make any such endorsement or assignment to the Collateral Agent, the Collateral Agent (or any of its officers or employees) is hereby irrevocably authorized to make the same.
The Guarantor agrees that after an Event of Default set forth in SECTION 12(a) or (f) of the Credit Agreement shall have occurred and is continuing, and until the Guaranteed Obligations have been paid in full (in cash) and satisfied and all financing arrangements pursuant to the Credit Agreement between the Foreign Borrowers and the Lenders have been terminated, the Guarantor will not assign or transfer to any Person any claim the Guarantor has or may have against any Foreign Borrower.

          10. ENFORCEMENT; AMENDMENTS; WAIVERS. No delay on the part of either Agent or any of the Lenders in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Credit Documents or otherwise with respect to all or any part of the Guaranteed Obligations, the Collateral or any other guaranty of or security for all or any part of the Guaranteed Obligations shall operate as a waiver thereof, and no single or partial exercise by either Agent or any of the Lenders of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon either Agent or any of the Lenders, except as expressly set forth in a writing duly signed and delivered by the Administrative Agent. Failure by either Agent or any of the Lenders at any time or times hereafter to require strict performance by any Foreign Borrower, any other guarantor of all or any part of the Guaranteed Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Credit Documents now or at any time or times hereafter executed by such Persons and delivered to either Agent or any of the Lenders shall not waive, affect or diminish any right of either Agent or any of the Lenders at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of either Agent or any of the Lenders or its agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Guarantor, specifying such waiver, and is signed by the Administrative Agent. No waiver of any Event of Default by the Lenders shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by either Agent or any of the Lenders permitted hereunder shall in any way affect or impair either Agent's or any Lender's rights and remedies or the obligations of the Guarantor under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by any Foreign Borrower to the Agents and the Lenders shall be conclusive and binding on the Guarantor irrespective of whether the Guarantor was a party to the suit or action in which such determination was made.

          11. EFFECTIVENESS; TERMINATION. This Guaranty shall become effective against the Guarantor upon its execution by the Guarantor and shall continue in full force and effect and may not be terminated or otherwise revoked until the Guaranteed Obligations (other than indemnities not yet due) shall have been fully paid (in cash) and discharged and the Credit Agreement and the Revolving Credit Commitments shall have been terminated. If, notwithstanding the foregoing, the Guarantor shall have any right under applicable law to terminate or revoke its obligations under this Guaranty, the Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by the Guarantor, is actually received by each Agent and the Lenders. Such notice shall not affect the right and power of the Agents or any of the Lenders to enforce rights arising prior to receipt thereof by the Agents and the Lenders. If any of the Lenders grants Loans or takes other action after the Guarantor terminates or revokes its obligations under this Guaranty but before such Lender receives such written notice, the rights of such Lender with respect thereto shall be the same as if such termination or revocation had not occurred.

          12. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Agents and the Lenders. The rights hereunder and the interest herein of the Guarantor may not be assigned without the written consent of the Required Lenders. Any attempted assignment without such written consent shall be void. Nothing set forth herein or in any other Credit Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Guaranty. The Guarantor's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Guarantor.

          13. GOVERNING LAW. This Guaranty shall be construed, and the rights and duties of the parties hereto shall be determined, in accordance with the law of the State of New York.

          14.  CERTAIN CONSENTS AND WAIVERS.

    (a) PERSONAL JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (i) EACH OF THE COLLATERAL AGENT AND THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATED HERETO, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR IN SUCH FEDERAL COURT. THE GUARANTOR IRREVOCABLY DESIGNATES AND APPOINTS UNITED STATES CORPORATION SERVICES COMPANY AT 80 STATE STREET, ALBANY, NEW YORK 12207, AS ITS RESPECTIVE PROCESS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE COLLATERAL AGENT AND THE GUARANTOR AGREES THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE COLLATERAL AGENT AND THE GUARANTOR WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE IN ANY SUCH ACTION OR PROCEEDING IN SUCH STATE COURT OR IN SUCH FEDERAL COURT.

          (ii) THE GUARANTOR AGREES THAT THE COLLATERAL AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST THE GUARANTOR OR ITS PROPERTY IN A COURT HAVING JURISDICTION IN ANY LOCATION TO ENABLE THE AGENTS AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE GUARANTEED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY LENDER. THE GUARANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH EITHER AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

    (b)  SERVICE OF PROCESS.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE
LAW: THE GUARANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE GUARANTOR'S NOTICE ADDRESS SPECIFIED PURSUANT TO SECTION 16 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING.
 EACH OF THE COLLATERAL AGENT AND THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

    (c) WAIVER OF JURY TRIAL. EACH OF THE COLLATERAL AGENT AND THE GUARANTOR IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

          15. WAIVER OF BOND. The Guarantor waives, to the extent permitted by law, the posting of any bond otherwise required of the Collateral Agent in connection with any judicial process or proceeding to realize on the Collateral or any other security for the Guaranteed Obligations, to enforce any judgment or other court order entered in favor of the Collateral Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Guaranty or any other agreement or document between the Collateral Agent and the Guarantor.

          16. NOTICES. All notices and other communications required or desired to be served, given or delivered hereunder shall be in writing or by a telecommunications device capable of creating a printed record and shall be addressed to the party to be notified as follows:

     if to the Guarantor, at:

          Hexcel Corporation
          Two Stamford Plaza
          281 Tresser Boulevard
          Stamford, Connecticut 06901
          Attention:  Treasurer
          Telecopier No.:  (203) 358-3993
          Confirmation No.:  (203) 969-0666

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom
          919 Third Avenue
          New York, New York  10022
          Attention:  Joseph Coco, Esq.
          Telecopier No.:  (212) 735-2000
          Confirmation No.: (212) 735-3000

     if to the Collateral Agent, at:

          Citibank, N.A.
          399 Park Avenue
          New York, New York 10022
          Attention: William E. Clark
          Telecopier No.:  (212) 793-7460
          Confirmation No.:  (212) 559-5944

or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (i) ten (10) days following deposit in the United States mails, with proper postage prepaid;
(ii) upon delivery thereof if delivered by hand to the party to be notified;
(iii) one Business Day after delivery thereof to a reputable overnight courier service, with delivery charges prepaid; or (iv) upon confirmation of receipt thereof if transmitted by a telecommunications device.

          17. SEVERABILITY. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          18. COLLATERAL. The Guarantor hereby acknowledges and agrees that its obligations under this Guaranty are secured pursuant to the terms and provisions of the other Credit Documents to which it is a party.

          19. ENTIRE AGREEMENT. This Guaranty, together with the other Credit Documents, embodies the entire agreement and understanding of the parties hereto with respect to the matters contained herein and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

          21. EXECUTION IN COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, this Guaranty has been duly executed by the Guarantor as of the day and year first set forth above.

                              HEXCEL CORPORATION

                              By________________________________
                                  Name:
                                  Title:

Acknowledged and agreed to
as of the __ day of March, 1998

                              CITIBANK, N.A., as Collateral Agent


                              By________________________________
                                  Name:
                                  Title:

                                                                   EXHIBIT C-2



                           FORM OF COMPANY PLEDGE AGREEMENT


          This AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Pledge Agreement"), dated as of March 5, 1998, by and between HEXCEL CORPORATION, a Delaware corporation (with its successors and permitted assigns, the "Pledgor"), and CITIBANK, N.A., in its separate capacity as collateral agent (with its successors and permitted assigns in such capacity, the "Collateral Agent") for the Lenders (as defined below) parties to the Credit "greement described below. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement.

                                 W I T N E S S E T H:

          WHEREAS, the Lenders have agreed to make extensions of credit from time to time to the Pledgor and the Foreign Borrowers pursuant to the Amended and Restated Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Pledgor, the Foreign Borrowers from time to time parties thereto, the Lenders, the Collateral Agent and the CSFB, as administrative agent (in such capacity, the "Administrative Agent", together with the Collateral Agent, the "Agents");

          WHEREAS, the Pledgor owns the shares of capital stock described in EXHIBIT A hereto and issued by the issuers named therein; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their extensions of credit under the Credit Agreement that the Pledgor execute and deliver to the Collateral Agent this Pledge Agreement; and

          WHEREAS, the Pledgor is a party to the pledge agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "EXISTING PLEDGE AGREEMENT"), with the Collateral Agent; and

          Whereas, the Collateral Agent has requested the Existing Agreement to be amended as more fully described herein; and

          WHEREAS, each of the parties to the Existing Pledge Agreement is agreeable to the requested amendments, but only upon the terms and subject to the conditions set forth herein, and each of the parties to the Existing Pledge Agreement, for convenience of reference, has agreed to restate the Existing Pledge Agreement as so amended; and

          WHEREAS, each of the parties hereto are agreeable to the terms and provisions of the Existing Pledge Agreement as amended and restated hereby;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to the Existing Pledge Agreement agree that the Existing Pledge Agreement shall be and hereby is amended and restated in its entirety and the parties hereto hereby agree as follows:

    1.  DEFINED TERMS.

          (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement. Unless otherwise defined herein, all terms defined in Article 8 and Article 9 of the Uniform Commercial Code in effect as of the date hereof in the State of New York are used herein as defined therein.

          (b) The words "hereby," "hereof," "herein" and "hereunder" and words of like import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and section references are to this Pledge Agreement unless otherwise specified.

          (c) All terms defined in this Pledge Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified.

          2. PLEDGE. The Pledgor hereby pledges to the Collateral Agent (for the benefit of the Agents and the Lenders) and grants to the Collateral Agent (for the benefit of the Agents and the Lenders) a security interest in the following (collectively, the "Pledged Collateral"):

          (a) All of the issued and outstanding capital stock of the issuers described in EXHIBIT A hereto (including, without limitation, the shares of such capital stock described in EXHIBIT A hereto), and the certificates representing the shares of such capital stock, all options and warrants for the purchase of shares of such capital stock (all of said capital stock, options and warrants and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

          (b) All additional shares of stock of any issuer of the Pledged Stock from time to time acquired by the Pledgor in any manner, and all of the shares of the capital stock issued to the Pledgor by any other Subsidiary of the Pledgor after the date hereof that are required to be pledged pursuant to the Credit Agreement, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Stock and the Collateral Agent is irrevocably authorized, but is not required, to amend EXHIBIT A from time to time to reflect such additional shares), and all options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

          (c) The property and interests in property described in SECTION 4 below; and

          (d) All proceeds of the foregoing.

The Pledgor hereby delivers to the Collateral Agent all of such Pledged Collateral which is in existence on the date hereof, accompanied by appropriate undated stock powers (the "Stock Powers") duly executed in blank.

          3. SECURITY FOR OBLIGATIONS. The Pledged Collateral secures the prompt payment, performance and observance of the Obligations (including, without limitation, the Guaranteed Obligations under, and as defined in, the Company Guaranty) of the Borrowers.

          4. PLEDGED COLLATERAL ADJUSTMENTS. If, during the term of this Pledge Agreement:

          (a) any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any issuer of Pledged Stock, or any option included within the Pledged Collateral is exercised, or both, or

          (b) any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional shares, warrants, rights, options, notes or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Collateral Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; PROVIDED, HOWEVER, that nothing contained in this SECTION 4 shall be deemed to permit any stock dividend, issuance of additional stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any issuer of Pledged Stock which is prohibited in the Credit Agreement.

                                                                               3
          5. SUBSEQUENT CHANGES AFFECTING PLEDGED COLLATERAL. The Pledgor represents and warrants that it has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that neither the Agents nor any of the Lenders shall have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Collateral Agent may, upon the occurrence and during the continuation of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Collateral Agent may at any time, after the occurrence and during the continuation of an Event of Default, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

          6. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

          (a) The Pledgor is the sole legal and beneficial owner of all of the issued and outstanding capital stock of each issuer listed on EXHIBIT A hereto, free and clear of any Lien except for the security interest created by this Pledge Agreement, and the Pledged Stock constitutes 100% of the issued and outstanding shares of capital stock of the respective issuers thereof set forth in EXHIBIT A hereto;

          (b) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral, other than (i) pursuant to this Pledge Agreement and (ii) with regard to the shares of Hexcel Pottsville Corporation, such restrictions as may exist under any applicable Requirement of Law;

          (c) The pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, securing the payment and performance of the Obligations of the Borrowers; and

          (e) The Stock Powers are duly executed and give the Collateral Agent the authority they purport to confer.

          7. VOTING RIGHTS. During the term of this Pledge Agreement, and except as provided in this SECTION 7 below, the Pledgor shall have the right to vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Pledge Agreement, the Credit Agreement or any other Credit Document. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, at the Collateral Agent's option and following written notice from the Collateral Agent to the Pledgor, exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent.

          8. DIVIDENDS AND OTHER DISTRIBUTIONS. (a) So long as no Event of Default under SECTION 12(a) of the Credit Agreement shall have occurred and be continuing:

          (i) The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, PROVIDED, HOWEVER, that any and all

          (A) dividends and interest paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

          (B) dividends and other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus; and

          (C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

     shall be Pledged Collateral, and shall be forthwith delivered to the Collateral Agent to hold, for the benefit of the Agents and the Lenders, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Collateral Agent, for the benefit of the Agents and the Lenders, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

          (ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which the Pledgor is authorized to receive and retain pursuant to CLAUSE (i) above or exercise the voting rights in Section 7 above.

     (b) Upon the occurrence and during the continuation of an Event of Default set forth in SECTION 12(a) of the Credit Agreement:

          (i) All rights of the Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to SECTION 8(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Agents and the Lenders, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments;

          (ii) All dividends and interest payments which are received by the Pledgor contrary to the provisions of CLAUSE (i) of this SECTION 8(b) shall be received in trust for the Collateral Agent, for the benefit of the Agents and the Lenders, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements); and

          (iii) The Pledgor shall, upon the request of the Collateral Agent, at Pledgor's expense, execute and deliver all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, the Pledgor or its or their counsel, advisable to register the applicable Pledged Collateral under the provisions of the Securities Act, and to exercise its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, the Pledgor or its or their counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (iv) The Pledgor shall, upon the request of the Collateral Agent, at Pledgor's expense, use its best efforts to qualify the Pledged Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Collateral Agent;

          (v) The Pledgor shall, upon the request of the Collateral Agent, at the Pledgor's expense, make available to the holders of its securities, as soon as practicable, earnings statements which will satisfy the provisions of Section 11(a) of the Securities Act; and

          (vi) The Pledgor shall, upon the reasonable request of the Collateral Agent, at the Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor will reimburse the Collateral Agent for all reasonable expenses incurred by the Collateral Agent, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after the occurrence and during the continuation of an Event of Default, if the Collateral Agent determines that, prior to any public offering of any securities constituting part of the Pledged Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then the Pledgor agrees that it will be commercially reasonable if a private sale, upon at least ten (10) Business Days' notice to the Pledgor, is

                                                                               5
arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less than prices which could have been obtained for such security on any market or exchange or in any other public sale.

          9.  TRANSFERS AND OTHER LIENS.  The Pledgor agrees that it will not
(i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Collateral Agent, other than in accordance with the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest permitted hereunder and under the Credit Agreement.

          10. REMEDIES; APPLICATION OF PROCEEDS. (a) Subject to the restrictions set forth in the Collateral Agency Agreement among Hexcel Corporation and the Agents, the Collateral Agent shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York. In addition, upon the occurrence and during the continuation of an Event of Default set forth in SECTION 12(a) of the Credit Agreement or upon acceleration of the Obligations, the Administrative Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Collateral Agent or which the Collateral Agent shall otherwise have the ability to transfer under applicable law, the Collateral Agent may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuation of an Event of Default set forth in SECTION 12(a) of the Credit Agreement or upon acceleration of the Obligations of the Borrowers, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever.
The Agents and any Lender may, in its own name, or in the name of a designee or nominee, buy such Pledged Collateral at any public sale and, if permitted by applicable law, buy such Pledged Collateral at any private sale. In the event of a sale of any Collateral, or any part thereof, to a Lender or the Agents upon the occurrence and during the continuation of an Event of Default set forth in
SECTION 12(a) of the Credit Agreement or upon acceleration of the Obligations, such Lender or the Agents, as the case may be, shall not deduct or offset from any part of the purchase price to be paid therefor any indebtedness owing to it by the Pledgor. The Pledgor will pay to the Agents all reasonable expenses (including, without limitation, court costs and reasonable attorneys' expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Collateral Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Credit Agreement and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

     (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in SECTION 20 below at least ten (10) Business Days before the time of the sale or disposition; PROVIDED, HOWEVER, that the Collateral Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

          (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after the occurrence and during the continuation of an Event of Default set forth in SECTION 12(a) of the Credit Agreement or upon acceleration of the Obligations of the Borrowers, the Pledgor agrees that upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the

Collateral Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Collateral Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Collateral Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; PROVIDED, HOWEVER, that this Section does not impose a requirement that the Collateral Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.

          11. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority, in the name of the Pledgor or otherwise, upon the occurrence and during the continuation of an Event of Default, from time to time in the Collateral Agent's sole discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation (subject to SECTION 8 hereof), to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of each of the issuers of such Pledged Stock or obligors of such Pledged Stock to the name of the Administrative Agent or the Collateral Agent's nominee.

          12. WAIVERS. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or Event of Default with respect to any of the Obligations and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Credit Agreement.

          13.  TERMINATION OF THIS SECURITY AGREEMENT; RELEASE OF COLLATERAL.
(a) The pledge made and the security interest granted by the Pledgor under this Pledge Agreement shall terminate upon final payment in full in cash of the Obligations and the termination of the Revolving Credit Commitments under the Credit Agreement. Upon such termination (other than as a result of the sale of the Pledged Collateral) and at the written request of the Pledgor or its successors or assigns, and at the cost and expense of the Pledgor or its successors or assigns, the Collateral Agent shall execute in a timely manner such instruments, documents or agreements as are necessary or desirable to terminate the Collateral Agent's security interest in the Pledged Collateral and deliver the Pledged Stock and the Stock Powers, subject to any disposition made by the Collateral Agent pursuant to the Pledge Agreement.

    (b) Notwithstanding anything in this Pledge Agreement to the contrary, the Pledgor may, to the extent permitted by the Credit Agreement, sell, assign, transfer or otherwise dispose of any Pledged Collateral. In addition, the Collateral shall be subject to release from time to time (with the Collateral referred to in the immediately preceding sentence, the "Released Collateral") in accordance with SECTION 14.2 of the Credit Agreement. The Liens under this Pledge Agreement shall terminate with respect to the Released Collateral upon such sale, transfer, assignment, disposition or release, and, upon the request of the Pledgor, the Collateral Agent shall execute and deliver such instruments or documents as may be necessary to release the Liens granted hereunder; PROVIDED, HOWEVER, that (i) the Collateral Agent shall not be required to execute any such documents on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens on (or obligations of the Pledgor in respect of) all interests retained by the Pledgor, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral unless and until applied strictly in accordance with the Credit Documents.

          14. SUCCESSORS AND ASSIGNS. This Pledge Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Agents and the Lenders. The rights hereunder and the interest herein of the Pledgor may not be assigned without the written consent of the Required Lenders. Any attempted assignment without such written consent shall be void. Nothing set forth herein or in any other Credit Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Pledge Agreement or any Pledged Collateral. The Pledgor's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

          15. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND THE RIGHTS AND DUTIES OF THE

                                                                              7
PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAW
OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS WHICH SHALL BE GOVERNED BY THE LAWS OF THOSE JURISDICTIONS.

          16. WAIVER OF BOND. The Pledgor waives, to the extent permitted by law, the posting of any bond otherwise required of the Collateral Agent in connection with any judicial process or proceeding to realize on the Pledged Collateral or any other security for the Obligations, to enforce any judgment or other court order entered in favor of the Collateral Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Pledge Agreement or any other agreement or document between the Collateral Agent and the Pledgor.

          17. SEVERABILITY. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

          18. FURTHER ASSURANCES. The Pledgor agrees that it will cooperate with the Collateral Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Collateral Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

          19. THE COLLATERAL AGENT'S DUTY OF CARE. The Collateral Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Collateral Agent's (i) gross negligence or willful misconduct as determined in a final nonappealable judgment by a court of competent jurisdiction, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Collateral Agent's possession. Without limiting the generality of the foregoing, the Collateral Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Obligations secured hereby.

          20. NOTICES. All notices and other communications hereunder shall be given in the manner and to the addresses set forth in SECTION 14.3 of the Credit Agreement.

          21. AMENDMENTS, WAIVERS AND CONSENTS. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended, and no consent to any departure by the Pledgor herefrom shall be effective, except by or pursuant to an instrument in writing which (i) is duly executed by the Pledgor and the Administrative Agent and (ii) is otherwise made in accordance with the Credit Agreement. Any such waiver shall be valid only to the extent set forth therein. A waiver by the Collateral Agent of any right or remedy under this Pledge Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Collateral Agent would otherwise have on any future occasion. No failure to exercise or delay in exercising any right, power or privilege under this Pledge Agreement on the part of the Collateral Agent shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Pledge Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          22. SECTION TITLES. The section titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

          23. EXECUTION IN COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          24. ENTIRE AGREEMENT. This Agreement, together with the other Credit Documents, embodies the entire agreement and understanding of the parties hereto with respect to the matters contained herein and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

          IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have executed this Pledge Agreement as of the date set forth above.

                                   HEXCEL CORPORATION


                                   By:________________________
                                        Name:
                                        Title:

                                   CITIBANK, N.A., as Collateral Agent


                                   By:_________________________
                                        Name:
                                        Title:

                                      EXHIBIT A
                                          to
                                   PLEDGE AGREEMENT



                                    PLEDGED STOCK



STOCK ISSUER                         Percentage of Stock        Certificate       Shares of Capital
                                       Owned by Pledgor         No.               Stock Represented
                                                                                  Thereby

Hexcel Beta Corp.                            100%                     1                  3,000

Hexcel International                         100%                     2                    100

Hexcel Pottsville Corporation                100%                     1                    100


                                   ACKNOWLEDGEMENT


          The undersigned hereby acknowledge receipt of a copy of the foregoing Pledge Agreement, waive any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent and agree to comply with any provision of such Pledge Agreement which is applicable to it.


     HEXCEL BETA CORPORATION
     HEXCEL INTERNATIONAL
     HEXCEL POTTSVILLE CORPORATION


     By:_________________________
     Name:
     Title:

                                                                   EXHIBIT D-1


                             FORM OF SUBSIDIARY GUARANTY


          This AMENDED AND RESTATED SUBSIDIARY GUARANTY (" Guaranty") is made as of this 5th day March 1998, by each of the corporations signatory hereto (each individually a AGuarantor", and collectively the "Guarantors"), in favor of CITIBANK, N.A., in its capacity as collateral agent (with its successors and permitted assigns in such capacity, the "Collateral Agent") for the Lenders from time to time parties to (and as defined in) the Credit Agreement described below. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement.

                                 W I T N E S S E T H

     WHEREAS, the Lenders have agreed to make extensions of credit from time to time to the Company and the Foreign Borrowers pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Hexcel Corporation (the "Company"), the Foreign Borrowers from time to time parties thereto, the Lenders, the Collateral Agent, the Syndication Agent and CSFB, as administrative agent (in such capacity, the "Administrative Agent"; together with the Collateral Agent and the Syndication Agent, the "Agents");

          WHEREAS, the Guarantors are direct Wholly-owned Subsidiaries of the Company and will directly and indirectly benefit from the loans and other financial accommodations made pursuant to the Credit Agreement to the Company and the Foreign Borrowers;

         WHEREAS, it is a condition precedent to the obligation of the Lenders to make their extensions of credit under the Credit Agreement that each Guarantor execute and deliver to the Collateral Agent this Guarantee;

     WHEREAS, the Guarantors are party to the Subsidiary Guaranty, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "EXISTING GUARANTY AGREEMENT"), with the Collateral Agent; and

     Whereas, the Collateral Agent has requested the Existing Guaranty Agreement to be amended as more fully described herein; and

     WHEREAS, each of the parties to the Existing Agreement is agreeable to the requested amendments, but only upon the terms and subject to the conditions set forth herein, and each of the parties to the Existing Guaranty Agreement, for convenience of reference, has agreed to restate the Existing Guaranty Agreement as so amended; and

     WHEREAS, each of the parties hereto are agreeable to the terms and provisions of the Existing Guaranty Agreement as amended and restated hereby;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to the Existing Guaranty Agreement agree that the Existing Guaranty Agreement shall be and hereby is amended and restated in its entirety and the parties hereto hereby agree as follows:

          NOW THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

          1. GUARANTY. (i) Each Guarantor jointly and severally hereby irrevocably and unconditionally guarantees to the Collateral Agent, for the benefit of the Agents and the Lenders, the full and prompt payment when due (whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter) of the Obligations including, without limitation, interest accruing following the commencement of any insolvency or bankruptcy case or proceeding or other similar case or proceeding in respect of any Borrower, at the applicable rate specified in the Credit Agreement, whether or not such interest is allowed as a claim in such case or proceeding (the "Guaranteed Obligations").

          (ii) At any time after the occurrence and during the continuation of an Event of Default set forth in SECTION 12(A) of the Credit Agreement, each Guarantor shall jointly and severally pay to the Collateral Agent, for the benefit of the Agents and the Lenders, on demand and in immediately available funds, the amount of the Guaranteed Obligations that is due and payable, and upon acceleration, the full amount thereof. Each Guarantor further agrees to jointly and severally pay and reimburse the Agents and the Lenders for, on demand and in immediately available funds, all reasonable fees, costs and expenses (including, without limitation, all court costs and reasonable attorneys' fees, costs and expenses) paid or incurred by the Agents and the Lenders in: (1) endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action in respect of the Guaranteed Obligations against, any Borrower or such Guarantor; (2) taking any action with respect to any security or collateral securing the Guaranteed Obligations or such Guarantor's obligations hereunder; and (3) preserving, protecting or defending the enforceability of, or enforcing, this Guaranty or the Collateral Agent's rights hereunder (all such costs and expenses are hereinafter referred to as the "Expenses"), and interest thereon. Each Guarantor hereby agrees that this Guaranty is an absolute guaranty of payment and is not a guaranty of collection.

          (iii) Notwithstanding anything contained in this Guaranty to the contrary, the amount guaranteed by each Guarantor hereunder shall be limited to an aggregate amount which is equal to the largest amount that would not be subject to avoidance under Section 548 of Title 11 of the United States Code (11 U.S.C. SECTIONS 101 ET SEQ.) (the "Bankruptcy Code") or any applicable provisions of any comparable state law.

          2. OBLIGATIONS UNCONDITIONAL. Each Guarantor hereby agrees that its obligations under this Guaranty shall be unconditional, irrespective of:

          (i) the validity, enforceability, avoidance or subordination of any of the Guaranteed Obligations or any of the Credit Documents;

          (ii) the absence of any attempt by, or on behalf of, either Agent or any of the Lenders to collect, or to take any other action to enforce, all or any part of the Guaranteed Obligations whether from or against any Borrower, any Guarantor or other guarantor of the Guaranteed Obligations or any other Person;

          (iii) the election of any remedy by, or on behalf of, the either Agent or any of the Lenders with respect to all or any part of the Guaranteed Obligations;

          (iv) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, the either Agent or any of the Lenders with respect to any provision of any of the Credit Documents;

          (v) the failure of the either Agent or any of the Lenders to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Guaranteed Obligations;

          (vi) the election by, or on behalf of, the either Agent or any of the Lenders, in any proceeding instituted under Chapter 11 of Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code;

          (vii) any borrowing or grant of a security interest by any Borrower, as debtor-in-possession, under Section 364 of the Bankruptcy Code;

          (viii) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims against any Borrower of any of the Lenders or either Agent for repayment of all or any part of the Guaranteed Obligations or any Expenses; or

          (ix) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of any Borrower or any Guarantor.

          3. ENFORCEMENT; APPLICATION OF PAYMENTS. Subject to SECTION 1(ii) hereof and the provisions of the Credit Agreement, upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may proceed directly against any Guarantor to collect and recover the full amount, or any portion, of the Guaranteed Obligations, without first proceeding against any Borrower or any other Person, or against any security or collateral for the Guaranteed Obligations. Subject only to the terms and provisions of the Credit Agreement, the Collateral Agent shall have the exclusive right to determine the application of payments and credits, if any, from any Guarantor, any Borrower or from any other Person on account of the Guaranteed Obligations or any other liability of the Guarantors to the either Agent or any of the Lenders.

          4. WAIVERS. (i) Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of any Borrower, protest or notice with respect to the Guaranteed Obligations, all setoffs and counterclaims, demands for performance, notices of nonperformance, notices of protest, notices of dishonor and notices of acceptance of this Guaranty, and all other demands whatsoever (and shall not require that the same be made on any Borrower as a condition precedent to such Guarantor's obligations hereunder), and covenants that this Guaranty will not be discharged, except by complete payment (in cash) and performance of the Guaranteed Obligations and any other obligations contained herein. Each Guarantor further waives all notices of the existence, creation or incurring of new or additional Indebtedness, arising either from additional loans extended to any Borrower or otherwise, and also waives all notices that the principal amount, or any portion thereof, and/or any interest on any instrument or document evidencing all or any part of the Guaranteed Obligations is due, notices of any and all proceedings to collect from the maker, any endorser or any other guarantor of all or any part of the Guaranteed Obligations, or from any other Person, and, to the extent permitted by law, notices of exchange, sale, surrender or other handling of any security or collateral given to either Agent or any of the Lenders to secure payment of all or any part of the Guaranteed Obligations.

          (ii) The Agents and/or the Lenders are hereby authorized, without notice or demand and without affecting the liability of the Guarantors hereunder, from time to time, (a) to renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to, all or any part of the Guaranteed Obligations, or to otherwise modify, amend or change the terms of any of the Credit Documents; (b) to accept partial payments on all or any part of the Guaranteed Obligations; (c) to take and hold security or collateral for the payment of all or any part of the Guaranteed Obligations, this Guaranty, or any other guaranties of all or any part of the Guaranteed Obligations or other liabilities of any of the Borrowers, (d) to exchange, enforce, waive and release any such security or collateral; (e) to apply such security or collateral and direct the order or manner of sale thereof as in its discretion it may determine; (f) to settle, release, exchange, enforce, waive, compromise or collect or otherwise liquidate all or any part of the Guaranteed Obligations, this Guaranty, any other guaranty of all or any part of the Guaranteed Obligations, and any security or collateral for the Guaranteed Obligations or for any such guaranty. Any of the foregoing may be done in any manner, without affecting or impairing the obligations of the Guarantors hereunder.

          5. SETOFF. At any time after all or any part of the Guaranteed Obligations have become due and payable (by acceleration or otherwise), the Lenders may, without notice to any Guarantor and regardless of the acceptance of any security or collateral for the payment hereof, appropriate and apply toward the payment of all or any part of the Guaranteed Obligations (i) any Indebtedness due or to become due from the Lenders to such Guarantor, and
(ii) any moneys, credits or other property belonging to such Guarantor, at any time held by or coming into the possession of the Lenders or their respective affiliates.

          6. FINANCIAL INFORMATION. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrowers and any and all other Guarantors and endorsers and/or other guarantors of all or any part of the Guaranteed Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations, or any part thereof, that diligent inquiry would reveal, and such Guarantor hereby agrees that the Agents and the Lenders shall have no duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event that either Agent or any of the Lenders, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, then such Agent or such Lender shall be under no obligation
(i) to undertake any investigation not a part of its regular business routine,
(ii) to disclose any information which such Agent or such Lender, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (iii) to make any other or future disclosures of such information or any other information to such Guarantor.

          7. NO MARSHALLING; REINSTATEMENT. Each Guarantor consents and agrees that none of the Agents any of the Lenders or any Person acting for or on behalf of the Collateral Agent shall be under any obligation to marshall any assets in favor of any Guarantor or against or in payment of any or all of the Guaranteed Obligations. Each Guarantor further agrees that, to the extent that any Borrower, any Guarantor or any other guarantor of all or any part of the Guaranteed Obligations makes a payment or payments to the Agents or the Lenders or either Agent or any Lender receives any proceeds of Collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to any Borrower, any Guarantor, such other guarantor or any other Person, or their respective estates, trustees, receivers or any other party, including, without limitation, such Guarantor, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the part of the Guaranteed Obligations which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the time immediately preceding such initial payment, reduction or satisfaction.

          8. SUBROGATION. Until the Guaranteed Obligations shall have been paid in full, each Guarantor hereby agrees that it (i) shall not exercise any right of subrogation with respect to such Guaranteed Obligations (under contract, SECTION 509 of the Bankruptcy Code or otherwise) or any other right of indemnity, reimbursement or contribution, (ii) waives any right to enforce any remedy which either Agent or any of the Lenders now have or may hereafter have against any Borrower, any endorser or any other guarantor of all or any part of the Guaranteed Obligations or any other Person, and (iii) waives any benefit of, and any right to participate in, any security or collateral given to the Agents and the Lenders to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of any Borrower to the Agents and the Lenders.

          9. SUBORDINATION. Each Guarantor agrees that any and all claims of such Guarantor against any Borrower, any other Guarantor or any endorser or other guarantor of all or any part of the Guaranteed Obligations, or against any of their respective properties, with respect to any Indebtedness of such Borrower to the Guarantor (the "Borrower Indebtedness"), shall be subordinated to the payment in full in cash of all Guaranteed Obligations. Notwithstanding any right of the Guarantor to ask, demand, sue for, take or receive any payment from any Borrower, all such rights and Liens of the Guarantor with respect to the Borrower Indebtedness, whether now or hereafter arising and howsoever existing shall be and hereby are subordinated to the rights of the Agents and the Lenders to receive payment in full in cash of the Guaranteed Obligations.
So long as no Event of Default set forth in SECTION 12(a) or (f) of the Credit Agreement shall have occurred and is continuing, the Guarantor shall retain all its rights and shall be entitled to receive and retain any and all payments made in respect of, the Borrower Indebtedness. After an Event of Default set forth in SECTION 12(a) or (f) of the Credit Agreement shall have occurred and is continuing, the Guarantor shall not exercise any rights with respect to the Borrower Indebtedness or to foreclose upon any asset securing the Borrower Indebtedness, whether by judicial action or otherwise, unless and until all of the Guaranteed Obligations shall have been fully paid in cash and all financing arrangements pursuant to the Credit Agreement between the Borrowers and the Lenders have been terminated. If all or any part of the assets of any Borrower, or the proceeds thereof, are subject to any distribution, division or application to the creditors of such Borrower, whether partial or complete, voluntary or involuntary, and whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding, or if the business of any Borrower is dissolved or if substantially all of the assets of any Borrower are sold, then, and in any such event, any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any Borrower Indebtedness shall be paid or delivered directly to the Lenders for application to any of the Guaranteed Obligations, due or to become due, until such Guaranteed Obligations shall have first been fully paid in cash and satisfied. The Guarantor irrevocably authorizes and empowers each Agent and each of the Lenders to demand, sue for, collect and receive every such payment or distribution and give acquittance therefor and to make and present for and on behalf of the Guarantor such proofs of claim and take such other action, in such Agent's or such Lender's own name or in the name of the Guarantor or otherwise, as either Agent or any Lender may deem necessary or advisable for the enforcement of this Guaranty. Each Lender may vote such proofs of claim in any such proceeding, receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and apply the same on account of any of the Guaranteed Obligations. Should any payment, distribution, security or instrument or proceeds thereof be received by the Guarantor upon or with respect to the Borrower Indebtedness after an Event of Default set forth in SECTION 12(a) or (f) of the Credit Agreement shall have occurred and is continuing, and prior to the payment in full in cash of all Guaranteed Obligations and the termination of all financing arrangements pursuant to the Credit Agreement between the Borrowers and the Lenders, the Guarantor shall receive and hold the same in trust, as trustee, for the benefit of the Agents and the Lenders and shall forthwith deliver the same to the Collateral Agent, in precisely the form received (except for the endorsement or assignment of the Guarantor where necessary), for application to any of the Guaranteed Obligations, due or not due, and, until so delivered, the same shall be held in trust by the Guarantor as the property of the Collateral
Agent, for the benefit of the Agents and the Lenders; PROVIDED, that if the Guarantor fails to make any such endorsement or assignment to the Collateral Agent, the Collateral Agent (or any of its officers or employees) is hereby irrevocably authorized to make the same. The Guarantor agrees that after an Event of Default set forth in SECTION 12(a) or (f) of the Credit Agreement shall have occurred and is continuing, and until the Guaranteed Obligations have been paid in full (in cash) and satisfied and all financing arrangements pursuant to the Credit Agreement between the Borrowers and the Lenders have been terminated, the Guarantor will not assign or transfer to any Person any claim the Guarantor has or may have against any Borrower.

          10. ENFORCEMENT; AMENDMENTS; WAIVERS. No delay on the part of either Agent or any of the Lenders in the exercise of any right or remedy arising under this Guaranty, the Credit Agreement, any of the other Credit Documents or otherwise with respect to all or any part of the Guaranteed Obligations, the Collateral or any other guaranty of or security for all or any part of the Guaranteed Obligations shall operate as a waiver thereof, and no single or partial exercise by either Agent or any of the Lenders of any such right or remedy shall preclude any further exercise thereof. No modification or waiver of any of the provisions of this Guaranty shall be binding upon either Agent or any of the Lenders, except as expressly set forth in a writing duly signed and delivered by the Administrative Agent. Failure by either Agent or any of the Lenders at any time or times hereafter to require strict performance by any Borrower, any Guarantor, any other guarantor of all or any part of the Guaranteed Obligations or any other Person of any of the provisions, warranties, terms and conditions contained in any of the Credit Documents now or at any time or times hereafter executed by such Persons and delivered to either Agent or any of the Lenders shall not waive, affect or diminish any right of either Agent or any of the Lenders at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived by any act or knowledge of either Agent or any of the Lenders, or its agents, officers or employees, unless such waiver is contained in an instrument in writing, directed and delivered to the Borrowers or the Guarantors, as applicable, specifying such waiver, and is signed by either Agent. No waiver of any Event of Default by the Lenders shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion, and no action by either Agent or any of the Lenders permitted hereunder shall in any way affect or impair either Agent's or any Lender's rights and remedies or the obligations of the Guarantors under this Guaranty. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest owing by any Borrower to either Agents and the Lenders shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

          11. EFFECTIVENESS; TERMINATION. This Guaranty shall become effective against any Guarantor upon its execution by such Guarantor and shall continue in full force and effect and may not be terminated or otherwise revoked until the Guaranteed Obligations (other than indemnities not yet due) shall have been fully paid (in cash) and discharged and the Credit Agreement and the Revolving Credit Commitments shall have been terminated. If, notwithstanding the foregoing, any Guarantor shall have any right under applicable law to terminate or revoke its obligations under this Guaranty, such Guarantor agrees that such termination or revocation shall not be effective until a written notice of such revocation or termination, specifically referring hereto, signed by such Guarantor, is actually received by each Agent. Such notice shall not affect the right and power of the Agents or any of the Lenders to enforce rights arising prior to receipt thereof by the Agents and the Lenders. If any of the Lenders grants loans or takes other action after such Guarantor terminates or revokes its obligations under this Guaranty but before such Lender receives such written notice, the rights of such Lender with respect thereto shall be the same as if such termination or revocation had not occurred.

          12. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Agents and the Lenders. The rights hereunder and the interest herein of each Guarantor may not be assigned without the written consent of the Required Lenders. Any attempted assignment without such written consent shall be void. Nothing set forth herein or in any other Credit Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Guaranty. Each Guarantor's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for such Guarantor.

          13. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

          14.  CERTAIN CONSENTS AND WAIVERS.

          (a) PERSONAL JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (i) EACH OF THE COLLATERAL AGENT AND THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATED HERETO, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR IN SUCH FEDERAL COURT. EACH OF THE GUARANTORS IRREVOCABLY DESIGNATES AND APPOINTS UNITED STATES CORPORATION SERVICES COMPANY AT 80 STATE STREET, ALBANY, NEW YORK 12207, AS ITS RESPECTIVE PROCESS AGENT (THE "PROCESS AGENT") FOR SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. EACH OF THE COLLATERAL AGENT AND THE GUARANTORS AGREES THAT A FINAL NONAPPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE COLLATERAL AGENT AND THE GUARANTORS WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE IN ANY SUCH ACTION OR PROCEEDING IN SUCH STATE COURT OR IN SUCH FEDERAL COURT.

               (ii) EACH OF THE GUARANTORS AGREES THAT THE COLLATERAL AGENT SHALL HAVE THE RIGHT TO PROCEED AGAINST EACH OF THE GUARANTORS OR ITS RESPECTIVE PROPERTY IN A COURT HAVING JURISDICTION IN ANY LOCATION TO ENABLE THE AGENTS AND THE LENDERS TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE GUARANTEED OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE AGENTS OR ANY LENDER. EACH OF THE GUARANTORS WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH EITHER AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

          (b) SERVICE OF PROCESS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PROCESS AGENT OR THE GUARANTOR'S NOTICE ADDRESS SPECIFIED PURSUANT TO
SECTION 16 HEREOF, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH OF THE COLLATERAL AGENT AND THE GUARANTORS IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE COLLATERAL AGENT TO BRING PROCEEDINGS AGAINST EACH OF THE GUARANTORS IN THE COURTS OF ANY OTHER JURISDICTION.

          (c) WAIVER OF JURY TRIAL. EACH OF THE COLLATERAL AGENT AND THE GUARANTORS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT TO WHICH SUCH PERSON IS A PARTY.

          15. WAIVER OF BOND. Each Guarantor waives, to the extent permitted by law, the posting of any bond otherwise required of the Collateral Agent in connection with any judicial process or proceeding to realize on the Collateral or any other security for the Guaranteed Obligations, to enforce any judgment or other court order entered in favor of the Collateral Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Guaranty or any other agreement or document between the Collateral Agent and such Guarantor.

          16. NOTICES. All notices and other communications required or desired to be served, given or delivered hereunder shall be in writing or by a telecommunications device capable of creating a printed record and shall be addressed to the party to be notified as follows:

     if to any Guarantor, at:

          Hexcel Corporation
          Two Stamford Plaza
          281 Tresser Boulevard
          Stamford, Connecticut 06901
          Attention:  Treasurer
          Telecopier No.:  (203) 358-3993
          Confirmation No.:  (203) 969-0666

          with a copy to:

          Skadden, Arps, Slate, Meagher & Flom
          919 Third Avenue
          New York, New York  10022
          Attention:  Joseph Coco, Esq.
          Telecopier No.:  (212) 735-2000
          Confirmation No.: (212) 735-3000

     if to the Collateral Agent, at:

          Citibank, N.A.
          399 Park Avenue
          New York, New York 10022
          Attention:  William E. Clark
          Telecopier No.:  (212) 793-7460
          Confirmation No.:  (212) 559-5944

or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (i) ten (10) days following deposit in the United States mails, with proper postage prepaid; (ii) upon delivery thereof if delivered by hand to the party to be notified; (iii) one Business Day after delivery thereof to a reputable overnight courier service, with delivery charges prepaid; or (iv) upon confirmation of receipt thereof if transmitted by a telecommunications device.

          17. SEVERABILITY. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

          18. ENTIRE AGREEMENT. This Guaranty, together with the other Credit Documents, embodies the entire agreement and understanding among the parties hereto with respect to the matters contained herein and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

          19. EXECUTION IN COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          20. ADDITIONAL GUARANTORS. Each of the Guarantors agrees that, if, pursuant to the Credit Agreement, the Company shall be required to cause any Domestic Subsidiary that is not a Guarantor to become a Guarantor, and such Subsidiary shall execute and deliver a Subsidiary Guaranty Supplement in the form of Exhibit A attached hereto, such Subsidiary shall for all purposes be a party hereto and have the same rights, benefits and obligations as a Guarantor party hereto on the Closing Date; PROVIDED that such Subsidiary may become a guarantor of the Guaranteed Obligations by way of any document, instrument or agreement which is reasonably satisfactory to the Collateral Agent and nothing contained herein shall require that such Subsidiary become a guarantor of the Guaranteed Obligations by way of a Subsidiary Guaranty Supplement

          IN WITNESS WHEREOF, this Guaranty has been duly executed by each Guarantor as of the day and year first set forth above.

                                         HEXCEL BETA CORPORATION, a
                                             Delaware corporation
                                         HEXCEL INTERNATIONAL, a
                                             California corporation
                                         HEXCEL OMEGA CORPORATION, a
                                             California corporation


                                         By____________________________
                                               Name:
                                         Title:


Acknowledged and agreed to
as of the __ day of March 1998.

CITIBANK, N.A., as Collateral Agent


By:_________________________________
   Name:
   Title:

                           EXHIBIT A TO SUBSIDIARY GUARANTY



                            SUBSIDIARY GUARANTY SUPPLEMENT

          The undersigned hereby agrees to be bound as a Guarantor for purposes of the Subsidiary Guaranty dated as of March 5, 1998, among certain Subsidiaries of Hexcel Corporation listed on the signature pages thereof and acknowledged by Citibank, N.A., as Collateral Agent, and the undersigned hereby acknowledges receipt of a copy of the Guaranty. Capitalized terms used herein are used with the meanings given them in the Guaranty.


          Agreed to this ___ day of ______________, _________.


                                         [NAME OF GUARANTOR]


                                         By:________________________
                                            Name:
                                            Title:

                                         Notice Address:

                                                                    EXHIBIT D-2


                         FORM OF SUBSIDIARY PLEDGE AGREEMENT


          This AMENDED AND RESTATED PLEDGE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this "Pledge Agreement"), dated as of March 5, 1998, by and between __________, a _____________ [corporation][company] (with its successors and permitted assigns, the "Pledgor"), and CITIBANK, N.A., in its separate capacity as collateral agent (with its successors and permitted assigns in such capacity, the "Collateral Agent") for the Lenders (as defined below) parties to the Credit Agreement described below. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement.

                                 W I T N E S S E T H:

          WHEREAS, the Lenders have agreed to make extensions of credit from time to time to Hexcel Corporation (the "Company") and the Foreign Borrowers pursuant to the Credit Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Company, the Foreign Borrowers from time to time parties thereto, the Lenders, the Collateral Agent, the Syndication Agent and CSFB, as administrative agent (in such capacity, the "Administrative Agent", together with the Collateral Agent and the Syndication Agent, the "Agents");

          WHEREAS, the Pledgor is a Wholly-owned Subsidiary of the Company and has guaranteed the Obligations of the Company pursuant to the Domestic Subsidiary Guaranty;

          WHEREAS, the Pledgor owns the shares of capital stock described in EXHIBIT A hereto and issued by the issuers named therein; and

          WHEREAS, it is a condition precedent to the obligation of the Lenders to make their extensions of credit under the Credit Agreement that the Pledgor execute and deliver to the Collateral Agent this Pledge Agreement;

          WHEREAS, the Pledgor is a party to the pledge agreement, dated as of June 27, 1996 (as amended, supplemented or otherwise modified from time to time, the "EXISTING PLEDGE AGREEMENT"), with the Collateral Agent; and

          Whereas, the Collateral Agent has requested the Existing Pledge Agreement to be amended as more fully described herein; and

          WHEREAS, each of the parties to the Existing Pledge Agreement is agreeable to the requested amendments, but only upon the terms and subject to the conditions set forth herein, and each of the parties to the Existing Pledge Agreement, for convenience of reference, has agreed to restate the Existing Pledge Agreement as so amended; and

          WHEREAS, each of the parties hereto are agreeable to the terms and provisions of the Existing Pledge Agreement as amended and restated hereby;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties to the Existing Pledge Agreement agree that the Existing Pledge Agreement shall be and hereby is amended and restated in its entirety and the parties hereto hereby agree as follows:


    1.  DEFINED TERMS.

          (a) Unless otherwise defined herein, each capitalized term used herein that is defined in the Credit Agreement shall have the meaning specified for such term in the Credit Agreement. Unless otherwise defined herein, all terms defined in Article 8 and Article 9 of the Uniform Commercial Code in effect as of the date hereof in the State of New York are used herein as defined therein.

          (b) The words "hereby," "hereof," "herein" and "hereunder" and words of like import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and section references are to this Pledge Agreement unless otherwise specified.

          (c) All terms defined in this Pledge Agreement in the singular shall have comparable meanings when used in the plural, and VICE VERSA, unless otherwise specified.

          2. PLEDGE. The Pledgor hereby pledges to the Collateral Agent (for the benefit of the Agents and the Lenders) and grants to the Collateral Agent (for the benefit of the Agents and the Lenders) a security interest in the following (collectively, the "Pledged Collateral"):

          (a) All of the issued and outstanding capital stock of the issuers described in EXHIBIT A hereto (including, without limitation, the shares of such capital stock described in EXHIBIT A hereto), and the certificates representing the shares of such capital stock, all options and warrants for the purchase of shares of such capital stock (all of said capital stock, options and warrants and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

          (b) All additional shares of stock of any issuer of the Pledged Stock from time to time acquired by the Pledgor in any manner, and all of the shares of the capital stock issued to the Pledgor by any other Subsidiary of the Company after the date hereof that are required to be pledged pursuant to the Credit Agreement, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Stock and the Collateral Agent is irrevocably authorized, but is not required, to amend EXHIBIT A from time to time to reflect such additional shares), and all options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

          (c) The property and interests in property described in SECTION 4 below; and

          (d) All proceeds of the foregoing.

The Pledgor hereby delivers to the Collateral Agent all of such Pledged Collateral which is in existence on the date hereof, accompanied by appropriate undated stock powers (the "Stock Powers") duly executed in blank.

          3. SECURITY FOR OBLIGATIONS. The Pledged Collateral secures the prompt payment, performance and observance of the Guaranteed Obligations (as defined in the Domestic Subsidiary Guaranty) of the Company.

          4. PLEDGED COLLATERAL ADJUSTMENTS. If, during the term of this Pledge Agreement:

          (a) any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any issuer of Pledged Stock, or any option included within the Pledged Collateral is exercised, or both, or

          (b) any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional shares, warrants, rights, options, notes or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Collateral Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; PROVIDED, HOWEVER, that nothing contained in this SECTION 4 shall be deemed to permit any stock dividend, issuance of additional stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of any issuer of Pledged Stock which is prohibited in the Credit Agreement.

          5. SUBSEQUENT CHANGES AFFECTING PLEDGED COLLATERAL. The Pledgor represents and warrants that it has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that neither the Agents nor any of the Lenders shall have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Collateral Agent may, upon the occurrence and during the continuation of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Collateral Agent may at any time, after the occurrence and during the continuation of an Event of Default, exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

          6. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

          (a) The Pledgor is the sole legal and beneficial owner of all of the issued and outstanding capital stock of each issuer listed on EXHIBIT A hereto, free and clear of any Lien except for the security interest created by this Pledge Agreement, and the Pledged Stock constitutes 100% of the issued and outstanding shares of capital stock of the respective issuers thereof set forth in EXHIBIT A hereto;

          (b) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral, other than pursuant to this Pledge Agreement;

          (c) The pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, securing the payment and performance of the Obligations of the Borrowers; and

          (e) The Stock Powers are duly executed and give the Collateral Agent the authority they purport to confer.

          7. VOTING RIGHTS. During the term of this Pledge Agreement, and except as provided in this SECTION 7 below, the Pledgor shall have the right to vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Pledge Agreement, the Credit Agreement or any other Credit Document. Upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, at the Collateral Agent's option and following written notice from the Collateral Agent to the Pledgor, exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent.

          8. DIVIDENDS AND OTHER DISTRIBUTIONS. (a) So long as no Event of Default under SECTION 12(a) of the Credit Agreement shall have occurred and be continuing:

          (i) The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, PROVIDED, HOWEVER, that any and all

          (A) dividends and interest paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

          (B) dividends and other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus; and

          (C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

     shall be Pledged Collateral, and shall be forthwith delivered to the Collateral Agent to hold, for the benefit of the Agents and the Lenders, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Collateral Agent, for the benefit of the Agents and the Lenders, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

          (ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which the Pledgor is authorized to receive and retain pursuant to CLAUSE (i) above or exercise the voting rights in SECTION 7 above.

     (b) Upon the occurrence and during the continuation of an Event of Default set forth in SECTION 12(A) of the Credit Agreement:

          (i) All rights of the Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to SECTION 8(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Agents and the Lenders, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments;

          (ii) All dividends and interest payments which are received by the Pledgor contrary to the provisions of CLAUSE (i) of this SECTION 8(b) shall be received in trust for the Collateral Agent, for the benefit of the Agents and the Lenders, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsements); and


          (iii) The Pledgor shall, upon the request of the Collateral Agent, at Pledgor's expense, execute and deliver all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Collateral Agent, the Pledgor or its or their counsel, advisable to register the applicable Pledged Collateral under the provisions of the Securities Act, and to exercise its best efforts to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Collateral Agent, the Pledgor or its or their counsel, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (iv) The Pledgor shall, upon the request of the Collateral Agent, at Pledgor's expense, use its best efforts to qualify the Pledged Collateral under state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Collateral Agent;

          (v) The Pledgor shall, upon the request of the Collateral Agent, at the Pledgor's expense, make available to the holders of its securities, as soon as practicable, earnings statements which will satisfy the provisions of SECTION 11(a) of the Securities Act; and

          (vi) The Pledgor shall, upon the reasonable request of the Collateral Agent, at the Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

The Pledgor will reimburse the Collateral Agent for all reasonable expenses incurred by the Collateral Agent, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing. Upon or at any time after the occurrence and during the continuation of an Event of Default, if the Collateral Agent determines that, prior to any public offering of any securities constituting part of the Pledged Collateral, such securities should be registered under the Securities Act and/or registered or qualified under any other federal or state law and such registration and/or qualification is not practicable, then the Pledgor agrees that it will be commercially reasonable if a private sale, upon at least ten (10) Business Days' notice to the Pledgor, is arranged so as to avoid a public offering, even though the sales price established and/or obtained at such private sale may be substantially less than prices which could have been obtained for such security on any market or exchange or in any other public sale.

          9.  TRANSFERS AND OTHER LIENS.  The Pledgor agrees that it will not
(i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Collateral Agent, other than in accordance with the Credit Agreement, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest permitted hereunder and under the Credit Agreement.

          10. REMEDIES; APPLICATION OF PROCEEDS. (a) The Collateral Agent shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York. In addition, upon the occurrence and during the continuation of an Event of Default set forth in SECTION 12(a) of the Credit Agreement or upon acceleration of the Obligations, the Administrative Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Collateral Agent or which the Collateral Agent shall otherwise have the ability to transfer under applicable law, the Collateral Agent may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuation of an Event of Default set forth in SECTION 12(a) of the Credit Agreement or upon acceleration of the Obligations of the Borrowers, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agents and any Lender may, in its own name, or in the name of a designee or nominee, buy such Pledged Collateral at any public sale and, if permitted by applicable law, buy such Pledged Collateral at any private sale. In the event of a sale of any Collateral, or any part thereof, to a Lender or the Agents upon the occurrence and during the continuation of an Event of Default set forth in SECTION 12(a) of the Credit Agreement or upon acceleration of the Obligations, such Lender or the Agents, as the case may be, shall not deduct or offset from any part of the purchase price to be paid therefor any indebtedness owing to it by the Pledgor. The Pledgor will pay to the Agents all reasonable expenses (including, without limitation, court costs and reasonable attorneys' expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Collateral Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Credit Agreement and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

     (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in SECTION 20 below at least ten (10) Business Days before the time of the sale or disposition; PROVIDED, HOWEVER, that the Collateral Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

          (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after the occurrence and during the continuation of an Event of Default set forth in SECTION 12(a) of the Credit Agreement or upon acceleration of the Obligations of the Borrowers, the Pledgor agrees that upon the occurrence and during the continuation of an Event of Default, the Collateral Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Collateral Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Collateral Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Collateral Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Collateral Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; PROVIDED, HOWEVER, that this Section does not impose a requirement that the Collateral Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.

          11. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full authority, in the name of the Pledgor or otherwise, upon the occurrence and during the continuation of an Event of Default, from time to time in the Collateral Agent's sole discretion, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation (subject to SECTION 8 hereof), to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of each of the issuers of such Pledged Stock or obligors of such Pledged Stock to the name of the Administrative Agent or the Collateral Agent's nominee.

          12. WAIVERS. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or Event of Default with respect to any of the Obligations and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Credit Agreement.

          13.  TERMINATION OF THIS SECURITY AGREEMENT; RELEASE OF COLLATERAL.
(a) The pledge made and the security interest granted by the Pledgor under this Pledge Agreement shall terminate upon final payment in full in cash of the Obligations and the termination of the Revolving Credit Commitments under the Credit Agreement. Upon such termination (other than as a result of the sale of the Pledged Collateral) and at the written request of the Pledgor or its successors or assigns, and at the cost and expense of the Pledgor or its successors or assigns, the Collateral Agent shall execute in a timely manner such instruments, documents or agreements as are necessary or desirable to terminate the Collateral Agent's security interest in the Pledged Collateral and deliver the Pledged Stock and the Stock Powers, subject to any disposition made by the Collateral Agent pursuant to the Pledge Agreement.

    (b) Notwithstanding anything in this Pledge Agreement to the contrary, the Pledgor may, to the extent permitted by the Credit Agreement, sell, assign, transfer or otherwise dispose of any Pledged Collateral. In addition, the Collateral shall be subject to release from time to time (with the Collateral referred to in the immediately preceding sentence, the "Released Collateral") in accordance with SECTION 14.2 of the Credit Agreement. The Liens under this Pledge Agreement shall terminate with respect to the Released Collateral upon such sale, transfer, assignment, disposition or release, and, upon the request of the Pledgor, the Collateral Agent shall execute and deliver such instruments or documents as may be necessary to release the Liens granted hereunder; PROVIDED, HOWEVER, that (i) the Collateral Agent shall not be required to execute any such documents on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens on (or obligations of the Pledgor in respect of) all interests retained by the Pledgor, including without limitation, the proceeds of any sale, all of which shall continue to constitute part of the Collateral unless and until applied strictly in accordance with the Credit Documents.

          14. SUCCESSORS AND ASSIGNS. This Pledge Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Agents and the Lenders. The rights hereunder and the interest herein of the Pledgor may not be assigned without the written consent of the Required Lenders. Any attempted assignment without such written consent shall be void. Nothing set forth herein or in any other Credit Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Pledge Agreement or any Pledged Collateral. The Pledgor's successors shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

          15. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT FOR PERFECTION AND ENFORCEMENT OF SECURITY INTERESTS AND LIENS IN OTHER JURISDICTIONS WHICH SHALL BE GOVERNED BY THE LAWS OF THOSE JURISDICTIONS.

          16. WAIVER OF BOND. The Pledgor waives, to the extent permitted by law, the posting of any bond otherwise required of the Collateral Agent in connection with any judicial process or proceeding to realize on the Pledged Collateral or any other security for the Obligations, to enforce any judgment or other court order entered in favor of the Collateral Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Pledge Agreement or any other agreement or document between the Collateral Agent and the Pledgor.

          17. SEVERABILITY. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

          18. FURTHER ASSURANCES. The Pledgor agrees that it will cooperate with the Collateral Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Collateral Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

          19. THE COLLATERAL AGENT'S DUTY OF CARE. The Collateral Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Collateral Agent's (i) gross negligence or willful misconduct as determined in a final nonappealable judgment by a court of competent jurisdiction, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Collateral Agent's possession. Without limiting the generality of the foregoing, the Collateral Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Obligations secured hereby.

          20. NOTICES. All notices and other communications hereunder shall be given in the manner and to the addresses set forth in SECTION 14.3 of the Credit Agreement.

          21. AMENDMENTS, WAIVERS AND CONSENTS. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified or amended, and no consent to any departure by the Pledgor herefrom shall be effective, except by or pursuant to an instrument in writing which (i) is duly executed by the Pledgor and the Administrative Agent and (ii) is otherwise made in accordance with the Credit Agreement. Any such waiver shall be valid only to the extent set forth therein. A waiver by the Collateral Agent of any right or remedy under this Pledge Agreement on any one occasion shall not be construed as a waiver of any right or remedy which the Collateral Agent would otherwise have on any future occasion. No failure to exercise or delay in exercising any right, power or privilege under this Pledge Agreement on the part of the Collateral Agent shall operate as a waiver thereof; and no single or partial exercise of any right, power or privilege under this Pledge Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          22. SECTION TITLES. The section titles herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

          23. EXECUTION IN COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          24. ENTIRE AGREEMENT. This Agreement, together with the other Credit Documents, embodies the entire agreement and understanding of the parties hereto with respect to the matters contained herein and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

          IN WITNESS WHEREOF, the Pledgor and the Collateral Agent have executed this Pledge Agreement as of the date set forth above.

                                         [PLEDGOR]


                                         By:________________________
                                             Name:
                                             Title:

                                         CITIBANK, N.A., as Collateral Agent


                                         By:_________________________
                                             Name:

                                      EXHIBIT A
                                          to
                                   PLEDGE AGREEMENT



                                    PLEDGED STOCK


Stock Issuer        Percentage of Stock       Certificate    Shares of Capital
                    Owned by Pledgor          No.            Stock Represented
                                                             Thereby

Hexcel Omega
Corporation           100%                    1              1,000



                                   ACKNOWLEDGEMENT


          The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Administrative Agent or its nominee or the exercise of voting rights by the Collateral agent and agrees to comply with any provision of such Pledge Agreement which is applicable to it.


     HEXCEL OMEGA CORPORATION


     By:_________________________
     Name:
     Title:

      EXHIBIT E - FORM OF OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP



                                                     March 5, 1998


Credit Suisse First Boston,
  as Administrative Agent

and

The Lenders
  (as defined below) listed
  on Schedule I hereto

                    Re:  HEXCEL CORPORATION

Ladies and Gentlemen:

          We have acted as special counsel to Hexcel Corporation, a Delaware corporation ("HEXCEL"), and its subsidiaries, Hexcel Composites S.A., a company organized under the laws of Belgium, Hexcel S.A., a company organized under the laws of France, Hexcel Fabrics S.A., a company organized under the laws of France, Hexcel Composites S.A., a company organized under the laws of France, Hexcel (U.K.) Limited, a company organized under the laws of the United Kingdom, Salver S.r.l., a limited liability company organized under the laws of Italy, Hexcel Composites GmbH, a company organized under the laws of Germany, Hexcel Composites GmbH, a company organized under the laws of Austria, Hexcel Composites S.A., a corporation organized under the laws of Spain, and Hexcel Composites Limited, a company organized under the laws of the United Kingdom (such subsidiaries collectively, the "FOREIGN SUBSIDIARIES") in connection with the preparation, execution and delivery of the Amended and Restated Credit Agreement dated as of March 5, 1998 (the "AMENDED AND RESTATED CREDIT AGREEMENT") among Hexcel, the Foreign Subsidiaries, the Lenders (as defined in the Amended and Restated Credit Agreement) from time to time parties thereto (the "LENDERS"), Citibank, N.A., a national banking association, in its capacity as collateral agent (the "COLLATERAL AGENT"), Citicorp Securities, Inc., in its capacity as syndication agent (the "SYNDICATION AGENT") and Credit Suisse First Boston, a Swiss banking association, in its capacity as administrative agent and documentation agent (the "ADMINISTRATIVE AGENT" and together with the Collateral Agent, the "AGENTS").

          This opinion is being delivered to you pursuant to Section 9.1(i)(i) of the Amended and Restated Credit Agreement. Capitalized terms used herein and not otherwise defined herein shall have the same meanings herein as ascribed thereto in the Amended and Restated Credit Agreement.

          Hexcel and the Foreign Subsidiaries are collectively referred to herein as the "BORROWERS." Hexcel Beta Corp., a Delaware corporation ("BETA"), Hexcel Far East, a California corporation ("FAR EAST"), Hexcel International, a California corporation ("INTERNATIONAL"), Hexcel Omega Corporation, a California corporation ("OMEGA"), Hexcel Pacific Rim Corporation, a Delaware corporation ("PACIFIC DELAWARE"), Hexcel Pacific Rim Corporation, a California corporation ("PACIFIC CALIFORNIA") and Hexcel Technologies Inc., a Delaware corporation ("TECHNOLOGIES") are collectively referred to herein as the "DOMESTIC SUBSIDIARIES." Hexcel and the Domestic Subsidiaries are collectively referred to herein as the "UNITED STATES PARTIES." Hexcel, Beta, Pacific Delaware, and Technologies are collectively referred to herein as the "DELAWARE PARTIES." Far East, International, Omega and Pacific

California are collectively referred to herein as the "CALIFORNIA PARTIES." The Borrowers and the Domestic Subsidiaries are collectively referred to herein as the "TRANSACTION PARTIES."

          In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following:

          (a)  the Amended and Restated Credit Agreement;

          (b) the Revolving Credit Notes made by Hexcel in favor of the Lenders, dated the date hereof;

          (c) the Swing Line Note made by Hexcel in favor of the Swing Line Lender, dated the date hereof;

          (d) the Amended and Restated Company Guaranty made by Hexcel in favor of the Collateral Agent, for the benefit of the Agents and the Lenders, dated the date hereof;

          (e) the Amended and Restated Subsidiary Guaranty made by the Domestic Subsidiaries (other than Far East and Technologies) in favor of the Collateral Agent for the benefit of the Agents and the Lenders, dated the date hereof;

          (f) the Amended and Restated Company Pledge Agreement executed by Hexcel in favor of the Collateral Agent for the benefit of the Agents and the Lenders, dated the date hereof (the "COMPANY PLEDGE AGREEMENT");

          (g) the Amended and Restated Hexcel International Pledge Agreement executed by International in favor of the Collateral Agent for the benefit of the Agents and the Lenders, dated the date hereof (the "INTERNATIONAL PLEDGE AGREEMENT");

          (h) a certificate of an Officer of Hexcel, a copy of which is attached hereto as Exhibit A (the "OFFICER'S CERTIFICATE");

          (i) certified copies of the Certificate of Incorporation and By-laws of each of the United States Parties;

          (j) certified copies of certain resolutions of the Board of Directors of the United States Parties;

          (k) our opinion (the "ORIGINAL OPINION") dated June 27, 1996 delivered to you pursuant to Section 9.1(a)(i)(A) of the Credit Agreement dated as of June 27, 1996 (the "CREDIT AGREEMENT") among Hexcel, certain foreign subsidiaries party thereto, the Lenders and the Agents; and

          (l) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          In our examination we have assumed the genuineness of all signatures, including indorsements, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Transaction Parties and their officers and other representatives in the Transaction Documents (as hereinafter defined) and the Officer's Certificate and of public officials.

          The documents referred to in clauses (a) through (g) above are referred to collectively herein as the "TRANSACTION DOCUMENTS". The documents referred to in clauses (d) through (g) above are referred to collectively herein as the "SECURITY DOCUMENTS". References to the "NEW YORK UCC" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York. References to the "EXISTING CREDIT AGREEMENT" shall mean the Credit Agreement as amended by Consent Number 1 and First Amendment dated as of July 3, 1996, Consent Number 2 and Second Amendment dated as of November 12, 1996 and Consent Number 3 and Third Amendment dated as of February 27, 1997.

          We express no opinion as to the law of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporation Law of the State of Delaware, (iii) the General Corporation Law of the State of California, (iv) the federal laws of the United States of America to the extent specifically referred to herein, and (v) with respect to the security interest perfection opinion set forth in paragraph 8 herein, the New York UCC.

          The opinions set forth below are subject to the following assumptions and qualifications:

               (i) enforcement of the Transaction Documents may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

               (ii) we express no opinion as to the applicability or effect of any fraudulent transfer or similar law on the Transaction Documents or any transactions contemplated thereby;

               (iii) certain of the remedial provisions, including waivers, with respect to the exercise of remedies against the collateral contained in the Security Documents, may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of each such agreement, taken as a whole, and each such agreement, taken as a whole, together with applicable law, contains adequate provisions for the practical realization of the benefits of the security created thereby;

               (iv) enforcement of the Security Documents with respect to collateral consisting of the interest of the

     Borrowers in instruments, leases, contracts or other agreements ("CONTRACTS") and accounts or general intangibles arising thereunder, may be subject to the terms of such Contracts, the rights of such other parties to such Contracts and any claims or defenses of such other parties against the Borrowers arising under or outside such Contracts;

               (v) we have assumed that the Transaction Documents constitute the legal, valid and binding obligation of each party to such Transaction Document (other than the Transaction Parties) enforceable against such party (other than the Transaction Parties) in accordance with its terms;

               (vi) we express no opinion as to the effect on the opinions expressed herein of (a) the compliance or noncompliance of the Collateral Agent, the Administrative Agent or any of the Lenders, with any state, federal or other laws or regulations applicable to it or (b) the legal or regulatory status or the nature of the business of the Collateral Agent, the Administrative Agent and the Lenders;

               (vii) we express no opinion as to the effect on the opinions expressed herein of any conflict, contravention, violation or default under (a) any lease, indenture, instrument or other agreement to which any Transaction Party or its property is subject (other than the Applicable Contracts as to which we express our opinion in paragraph 4 herein), (b) any rule, law or regulation to which any Transaction Party is subject (other than Applicable Laws as to which we express our opinion in paragraph 5 herein), or (c) any judicial or administrative order or decree of any governmental authority (other than Applicable Orders as to which we express our opinion in paragraph 7 herein);

               (viii) we have assumed that no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body (other than Governmental Approvals as to which we express our opinion in paragraph 6 herein) is required to authorize or is required in connection with the execution, delivery or performance by the Transaction Parties of any of the Transaction Documents or the transactions contemplated thereby;

               (ix) we have assumed that (a) each of the Foreign Subsidiaries is duly organized and validly existing in its jurisdiction of organization, has the corporate or company power and authority to execute, deliver and perform all of its obligations under each of the Transaction Documents to which it is a party, and has the corporate or company power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (b) the execution and delivery of each of the Transaction Documents by each Foreign Subsidiary which is a party thereto and the consummation by each Foreign Subsidiary of the transactions contemplated thereby have been duly authorized by all requisite corporate or company action on the part of each Foreign Subsidiary, and (c) each of the Transaction Documents has been duly executed and delivered by each Foreign Subsidiary which is a party thereto; and

               (x) we call to your attention that (i) effective enforcement of a claim denominated in a foreign currency may be limited by requirements that the claim (or a judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a specified date and (ii) we express no opinion as to whether a federal or state court would award a judgment in a currency other than United States dollars.

          We have previously delivered to you our Original Opinion with respect to, among other things, the enforceability of each of the Company Pledge Agreement and the International Pledge Agreement (as defined therein and herein referred to as the "EXISTING PLEDGE AGREEMENTS") and the validity and perfection of the security interests created thereby. Such opinion is subject to certain assumptions and qualifications and the opinions set forth herein are subject to such assumptions and qualifications.

          We understand that you are separately receiving legal opinions (collectively, the "OTHER LEGAL OPINIONS"), dated the date hereof, from (i) Baker & McKenzie (UK), (ii) S.G. Archibald, (iii) Hogan & Hartson, L.L.P., (iv) Marina, Aghina, Bonvicini & Ludergneni, (v) Heller, Lober, Bahn & Partners, (vi) Gomez, Acibo & Pambo, and (vii) Doser Amereller Noack, with respect to certain of the matters set forth above. Our opinions herein stated are based upon the assumptions and qualifications specified herein and we express no opinion as to the effect on the opinions herein stated of the assumptions and qualifications contained in the Other Legal Opinions.

          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

          1. Each United States Party is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation. Based solely upon the certificates issued by public officials in the jurisdictions set forth on Schedule II hereto, each United States Party is qualified, licensed, authorized, or entitled to transact or do business (as set forth in such certificates) as a foreign corporation under the laws of each such jurisdiction.

          2. Each United States Party (a) has the corporate power and authority to execute, deliver and perform all of its obligations under each of the Transaction Documents to which it is a party and (b) has the corporate power and authority to conduct the business as described in the Annual Report on Form 10-K of Hexcel for the fiscal year ended December 31, 1996. The execution and delivery of each of the Transaction Documents by each United States Party which is a party thereto and the consummation by each United States Party of the transactions contemplated thereby have been duly authorized by all requisite corporate action on the part of each United States Party. Each of the Transaction Documents has been duly executed and delivered by each United States - Party which is a party thereto.

          3. Each of the Transaction Documents constitutes the legal, valid and binding obligation of each Transaction Party which is a party thereto, enforceable against each such Transaction Party in accordance with its terms, subject to the qualification that we express no opinion as to (i) the enforceability of any rights to contribution or indemnification provided for in such Transaction Documents to the extent any such rights are violative of the public policy underlying any law, rule or regulation (including, without limitation, any federal or state securities law, rule or regulation) and (ii) any provisions which permit any party to any such Transaction Document or any purchaser of a participation interest from any such party to set off or apply any deposit, property or indebtedness with respect to any participation interest.

          4. The execution and delivery by each United States Party of the Transaction Documents to which it is a party and the performance by each such United States Party of its obligations under each such Transaction Document, each in accordance with its terms, do not (a) conflict with the Certificate of Incorporation or By-laws of each such United States Party, (b) constitute a violation of or a default under any Applicable Contract (as hereinafter defined) or (c) cause the creation of any security interest or lien (other than the liens granted under or created by the Transaction Documents) upon any of the property of the United States Parties pursuant to any Applicable Contracts. "APPLICABLE CONTRACTS" means those agreements set forth on Schedule III hereto. We express no opinion, as to the existence of any violation of, or default under, any financial ratios or tests which may be contained in any Applicable Contract.

          5. Neither the execution, delivery or performance by any United States Party of the Transaction Documents to which it is a party, nor the compliance by any United States Party with the terms and provisions thereof will contravene any provision of any Applicable Law (as hereinafter defined). "APPLICABLE LAWS" means the General Corporation Law of the States of Delaware and California and those laws, rules and regulations of the State of New York and of the United States of America (including, without limitation, Regulations G, U and X of the Board of Governors of the Federal Reserve Board) which, in our dexperience, are normally applicable to transactions of the type contemplated by the Transaction Documents, but without our having made any special investigation as to the applicability of any specific law, rule or regulation.

          6. No Governmental Approval (as hereinafter defined), which has not been obtained or taken and is not in full force and effect, is required to authorize or is required in connection with the execution, delivery or performance of any of the Transaction Documents by any United States Party. "GOVERNMENTAL APPROVAL" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws. "GOVERNMENTAL AUTHORITY" means any New York, Delaware, California or federal, legislative, judicial, administrative or regulatory body.

          7. Neither the execution, delivery or performance by any United States Party of its obligations under the Transaction Documents to which it is a party, nor compliance by such United States Party with the terms thereof will contravene any Applicable Order applicable to such United States Party. "APPLICABLE ORDERS" means those orders, judgments or decrees of Governmental Authorities applicable to or binding upon the United States Parties as identified to us in the Officer's Certificate.

          8. The Amendment and Restatement of the Existing Credit Agreement and the Existing Pledge Agreements do not, of themselves, adversely affect the validity or perfection of the security interest of the Collateral Agent for the benefit of the Agents and the Lenders granted in the certificates identified on Exhibit A to each of the Existing Pledge Agreements (the "PLEDGED SHARES"). After giving effect to the Amendment and Restatement of the Existing Credit Agreement and the Existing Pledge Agreements, the security interest of the Collateral Agent in the Pledged Shares will be entitled to the same status as a valid and perfected security interest to which it would otherwise have been entitled (as reflected in the Original Opinion) immediately prior to giving effect to the Amendment and Restatement of the Existing Credit Agreement and the Existing Pledge Agreements. The Loans are entitled to the benefit of the security interest created by the Existing Pledge Agreements in favor of the Collateral Agent.

          Our opinion in paragraph 8 above is subject to the following additional assumptions and qualifications:

          (a) our security interest opinions are limited to Articles 8 and 9 of the UCC, and therefore such opinions do not address (i) laws of jurisdictions other than New York, and of New York, except for Articles 8 and 9 of the UCC,
(ii) collateral of a type not subject to Article 8 or 9 of the UCC, and (iii) under Section 9-103, what law governs perfection of the security interests granted in the collateral covered by this opinion;

          (b) except for the amendment and restatement thereof on the date hereof, based on the Officer's Certificate, we have assumed that each of the Existing Pledge Agreements has not been amended, modified or supplemented and no rights pursuant thereto have been released, waived or modified by any of the parties to the Existing Pledge Agreements subsequent to the date of our Original Opinion;

          (c) based on the Officer's Certificate, we have assumed that all actions specified, assumed or relied upon in the Original Opinion have been taken and that all of the facts and conditions specified, assumed or relied upon in the Original Opinion remain correct;

          (d) we have assumed that the Collateral Agent was at all times acting in good faith and without notice of any adverse claims with respect to the Pledged Shares and that the certificates evidencing the Pledged Shares are, have been and will be at all times in the continuous possession of the Collateral Agent in the State of New York.

          (e) we express no opinion with respect to the priority of a lien creditor (as defined in Section 9-301(3) of the UCC) who acquired a lien on any of the Pledged Shares by attachment or levy at any time within 45 days prior to the date hereof pursuant to Section 9-301(4) of the UCC; and

          (f) we note that since the date of the Original Opinion, filing was not a method of perfection for the Pledged Shares, but the law has since changed to permit filing a financing statement with respect to the Pledged Shares.

          9. None of the Transaction Parties is an "investment company" under the Investment Company Act of 1940, as amended.

          10. None of the Transaction Parties is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          This opinion is being furnished only to you in connection with the Amended and Restated Credit Agreement and is solely for your benefit and is not to be used, quoted, relied upon or otherwise referred to by any other Person or for any other purpose without our prior written consent.

                              Very truly yours,

                                                              SCHEDULE I
                                                              TO SASM&F OPINION




                                      ADDRESSEES


1.   Credit Suisse First Boston

2.   The Bank of New York

3.   Banque Nationale de Paris, San Francisco Branch

4.   The Chase Manhattan Bank

5.   Citibank, N.A.

6.   Credit Lyonnais

7.   Istituto Bancario San Paolo Di Torino, S.p.A.

8.   Societe Generale

9.   Union Bank of California, N.A.

10.  Swiss Bank Corporation, Stamford and Cayman Island Branches

11.  Union Bank of Switzerland

12.  Credit Suisse First Boston Aktiengesellschaft

13.  Union Bank of California, N.A.

                                                              SCHEDULE II
                                                              TO SASM&F OPINION


                                FOREIGN JURISDICTIONS


NAME                                 JURISDICTION

Hexcel Corporation                   Alabama, Arizona,
                                     California, Colorado,
                                     Connecticut, Florida,
                                     Georgia, Illinois,
                                     Massachusetts,
                                     Michigan, New Jersey,
                                     Ohio, Pennsylvania,
                                     Texas, Utah, Washington

Hexcel Beta Corp.                    California


Hexcel Pacific Rim Corporation       California
(Delaware)


                                                            SCHEDULE III
                                                            TO SASM&F OPINION



                                 APPLICABLE CONTRACTS


1. Indenture dated as of August 1, 1986 between Hexcel Corporation and The Bank of California, N.A., as trustee.

2. Indenture dated as of February 29, 1996 between Hexcel Corporation and First Trust of California, National Association, as trustee, as amended.

3. Indenture dated as of July 24, 1996 between Hexcel Corporation and First Trust of California, National Association, as trustee.

                                                               Exhibit A
                                                               to SASM&F Opinion


                                CERTIFICATE OF OFFICER

                                          OF

                                  HEXCEL CORPORATION

          I, Ira Krakower, am the Senior Vice President, Secretary and the General Counsel of Hexcel Corporation, a Delaware corporation ("HEXCEL"), and as such, am familiar with the business and operations of each of the Transaction Parties. I understand that pursuant to the Amended and Restated Credit Agreement, dated as of March 5, 1998 (the "CREDIT AGREEMENT"), among Hexcel, certain Foreign Subsidiaries thereto, the Lenders from time to time parties thereto (the "LENDERS"), Citibank, N.A., in its capacity as collateral agent (the "COLLATERAL AGENT"), and Credit Suisse First Boston, in its capacity as documentation agent and administrative agent (the "ADMINISTRATIVE AGENT" and together with the Collateral Agent, the "AGENTS"), Skadden, Arps, Slate, Meagher & Flom LLP is rendering an opinion dated March 5, 1998 with respect thereto (the "OPINION"). I further understand that Skadden, Arps, Slate, Meagher & Flom LLP is relying on this officer's certificate and the statements made herein in rendering such Opinion. Capitalized terms used herein and not otherwise defined herein shall have the same meaning herein as ascribed thereto in the Opinion.

          With regard to the foregoing, on behalf of each of the Transaction Parties, I do hereby certify that:

          1. Due inquiry has been made of all persons deemed necessary or appropriate to confirm the statements made herein.

          2. Set forth on Schedule II hereto are all the material orders, judgments or decrees of Governmental Authorities which name any United States Party or to which the business or assets of any United States Party are subject.

          3. Less than 25 percent of the assets of each of the Transaction Parties on a consolidated basis and on an unconsolidated basis consist of margin stock (as such term is defined in Regulation G or Regulation U of the Board of Governors of the Federal Reserve System).

          4. Each of the Transaction Parties (a) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding or trading in securities and (b) is not engaged and does not propose to engage in the business or investing, reinvesting, owning, holding or trading in securities, and does not own or propose to acquire "investment securities" (as such term is defined in the Investment Company Act of 1940, as amended) having a value exceeding 40 percent of the value of such Transaction Party's total assets (exclusive of government securities and cash items) on an unconsolidated basis.

          5. No Transaction Party is a "gas utility company" within the meaning of the Public Utility Holding Company of 1935, as amended.

          6. No Transaction Party is an "electric utility company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.   No Transaction Party, owns, controls, or holds with power to vote
(a) ten percent (10%) or more of the outstanding securities, such as notes, drafts, stock, treasury stock, bonds, debentures, certificates of interest or participations in any profit sharing agreements or in oil, gas, other mineral royalties or leases, collateral-trust certificates, preorganization certificates or subscriptions, transferable shares, investment contracts, voting-trust certificates, certificates of deposit for a security, receiver's or trustee's certificates, or any other instrument commonly known as a "security" (including certificates of interest or participation in, temporary or interim certificates for, receipt for, guaranty of, assumption of liability on, or warrants or rights to subscribe to or purchase any of the foregoing) presently entitling it to vote in the direction of management of, or any such instrument issued under or pursuant to any trust, agreement, or arrangement whereby a trustee or trustees or agent or agents for the owner of holder of such instrument is presently entitled to vote in the direction or management of, any corporation, partnership, association, joint-stock company, joint venture or trust that owns or operates any "public utility company" (as such term is defined in the Public Utility Holding Company Act of 1935, as amended), or (b) any other interest, directly or indirectly, or through one or more intermediary entities, in any corporation partnership, association, joint-venture company, joint venture or trust that owns or operates any public utility company.

          8. No Transaction Party has received notice that the Securities and Exchange Commission has determined, or may determine, that such Transaction Party exercises a controlling influence over the management or direction of the policies of a gas utility company or an electric utility company as to make it subject to the obligations, duties and liabilities imposed on holding companies by the Public Utility Holding Company Act of 1935, as amended.

          9. Since June 27, 1996 each of the Existing Pledge Agreements has not been amended, modified or supplemented and no rights pursuant thereto have been released waived or modified.

          10. In respect of the validity or perfection of the security interest of the Collateral Agent on behalf of the Agents and the Lenders in the Transaction Parties' Pledged Shares, all actions to be taken by the Borrowers or any other Transaction Party specified, assumed or relied upon in the Original Opinion have been taken and all the facts and conditions specified, assumed or relied upon in the Original Opinion remain correct.

          IN WITNESS WHEREOF, I, in my capacity as an officer of Hexcel Corporation, have executed this certificate this __ day of March, 1998.




                         HEXCEL CORPORATION




                         By:______________________________
                               Name: Ira Krakower
                              Title: Senior Vice President, Secretary
                                     and General Counsel

                                                                  Schedule I to
                                                                      Exhibit A


                                  APPLICABLE ORDERS

United States Bankruptcy Court Northern District of California Order N. 93-48535T dated January 10, 1995 In re Hexcel Corporation.

                                                                   EXHIBIT F-1


                        FORM OF NOTICE OF BORROWING (DRAWINGS)


To: Credit Suisse First Boston, in its capacity as administrative agent (with its successors in such capacities, the "Administrative Agent") for the Lenders (as defined below) under the Amended and Restated Credit Agreement dated as of March 5, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hexcel Corporation, the Foreign Borrowers from time to time parties thereto, the financial institutions from time to time parties thereto as Lenders (the "Lenders"), the Collateral Agent and Credit Suisse First Boston, in its capacity as administrative agent for the Lenders.

     Pursuant to [SECTION 2.2](1)/[SECTION 4.2](2)/[SECTION 5.2](3)/[SECTION 5.3](4)/ of the Credit Agreement, this Notice of Borrowing ("Notice") represents the request of the undersigned Borrower (the "Borrower") to borrow on [the date hereof] [_______________, _____ ](the "Funding Date") from the Lenders

          [the principal amount of $ _______________][the principal amount of _______________ in the lawful currency of [Austria][Belgium][France][Germany] [Italy][the
          Netherlands][Spain][the United Kingdom]] in Revolving Credit Loans as [ABR Loans][Eurocurrency Rate Loans]. In the event that such Revolving Credit Loans are Eurocurrency Rate Loans, the Interest Period for such Eurocurrency Rate Loans is requested to be a [one][two][three][six] month period.]

          [the principal amount of $ ________________ in Swing Line Loans as ABR Loans]

     Proceeds of such Loans are to be deposited on the Funding Date into the Borrower's disbursement account number __________ maintained at the office of
__________.

     The Borrower certifies that as of the Funding Date all of the conditions precedent contained in [SECTION 9.1 of the Credit Agreement](5)/[SECTION 9.2 of the Credit Agreement](6)/ have been satisfied (or waived pursuant to SECTION
14.1 of the Credit Agreement).

     Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Notice.




Dated this ___ day of ___________, ____.


                                   [Name of Borrower]


----------------------------
(1)/ To be used for a requested Borrowing of Domestic Revolving Loans.

(2)/ To be used for a requested Borrowing of Swing Loans.

(3)/ To be used for a requested Borrowing of Syndicated European Loans.

(4)/ To be used for a requested Borrowing of Local European Loans.

(5)/ To be used for Revolving Credit Loans to be made on the Closing Date. All Revolving Credit Loans made on the Closing Date shall be ABR Loans.

(6)/ To be used for Revolving Credit Loans and Swing Line Loans to be made after the Closing Date.


                                         By:
                                             Name:
                                             Title:

                                                                    EXHIBIT F-2


                      FORM OF NOTICE OF BORROWING (CONVERSION)



To: Credit Suisse First Boston, in its capacity as administrative agent (with its successors in such capacities, the "Administrative Agent") for the Lenders (as defined below) under the Amended and Restated Credit Agreement dated as of March 5, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hexcel Corporation, the Foreign Borrowers from time to time parties thereto, the financial institutions from time to time parties thereto as Lenders (the "Lenders"), the Collateral Agent and the Administrative Agent for the Lenders.

     Pursuant to SECTION 7.6(a) of the Credit Agreement, this Notice of Borrowing (Conversion) ("Notice") represents the election of the undersigned Borrower (the "Borrower") to

     [Convert $____________ in aggregate principal amount of Revolving Credit Loans consisting of ABR Loans from ABR Loans to Eurocurrency Rate Loans denominated in the same currency on ________________, ____. The initial Interest Period for such Eurocurrency Rate Loans is requested to be a [one][two][three][six] month period.]

     [Convert $_____________ in aggregate principal amount of outstanding Eurocurrency Rate Loans to ABR Loans denominated in the same currency on ____________, _____.]

          The Borrower hereby certifies that (i) the proposed conversion would not violate any provisions of SECTION 7.7 of the Credit Agreement and, as a result thereof, (ii) no Default or Event of Default would occur or has occurred and is continuing under the Credit Agreement.

     Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Notice.

Dated this ___ day of ________, ____.


                                         [Name of Borrower]


                                         By:________________________
                                            Name:
                                            Title:

                                                                    EXHIBIT F-3


                      FORM OF NOTICE OF BORROWING (CONTINUATION)



To: Credit Suisse First Boston, in its capacity as administrative agent (with its successors in such capacities, the "Administrative Agent") for the Lenders (as defined below) under the Amended and Restated Credit Agreement dated as of March 5, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hexcel Corporation, the Foreign Borrowers from time to time parties thereto, the financial institutions from time to time parties thereto as Lenders (the "Lenders"), the Collateral Agent and the Administrative Agent for the Lenders.

     Pursuant to SECTION 7.6(b) of the Credit Agreement, this Notice of Borrowing (Continuation) ("Notice") represents the election of the undersigned Borrower (the "Borrower") to continue as Eurocurrency Rate Loans $_______________ in aggregate principal amount of Revolving Credit Loans consisting of Eurocurrency Rate Loans denominated in the same currency with a current Interest Period ending _______________, ____. The succeeding Interest Period for such Eurocurrency Rate Loans is requested to be a [one][two][three][six] month period.

     The Borrower hereby certifies that (i) the proposed continuation would not violate any provisions of SECTION 7.7 of the Credit Agreement and, as a result thereof, (ii) no Default or Event of Default would occur or has occurred and is continuing under the Credit Agreement.

     Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Notice.

Dated this ___ day of ________, ____.


                                         [Name of Borrower]


                                         By:________________________
                                            Name:
                                            Title:

                                                                      EXHIBIT G


                          FORM OF ASSIGNMENT AND ACCEPTANCE


          ASSIGNMENT AND ACCEPTANCE dated ____________ __, ____, between _______________________ (the "ASSIGNOR") and __________________________ (the
"ASSIGNEE").

                                PRELIMINARY STATEMENTS

          A. Reference is made to the Amended and Restated Credit Agreement dated as of March 5, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among Hexcel Corporation, a Delaware corporation (with its successors and permitted assigns, the "COMPANY"), the Foreign Borrowers (as defined therein) from time to time parties thereto, the institutions from time to time parties thereto as Lenders, whether by execution of the Credit Agreement or an Assignment and Acceptance, Citibank, N.A., in its separate capacity as collateral agent for the Lenders and Credit Suisse First Boston, a Swiss banking association acting through its New York branch ("CSFB"), in its separate capacity as administrative agent for the Lenders (with its successors in such capacity, the "ADMINISTRATIVE AGENT"). Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement.

          B. The Assignor is a Lender under the Credit Agreement and desires to sell and assign to the Assignee, and the Assignee desires to purchase and assume from the Assignor, on the terms and conditions set forth below, a ___ percent (____%) interest in the Aggregate Revolving Credit Commitment (the "ASSIGNED PERCENTAGE"), together with the Assignor's rights and obligations under the Credit Agreement with respect to the Assigned Percentage.

          NOW, THEREFORE, the Assignor and the Assignee hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, the Assigned Percentage, together with the Assignor's rights and obligations under the Credit Agreement with respect to such Assigned Percentage, including, without limitation, the obligation to make Revolving Credit Loans and to participate in Letters of Credit.

          2. The Assignor (i) represents and warrants that as of the date hereof its Revolving Credit Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) is ____% and that such Revolving Credit Commitment Percentage multiplied by the Aggregate Revolving Credit Commitments is equal to $_____________; (ii) represents and warrants that it has legal and beneficial title to the interests being assigned by it hereunder free and clear of any claim adverse to such title; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Credit Documents, or any other instrument or document furnished pursuant thereto or executed and delivered in connection therewith; (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or any of such Borrower's Subsidiaries or the performance or observance by any Borrower or any of such Borrower's Subsidiaries of any of such Persons' respective obligations under the Credit Agreement, any other Credit Document or any instrument or document furnished pursuant thereto; and (v) attaches the Revolving Credit Note (if any) delivered to it under the Credit Agreement.

          3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of such other Credit Documents, information, exhibits, reports, projections and forecasts that the Assignee has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it shall have no recourse against the Assignor with respect to any matters relating to the Credit Agreement, any other Credit Document or this Assignment and Acceptance (except with respect to the representations and warranties made by the Assignor in CLAUSES (i) and (ii) of PARAGRAPH 2 above); (iv) agrees that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents; (v) appoints and authorizes each of the Administrative Agent and the Collateral Agent to take such action as administrative agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and other Credit Documents are required to be performed by it as a Lender; (vii) confirms that it is an Eligible Assignee; and
(viii) specifies as its address for notices the address set forth beneath its name on the signature page hereof, together with the name and address of its U.S. lending office and its European lending office.

          4. The effective date for this Assignment and Acceptance shall be ___________ __, ____ (the "EFFECTIVE DATE"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by the Administrative Agent and for recording in the Register by the Administrative Agent, together with a processing and recordation fee of $3,500 to be paid to the Administrative Agent by the [Assignor][Assignee].

          5. As of the Effective Date, provided that each of the Administrative Agent accepts this Assignment and Acceptance and the Company accepts the Assignee pursuant to the terms of SECTION 14.7(c) of the Credit Agreement, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement with respect to the Assigned Percentage.

          6. From and after the Effective Date, provided that the Administrative Agent accepts this Assignment and Acceptance, the Administrative Agent shall make all payments under the Credit Agreement in respect of the Assigned Percentage (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of _________ __, ____.



                                         [NAME OF ASSIGNOR]


                                         By______________________________
                                           Name:_________________________
                                           Title:________________________

                                         New Revolving Credit Commitment
                                         Percentage           _______%

                                         New Revolving
                                         Credit Commitment   $_______


                                         [NAME OF ASSIGNEE]

                                         By______________________________
                                           Name:_________________________
                                           Title:________________________

                                         Notice Address and
                                         U.S. Lending Office:


                                         European Lending Office:


                                         Revolving Credit Commitment
                                         Percentage           _______%

                                         Revolving Credit
                                         Commitment          $_______

Agreed to and accepted this __
day of __________, ____

CREDIT SUISSE FIRST BOSTON, as Administrative Agent


By____________________________
  Title:


By____________________________
  Title:


HEXCEL CORPORATION


By____________________________
  Title:

                                                                     EXHIBIT H


                            FORM OF COMPLIANCE CERTIFICATE


To: Credit Suisse First Boston, in its capacity as administrative agent (with its successors in such capacities, the "Administrative Agent") for the Lenders (as defined below) under the Amended and Restated Credit Agreement dated as of March 5, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Hexcel Corporation, the Foreign Borrowers from time to time parties thereto, the financial institutions from time to time parties thereto as Lenders (the "Lenders"), the Collateral Agent (as defined therein) and Credit Suisse First Boston, in its capacity as administrative agent for the Lenders.

          Pursuant to SECTION 10.2(b) of the Credit Agreement, the [Chief Financial Officer][Treasurer][Comptroller] of the undersigned, hereby certifies that:

          1. I am the duly elected, qualified and acting [Chief Financial Officer][Treasurer][Controller] of the Borrower.

          2. Unless otherwise defined herein, terms defined in the Credit Agreement shall have the same meanings in this Certificate.

          3. There has been a review of the terms of the Credit Documents and a review in reasonable detail of the transactions and consolidated financial condition of the Borrower and its Subsidiaries during the accounting period(s) covered by the financial statements identified below. Such review [has] [has not] disclosed the existence during or at the end of such accounting period, and as at the date hereof the undersigned [does] [does not] have knowledge, of any condition or event which constitutes a Default or an Event of Default. [If such condition or event exists or existed, specify (i) nature and period of such condition or event and (ii) action being taken and/or proposed to be taken with respect thereto.]

          4. The financial statements, reports and copies of certain instruments and documents attached hereto, namely,

               A.  _______________, dated _______________
               B.  _______________, dated _______________
               C.  _______________, dated _______________
               D.  _______________, dated _______________

     are true, accurate and complete copies of the aforesaid instruments and documents which constitute part of the customary books and records of the Borrower.

          5. The certificate attached as Annex I hereto demonstrates (a) calculations relating to the terms of SECTION 7.5 of the Credit Agreement (including, without limitation, calculations of Net Cash Proceeds and mandatory prepayments), and (b) compliance by the Borrowers with the negative covenants of SECTION 11 of the Credit Agreement.


Dated this ___ day of ________, ____.


                                        HEXCEL CORPORATION


                                        By__________________________
                                           Name:_____________________
                                           Title:____________________

                                                                     EXHIBIT I


                    FORM OF ADDITIONAL BORROWER JOINDER AGREEMENT


          WHEREAS, [_________________] is a Wholly-owned Subsidiary of Hexcel Corporation (the ACompany"); and

          WHEREAS, the Company is a party to that certain Amended and Restated Credit Agreement dated as of March 5, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Company, the Foreign Borrowers from time to time parties thereto, the institutions from time to time parties thereto as lenders (the "Lenders"), the Collateral Agent and Credit Suisse First Boston, in its capacity as administrative agent (in such capacity, the "Administrative Agent") (terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement); and

          WHEREAS, the Lenders and the Administrative Agent have required as a condition, among other conditions set forth in SECTION 7.19 of the Credit Agreement, to [the undersigned] becoming an Additional Borrower under the Credit Agreement that [the undersigned] execute this Additional Borrower Joinder Agreement;

          NOW THEREFORE, [the undersigned] agrees as follows:

          1. [the undersigned] hereby acknowledges receipt of the Credit Agreement and the other Credit Documents.

          2. [the undersigned] hereby agrees to be a Foreign Borrower under and as defined in the Credit Agreement and to be bound by all the terms and conditions of the Credit Agreement and the other Credit Documents applicable to a Foreign Borrower.


               Agreed to this ___ day of _______, ____.

                              [___________________]


                              By: _______________________
                                  Name:
                                  Title:

                                                                      EXHIBIT J


                                       FORM OF
                            LOCAL LENDER JOINDER AGREEMENT


          LOCAL LENDER JOINDER AGREEMENT, dated as of the date set forth on
Schedule I hereto, made by the Local Lender designated on Schedule I hereto (the "LOCAL LENDER") pursuant to the Amended and Restated Credit Agreement, dated as of March 5, 1998 (as amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") among the Company, the Foreign Borrowers from time to time parties thereto, the institutions from time to time parties thereto as lenders (the "LENDERS"), the Collateral Agent and Credit Suisse First Boston, in its capacity as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") (terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings ascribed thereto in the Credit Agreement).

          For good and valid consideration, the sufficiency of which hereby is acknowledged, the undersigned hereby agrees that it shall serve as a "Local Lender" under the Credit Agreement upon the terms and subject to the conditions set forth therein.

          The undersigned hereby:

(a) represents and warrants that it is legally authorized to enter into this Local Lender Joinder Agreement;

(b) confirms that it has received a copy of the Credit Agreement and the other Credit Documents relevant to it; and

(c) agrees that it will (i) be bound by the provisions of the Credit Agreement and each other Credit Document, in each case, applicable to it as a Local Lender and (ii) perform all obligations which are required to be performed by it as a Local Lender pursuant to the Credit Agreement and each other Credit Document.

          From and after the Effective Date set forth on Schedule I hereto, the undersigned shall (a) be a "Local Lender" with respect to the Optional Currency set forth on Schedule I hereto for all purposes under the Credit Documents and
(b) have the rights and obligations of a Local Lender thereunder and under the other Credit Documents and (c) be bound by the provisions of the Credit Documents.

          THIS LOCAL LENDER JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the Local Lender has caused this Local Lender Joinder Agreement to be executed on Schedule I hereto by its duly authorized officer as of the date set forth on Schedule I hereto.

                                     SCHEDULE I
                                         TO
                           LOCAL LENDER JOINDER AGREEMENT
                                    RELATING TO
THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED AS OF MARCH [__], 1998 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME) AMONG THE COMPANY, THE FOREIGN BORROWERS FROM TIME TO TIME PARTIES THERETO, THE INSTITUTIONS FROM TIME TO TIME PARTIES THERETO AS LENDERS, THE COLLATERAL AGENT AND CREDIT SUISSE FIRST BOSTON, IN ITS CAPACITY AS ADMINISTRATIVE AGENT

===============================================================================

DATE OF LOCAL LENDER JOINDER AGREEMENT:

NAME OF DESIGNATED LOCAL LENDER:

JURISDICTION:

OPTIONAL CURRENCY:

FOREIGN BORROWER SUBLIMIT:  US$

NAME OF DESIGNATED ADDITIONAL BORROWER:

EFFECTIVE DATE OF LOCAL LENDER JOINDER AGREEMENT:


                                         [NAME OF LOCAL LENDER]


                                         By:____________________________
                                              Title:

ACKNOWLEDGED AND AGREED:

CREDIT SUISSE FIRST BOSTON, as Administrative Agent


By:___________________________
    Title: